As filed with the Securities and Exchange Commission on January 31, 2006

Registration No. 333-30683

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM SB-2

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ADSERO CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	3570	65-0602729
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2101 Nobel Street

Sainte Julie, Quebec J3E 1Z8

Canada

(450) 922-5689

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

Yvon Leveille, President

Adsero Corp.

2101 Nobel Street

Sainte Julie, Quebec J3E 1Z8

Canada

(450) 922-5689

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copy to:

Scott Rapfogel

Gottbetter & Partners, LLP

488 Madison Avenue, 12th Floor

New York, New York 10022

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $.001 per share	24,038,705 shares	(3)	$1.45	$34,856,122	$3,730

Common Stock, par value $.001 per share	14,635,308 shares	(4)	$1.45	$21,221,196	$2,271

Common Stock, par value $.001 per share	754,500 shares	(5)	$1.45	$1,094,025	$117

Common Stock, par value $.001 per share	6,500,000 shares	(6)	$1.45	$9,425,000	$1,008

Common Stock, par value $.001 per share	1,800,000 shares	(7)	$1.45	$2,610,000	$279

Common Stock, par value $.001 per share	4,800,000 shares	(8)	$1.45	$6,960,000	$3,745

Common Stock, par value $.001 per share	1,114,470 shares	(9)	$1.45	$1,615,982	$173

Common Stock, par value $.001 per share	1,200,000 shares	(10)	$1.45	$1,740,000	$186

TOTAL	54,842,983 shares		$1.45	$79,522,325	$8,509

(1)

Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also registered hereunder such indeterminate number of additional shares as may be issued to the Selling Stockholders to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the terms of our stock options, common stock purchase warrants, convertible note, equity commitment agreement, or the Series I Exchangeable Shares of 3091503 Nova Scotia Company.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 based on the closing price of our common stock on December 19, 2005.

(3)	Represents 24,038,705 shares of outstanding common stock.

(4)	Represents up to 14,635,308 shares of common stock issuable upon exercise of certain outstanding common stock purchase warrants.

(5)	Represents up to 754,500 shares of common stock issuable upon exercise of certain outstanding stock options.

(6)	Represents up to 6,500,000 shares of common stock issuable upon exchange of Series I Exchangeable Shares of our indirect subsidiary, 3091503 Nova Scotia Company.

(7)	Represents up to 1,800,000 shares of common stock issuable upon conversion of an outstanding loan.

(8)

Represents up to 4,800,000 shares of common stock issuable upon exercise of subscription receipts including 2,400,000 shares underlying common stock purchase warrants issuable upon exercise of the subscription receipts.

(9)

Represents up to 1,114,470 shares of common stock issuable upon exercise of Agent’s Warrants including 557,235 shares underlying common stock purchase warrants issuable upon exercise of the Agent’s Warrants.

(10)	Represents up to 1,200,000 shares of common stock issuable upon conversion of certain outstanding promissory notes.

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

i

Subject to Completion, dated January 31, 2006

Prospectus

Adsero Corp.

54,842,983 Shares of Common Stock

This prospectus relates to the resale, from time to time, of up to 54,842,983 shares of our common stock by the stockholders referred to throughout this prospectus as “Selling Stockholders.” Shares covered by this prospectus include 24,038,705 shares that are currently outstanding and 30,804,278 shares that are issuable upon the exercise of certain outstanding options, warrants, subscription receipts, and Agent’s Warrants, including shares that are issuable upon the exercise of warrants issuable upon the exercise of subscription receipts and Agent’s Warrants, the exchange of Series I Exchangeable Shares of our indirect subsidiary 3091503 Nova Scotia Company, conversion of outstanding promissory notes and the conversion of an outstanding loan. All of these shares are being registered for resale only. We will not receive any of the proceeds from the sale of the shares by the Selling Stockholders. These shares will be offered for sale by the Selling Stockholders, from time to time, at prevailing market prices or in negotiated transactions. We are paying the expenses incurred in registering the shares, however any costs incurred in connection with sales of such stock by the Selling Stockholders will be paid by the Selling Stockholders.

The Selling Stockholders may be deemed underwriters within the meaning of the Securities Act of 1933, as amended, in connection with such sales.

Our common stock is traded on the over-the-counter bulletin board operated by the National Association of Securities Dealers, Inc. (OTCBB) under the symbol ADSO. The last reported sales price for our common stock on January 26, 2006 was $1.20 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE RISK FACTORS BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the Selling Stockholders are not soliciting an offer to buy these securities in any state where the offer or sale of these securities is not permitted.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of any sale of securities.

PROSPECTUS SUMMARY

This summary is not complete and does not contain all of the information that should be considered before investing in our common stock. Investors should read the entire prospectus carefully, including the more detailed information regarding our business, the risks of purchasing our common stock discussed under Risk Factors, and our financial statements and the accompanying notes. Unless otherwise indicated in this prospectus, “dollars” or “$” refers to the United States dollar.

In this prospectus, “Adsero”, “the Company”, “we”, “us”, and “our” refer to Adsero Corp. and its subsidiaries taken as in whole, unless the context requires otherwise.

Business

We were incorporated in Delaware on March 6, 1999 under the name Reink Corp. (“Reink”). Effective March 22, 2004 we changed our name to Adsero Corp. We are the parent of wholly owned subsidiaries Teckn-O-Laser Global Company, Teckn-O-Laser Inc. and Teckn-O-Laser USA Ltd. (collectively the “Teckn-O-Laser Group”) which acquisitions we completed effective January 2, 2005.

As a result of our acquisition of the Teckn-O-Laser Group, we are a leading North American remanufacturer of laser toner and ink jet cartridges for printers, fax machines and photocopiers. We service more than 200 customers that are geographically located in Canada and the United States. We operate facilities in Canada that are located in Montreal, Toronto, and Quebec City and in the United States in Memphis, Tennessee. We market and sell our products through a variety of channels including, but not limited to, distributors and retail office supply stores. Through our completed and proposed acquisitions and our current and intended marketing and promotion strategies, we intend to improve our present position within the recharger segment of the imaging consumables market. However, we cannot provide any assurance that we will be successful in our efforts to execute our business strategy, or that the execution of such business strategy will actually yield positive operating results and cash flow.

In November 2005 we completed the acquisition of approximately 10% of the outstanding shares of Turbon AG, a prominent, German public corporation operating in the same line of business as us. We intend to pursue the acquisition of the remaining outstanding shares of Turbon AG. The completion and closing of such an acquisition is not certain and is subject to certain conditions, including but not limited to, our raising of the necessary funds to close the transaction, the approval of Turbon AG’s shareholders, and satisfaction of regulatory requirements. No assurance can be given that we will successfully complete the proposed acquisition as we do not presently have any agreements in place with Turbon AG, Turbon AG’s shareholders or any lenders. (See “DESCRIPTION OF BUSINESS – Turbon AG Acquisition”)

From 1999 through July 2003, at which time our then operating subsidiary, Reink USA, Ltd. was forced into Chapter 7 Liquidation under the U.S. Federal Bankruptcy Code, we were a manufacturer and marketer of environmentally conscious quality aftermarket ink products for the imaging consumables market. Our products included ink jet and remanufactured laser toner cartridges, inkjet refill kits, remanufactured inkjet cartridges, thermal printer film, bulk ink, and a wide range of specialty inks for industrial printer applications. From July 2003 until January 2005 we did not conduct any material operations. Our activities during that period of time principally consisted of engaging in discussions, from time to time, with operating businesses within the imaging consumables industry with respect to possible mergers, acquisition, or other types of business combinations.

Our headquarters are located at 2101 Nobel Street, Sainte Julie, Quebec J3E 1Z8 and our telephone number at this address is (450) 922-5689.

The Offering

Common Stock Offered by the Company	None.

Common Stock Offered by the Selling Stockholders

54,842,983 shares, including 24,038,705 presently outstanding shares; up to 754,500 shares issuable upon exercise of certain outstanding stock options up to 14,635,308 shares issuable upon exercise of certain outstanding common stock purchase warrants; up to 1,200,000 shares issuable upon the conversion of outstanding promissory notes, up to 6,500,000 shares issuable upon the exchange of Series I Exchangeable Shares of our subsidiary, 3091503 Nova Scotia Company; up to 1,800,000 shares issuable upon conversion of an outstanding loan; up to 4,800,000 shares issuable upon exercise of certain subscription receipts including 2,400,000 shares issuable upon exercise of common stock purchase warrants issuable upon exercise of the subscription receipts; and up to 1,114,470 shares issuable upon exercise of certain Agent’s Warrants including 557,235 shares issuable upon exercise of common stock purchase warrants issuable upon exercise of the Agent’s Warrants.

Use of Proceeds	We will not receive any of the proceeds from sales of our common stock by the Selling Stockholders.

OTC Symbol	ADSO.OB

Offering Price	To be determined by the prevailing market price for our common stock at the time of the sale or in negotiated transactions.

Risk Factors	You should read the “Risk Factors” section beginning on page 8 to ensure that you understand the risks associated with an investment in our common stock.

Terms of the Sale	To be determined at the time of the sale.

Common Stock Outstanding Prior to this Offering	31,651,930 shares.

Outstanding After this Offering	62,456,208 shares (1), including up to 54,842,983 shares of common stock covered by this prospectus.

Common Stock Reserved in Connection with this Offering

30,804,278 shares, including 754,500 shares issuable upon exercise of outstanding options, 14,635,308 shares issuable upon exercise of outstanding warrants 1,200,000 shares issuable upon conversion of outstanding promissory notes, 1,800,000 shares issuable upon the conversion of an outstanding loan, 6,500,000 shares issuable upon the exchange of Series I Exchangeable Shares of our subsidiary, 3091503 Nova Scotia Company, 4,800,000 shares issuable upon exercise of subscription receipts including 2,400,000 shares issuable upon exercise of warrants issuable upon exercise of the subscription receipts, and 1,114,470 shares issuable upon exercise of Agent’s Warrants including 557,235 shares issuable upon exercise of warrants issuable upon exercise of the Agent’s Warrants.

(1)          Assumes the exercise of 754,500 outstanding options and 14,635,308 outstanding warrants; the conversion of outstanding promissory notes into 1,200,000 shares of common stock; the conversion of an outstanding loan into 1,800,000 shares of common stock; the exchange of Series I Exchangeable Shares of 3091503 Nova Scotia Company for 6,500,000 shares of common stock; the issuance of 4,800,000 shares of common stock upon exercise of subscription receipts including 2,400,000 shares issuable upon exercise of warrants issuable upon exercise of the subscription receipts; and the issuance of 1,114,470 shares of common stock upon exercise of Agent’s Warrants including 557,235 shares issuable upon exercise of warrants issuable upon exercise of the Agent’s Warrants.

Summary Financial Data

The summary financial data set forth below with respect to our consolidated statements of operations and cash flows for the fiscal years ended December 31, 2004 and 2003, and the nine month periods ended September 30, 2005 and 2004, are derived from, and should be read in conjunction with, our audited and unaudited consolidated financial statements and the notes thereto included elsewhere in this prospectus. We had no material business operations from July 2003 until our January 2005 acquisition of Teckn-O-Laser Global Company and related companies. We had no revenues during 2003 and 2004 due to the July 2003 Chapter 7 liquidation of our subsidiary, Reink USA, Ltd. and its subsequent treatment as a discontinued operation. Accordingly, please keep in mind that our actual financial results will likely differ considerably from those presented below with respect to the periods prior to the Teckn-O-Laser Global Company acquisition. See “Financial Statements”.

	Years Ended		Nine Months Ended
	December 31, 2004	December 31, 2003	Sept 30, 2005	Sept 30, 2004

			(unaudited)
Consolidated Statements of Operations Data:
Revenues	$0	$0	$20,249,635	$0
Gross Profit	0	0	5,183,948	0
Operating Expenses	1,706,840	908,940	4,823,701	1,249,059
Net income (loss)	(1,761,710)	(1,626,901)	(498,622)	(1,290,515)
Net income (loss) per common share	(0.19)	(1.50)	(0.03)	(0.15)
Weighted average number of common shares outstanding	9,487,361	1,082,643	16,658,197	8,774,865

Consolidated Balance Sheet Data:

	December 31, 2004	Sept 30, 2005

		(unaudited)
Total assets	$361,700	$20,557,201
Current liabilities	2,918,276	14,005,826
Total liabilities	2,918,276	16,075,335
Total stockholders’ equity (deficiency)	(2,556,576)	4,481,866

Sales By The Selling Stockholders

This prospectus relates to the resale of up to 54,842,983 shares (the “Shares”) of our common stock by current stockholders, warrantholders, optionholders, subscription receipt holders, Agent’s Warrant holders, noteholders, a debtholder, and holders of Series I Exchangeable Shares of our subsidiary, 3091503 Nova Scotia Company. The Shares include:

•	984,500 outstanding shares issued to 3 persons in January 2004 pursuant to the conversion of debt;

•	27,500 outstanding shares issued to 1 person in 1999, 2000 and 2001 pursuant to services rendered;

•	2,350,500 outstanding shares issued to 4 persons in April 2004 pursuant to the conversion of debt;

•	410,000 outstanding shares issued to 3 persons pursuant to our May/June 2004 offering;

•	1,295,000 outstanding shares issued to 18 persons pursuant to our July through October 2004 offering;

•	2,330,000 outstanding shares issued to 10 persons pursuant to our January 2005 offering;

•	64,750 outstanding shares issued to the Placement Agent in our July through October 2004 offering;

•	68,000 outstanding shares issued to the Placement Agent in our January 2005 offering;

•	100,000 outstanding shares issued to the Placement Agent as a Work Fee with respect to the July through October 2004 offering;

•	350,000 outstanding shares issued to 2 persons in December 2004 pursuant to Consulting Agreements;

•	200,000 outstanding shares issued in January 2005 in connection with a Loan Agreement;

•

6,449,455 outstanding shares issued to 2 persons in December 2005 pursuant to a note conversion and the assignment of rights to shares related to the restructuring of certain financial obligations of ours and the payment of acquisition fees;

•	698,500 outstanding shares issued to 3 persons as a financing fee related to the Teckn-O-Laser Global Company acquisition;

•	50,000 outstanding shares issued to the Placement Agent for the July through October 2004 offering pursuant to a Settlement Agreement;

•	500,000 outstanding shares issued to 2 persons in connection with financial consulting services rendered in 2004;

•	200,000 outstanding shares issued to 1 person pursuant to a January 2005 unit purchase;

•	7,960,500 outstanding shares issued to 13 persons pursuant to the automatic exercise of subscription receipts on December 31, 2005;

•	300,000 shares underlying outstanding stock options issued in April 2004;

•	244,500 shares underlying outstanding stock options issued in January 2005;

•	100,000 shares underlying outstanding stock options issued in February 2005;

•	110,000 shares underlying outstanding stock options issued in March 2005;

•	410,000 shares underlying outstanding warrants issued pursuant to our May/June 2004 offering;

•	1,295,000 shares underlying outstanding warrants issued pursuant to our July through October 2004 offering;

•	64,750 shares underlying outstanding warrants issued to the Placement Agent for the July through October 2004 offering;

•	2,330,000 shares underlying outstanding warrants issued pursuant to our January 2005 offering;

•	200,000 shares underlying outstanding warrants issued in January 2005;

•	68,000 shares underlying outstanding warrants issued to the Placement Agent in our January 2005 offering;

•	150,000 shares underlying outstanding warrants issued to the Placement Agent for the July through October 2004 offering pursuant to a Settlement Agreement;

•	100,000 shares underlying outstanding warrants issued in June 2005;

•	7,960,500 shares underlying outstanding warrants issued pursuant to the automatic exercise of subscription receipts on December 31, 2005;

•

4,800,000 shares underlying subscription receipts issued on November 4, 2005 that are automatically exercisable on January 31, 2006, including 2,400,000 shares underlying warrants issuable upon the exercise of the subscription receipts;

•

358,470 shares underlying Agent’s Warrants issued upon the automatic exercise on December 31, 2005 of Broker Warrants issued on July 21, 2005, including 179,235 shares underlying warrants issuable upon exercise of the Agent’s Warrants;

•

560,000 shares underlying Agent’s Warrants issued upon the automatic exercise on December 31, 2005 of Broker Warrants issued on November 9, 2005, including 280,000 shares underlying warrants issuable upon exercise of the Agent’s Warrants;

•

196,000 shares underlying Agent’s Warrants issued upon the automatic exercise on December 31, 2005 of Broker Warrants issued on November 29, 2005, including 98,000 shares underlying warrants issuable upon exercise of the Agent’s Warrants;

•	up to 6,500,000 shares issuable upon exchange of up to 6,500,000 Series I Exchangeable Shares of 3091503 Nova Scotia Company;

•	up to 1,800,000 shares issuable upon conversion of an outstanding January 31, 2005 CDN$2,000,000 loan;

•	2,057,058 shares underlying outstanding warrants issued in September 2005 upon the conversion of a promissory note; and

•	up to 1,200,000 shares issuable upon conversion of outstanding promissory notes in the aggregate amount of $600,000 issued in November 2005.

RISK FACTORS

ANY INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED BELOW, AND ALL OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE YOU DECIDE WHETHER TO PURCHASE OUR COMMON STOCK. ADDITIONAL RISKS AND UNCERTAINTIES NOT CURRENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO BECOME IMPORTANT FACTORS THAT MAY HARM OUR BUSINESS. THE OCCURRENCE OF ANY OF THE FOLLOWING RISKS COULD HARM OUR BUSINESS. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS AND UNCERTAINTIES, AND YOU MAY LOSE PART OR ALL OF YOUR INVESTMENT.

THIS SECTION IS ORGANIZED AS FOLLOWS:

•	RISKS RELATED TO OUR BUSINESS;

•	RISKS RELATED TO OUR FINANCIAL CONDITION;

•	RISKS RELATING TO OUR INDUSTRY; AND

•	RISKS RELATED TO THIS OFFERING

Risks Related To Our Business

We Have A Limited Operating History For You To Use To Evaluate Our Business Following Our Acquisition Of Teckn-O-Laser Global Company. This Makes It More Difficult To Predict Our Future Results.

We were inactive at the time of our January 2005 acquisition of Teckn-O-Laser Global Company, a Canadian remanufacturer of printer cartridges. Although Teckn-O-Laser Global Company is an established company with more than 10 years of operations, and more than $28,000,000 in revenues during 2004, it has a limited history as an operating subsidiary of our Company. Although we expect Teckn-O-Laser Global Company’s operating results prior to the acquisition to be indicative of the results it will achieve as our subsidiary, no assurance can be given that this will prove to be the case. See “Financial Statements”.

Many Original Equipment Printer Manufacturers Limit Printer Cartridge Remanufacturing Using Technological And Logistical Barriers. This Makes It More Difficult For Us To Compete With Original Equipment Printer Manufacturers.

Some original equipment printer manufacturers add technical barriers and new technologies to printers and printer cartridges that serve to restrict the ability to remanufacture printer cartridges. Methods utilized include restricting the availability of used cartridges and inserting sophisticated computer chips into printers and printer cartridges for the purpose of restricting the use and development of remanufactured printer cartridges and limiting, preventing or restricting the use of remanufactured cartridges in their printers. These practices significantly deter the entry of remanufacturers into the print cartridge market, significantly increase the amount of capital that remanufacturers must devote to research and development, reduce competition and lessen consumer choice. Although there has been some recent progress in making such barriers to reuse illegal or harder to sustain, until such time that these barriers are significantly lessened or eliminated, printer cartridge remanufacturers will be impacted with respect to their ability to develop remanufactured cartridges.

Our Success Is Dependent On Our Ability To Successfully Develop Products That Are Compatible With Products Manufactured And Developed By Original Equipment Manufacturers And That Do Not Infringe On The Intellectual Property Rights Of These Original Equipment Manufacturers. Our Failure To Do So Will Harm Our Financial Condition And Operating Results.

Our success depends in part on our ability to develop manufacturing processes, maintain trade secret protection and operate without infringing the proprietary rights of others. Future claims of intellectual property infringement could prevent us from obtaining products incorporating the technologies of others and could otherwise adversely affect our operating results, cash flows, financial position or business, as could expenses incurred defending against claims that our products infringe the intellectual property rights of others.

Success in the aftermarket imaging consumables industry depends, in part, on developing consumable products that are compatible with the printers made by the original equipment manufacturers, are of high quality, and that have a selling price less than that of like consumable supplies offered by the original equipment manufacturers. For example, if the original equipment manufacturers introduce chemical toners with better imaging characteristics and higher yields, microprocessor chips that communicate between the toner cartridge and the device, or introduce products using patented or other proprietary technologies, then the aftermarket industry has to respond with ongoing development programs to offer compatible products that emulate the original equipment manufacturers’ without infringing upon the original equipment manufacturers’ intellectual property.

Technical innovations are inherently complex and require long development cycles and appropriate professional staffing. Our future business success depends on our ability to develop and introduce new products that successfully address the changing technologies of the original equipment manufacturers, meet the customer’s needs and win market acceptance in a timely and cost-effective manner. If we do not develop and introduce products compatible with the original equipment manufacturer’s technologies in a timely manner in response to changing market conditions or customer requirements, our business could be seriously harmed.

The challenges we face in implementing our business model include establishing, maintaining, and increasing market acceptance of our existing remanufactured printer cartridge products and also successfully developing or acquiring new remanufactured printer cartridge products for resale that achieve market acceptance. We must successfully commercialize the products that we are currently developing. While Teckn-O-Laser Global Company has in the past developed products that it has been successful in selling, there can be no assurance that parts, materials or products for new remanufactured printer cartridge products will be available or will achieve market acceptance. If we fail to successfully commercialize products we develop or acquire for resale from third parties, or if these products fail to achieve market acceptance, our financial condition and results of operation would be seriously harmed.

Our Results Of Operation Could Be Materially Harmed If We Are Unable To Recoup Our Investment In Research And Development.

The rapid change in technology in our industry requires that we continue to make investments in research and development in order to not only develop technologies that function like the original equipment manufacturers’ and do not infringe on the original equipment manufacturers’ intellectual property rights, but we must also enhance the performance and functionality of our products and keep pace with competitive products and satisfy customer demands for improved performance, features, functionality and costs. There can be no assurance that revenues from future products or product enhancements will be sufficient to recover the development costs associated with such products or enhancements or that we will be able to secure the financial resources necessary to fund future development. Research and development costs typically are incurred before we confirm the technical feasibility and commercial viability of a product, and not all development activities result in commercially viable products.

In addition, we cannot ensure that these products or enhancements will receive market acceptance or that we will be able to sell these products at prices that are favorable to us. Our business could be seriously harmed if we are unable to sell our products at favorable prices or if the market in which we operate does not accept our products.

Our Intellectual Property Protection Is Limited, Making It More Difficult For Us To Protect Our Proprietary Rights In Our Property.

We do not rely on patents to protect our proprietary rights. We do rely on a combination of laws such as trade secrets and contractual restrictions such as confidentiality agreements to protect proprietary rights. Despite any precautions we have taken:

•	laws and contractual restrictions might not be sufficient to prevent misappropriation of our technology or deter others from developing similar technologies; and

•	policing unauthorized use of our products is difficult, expensive and time-consuming and we might not be able to determine the extent of this unauthorized use.

Therefore, there can be no assurance that we can meaningfully protect our rights in such unpatented proprietary technology or that others will not independently develop substantially equivalent proprietary products or processes or otherwise gain access to the proprietary technology. Reverse engineering, unauthorized copying or other misappropriation of our proprietary technology could enable third parties to benefit from our technology without paying us, which could significantly harm our business.

We Have A Principal Manufacturing Facility. We May Lose Revenue And Be Unable To Maintain Our Client Relationships If We Lose Our Production Capacity At Such Facility.

We manufacture most of the products we sell at our facility in Sainte Julie, Quebec. If this production facility becomes incapable of manufacturing products for any reason, we may be unable to meet production requirements, we may lose revenue and we may not be able to maintain our relationships with our customers. Without this production facility, we would have no other material means of manufacturing products until we were able to restore the manufacturing capability at our facility, significantly expand the manufacturing capacity at our Memphis, Tennessee facility, or develop an alternative manufacturing facility. Certain products are currently manufactured under a supply agreement with Turbon AG, but there can be no assurance that Turbon AG would be able to meet our production needs if production were disrupted at the Sainte Julie facility.

Our Acquisition Strategy May Prove Unsuccessful. This Would Have A Detrimental Effect On Our Financial Results.

In January 2005 we completed the acquisition of Teckn-O-Laser Global Company. In November 2005 we completed the acquisition of 10% of the outstanding shares of Turbon AG. We intend to pursue the acquisition of the remainder of the outstanding shares of Turbon AG but no assurance can be given that we will be successful in this endeavor as we do not presently have any agreements with respect to such an acquisition with Turbon AG, Turbon AG’s shareholders or any lenders. We intend to continue to pursue other acquisitions of businesses or technologies that our management believes complement or expand our existing business. Acquisitions of this type involve a number of risks, including the possibility that the operations of any businesses that are acquired will be unprofitable or that management attention will be diverted from the day-to-day operation of our existing business. An unsuccessful acquisition could reduce profit margins or otherwise harm our financial condition. In addition, any acquisition could result in a dilutive issuance of equity securities, the incurrence of debt or the loss of key employees. Certain benefits of any acquisition may depend on the taking of one-time or recurring accounting charges that may be material. We cannot predict whether any acquisition undertaken by us will be successfully completed or, if one or more acquisitions are completed, whether the acquired assets will generate sufficient revenue to offset the associated costs or other adverse effects. There can be no assurance that any merger or acquisition could be successfully completed. In addition, we could incur expenses in exploring a merger or acquisition transactions that are not completed.

Compliance With Government Regulations May Cause Us To Incur Unforeseen Expenses.

Our manufacturing operations are subject to domestic and international laws and regulations, particularly relating to environmental matters that impose limitations on the discharge of pollutants into the air, water and soil and establish standards for treatment, storage and disposal of solid and hazardous wastes. Compliance with these laws and regulations has not in the past had a material adverse effect on our capital expenditures, earnings or competitive position. There can be no assurance, however, that future changes in environmental laws or regulations, or in the criteria required to obtain or maintain necessary permits, will not have a material adverse affect on our operations.

If We Fail To Maintain Effective Internal Controls Over Financial Reporting, The Price Of Our Common Stock May Be Adversely Affected.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish such controls, or any failure with respect to the operating effectiveness of such controls once established, would require us to publicly disclose such conditions. The disclosure of such could have a material adverse effect on our business, financial condition or results of operations. In addition, management (in its periodic assessments of internal controls over financial reporting) may identify weaknesses and conditions that require remedial action, which could be a cause for concern on the part of our current and prospective investors. Any actual or perceived weaknesses and conditions that need to be addressed, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our independent registered public accounting firm’s attestation or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Risks Related To Our Financial Condition

We Need Additional Financing Which May Not Be Available And, If Available, Might Only Be Available On Unfavorable Terms.

We have principally funded our operations to date through sales of our debt and equity securities and loans from affiliated persons. We expect to raise capital in the future through sales of our debt or equity securities and loans until such time, if ever, that we are able to finance our operations with operating cash flow. However, we cannot provide any assurance with respect to our ability to raise capital in the future or that if we are able to raise capital that we will be able to obtain such funds on terms that are beneficial to our Company. Our inability to obtain additional capital would have a material adverse effect on our ability top sustain the business and pursue our strategy of acquiring businesses. We have periodically entered into financing and finder’s fee agreements with third parties regarding assistance with proposed capital raising transactions including sale of our securities. Were any of these or similar agreements to result in our obtaining financing we would be obligated to pay customary sales commissions or finder’s fees.

We Have A History Of Losses And An Accumulated Deficit And Expect To Continue To Incur Losses Until We Establish Profitable Business Operations. This Could Drive The Price Of Our Stock Down.

We incurred a net loss of $1,761,710 for the year ended December 31, 2004. As at December 31, 2004, we had an accumulated deficit in the aggregate amount of $10,227,262. As at September 30, 2005, we had an accumulated deficit in the aggregate amount of $12,487,594. In January 2005 we completed the acquisition of Teckn-O-Laser Global Company and related entities which had revenues of approximately $28,000,000 and a net loss of approximately $885,000 during the twelve months ended May 31, 2004. If we fail to achieve profitability and continue to incur losses, the price of our common stock can be expected to fall.

Our Independent Registered Public Accounting Firm Has Expressed Doubt About Our Ability To Continue As A Going Concern. This Could Make It More Difficult For Us To Raise Funds And Adversely Affect Our Relationships With Customers, Lenders, Investors And Suppliers.

The report of our independent registered public accounting firm, Marcum & Kliegman LLP on our financial statements for the year ended December 31, 2004, which report is dated April 5, 2005 contains an explanatory paragraph that expresses doubt as to our ability to continue as a going concern. Although we believe that as a result of our acquisition of Teckn-O-Laser we can overcome such doubt in the future, we cannot provide any assurance that we will in fact operate our business profitably or obtain sufficient financing to sustain our business in the event we are not successful in our efforts to generate sufficient revenue and operating cash flow. Accordingly, there can be no assurance that the Report of our Independent Registered Public Accounting Firm on our future financial statements for any future period will not include a similar explanatory paragraph if we are unable successfully implement our business plan. The expression of such doubt by our independent registered public accounting firm or our inability to overcome the factors leading to such doubt could have a material adverse effect on our relationships with prospective customers, lenders, investors and suppliers, and therefore could have a material adverse effect on our business.

Risks Related To Our Industry

The Imaging Consumables Industry Is Highly Competitive. We Are Relatively Small In Size And Have Fewer Resources In Comparison With Many Of Our Competitors. Our Failure To Successfully Compete Will Have A Negative Impact On Our Revenues.

There is significant competition in the consumable imaging products industry in which we operate. In addition, the market for these products is subject to rapid change and the original equipment manufacturer technologies are becoming increasingly difficult barriers to market entry. Many competitors, both original equipment manufacturers and other after market firms, have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. These competitors may be able to devote substantially more resources to developing their business than we can. Our ability to compete depends upon a number of factors, including the success and timing of product introductions, marketing and distribution capabilities and the quality of our customer support. Some of these factors are beyond our control. In addition, competitive pressure to develop new products and technologies could cause our operating expenses to increase substantially.

Our industry includes large original equipment manufacturers of printing and photocopying equipment and the related imaging supplies, as well as other manufacturers and resellers of aftermarket imaging supplies, with substantial resources to support customers worldwide. All of the original equipment manufacturers and many of our other competitors are diversified companies with greater financial resources and more extensive research, engineering, manufacturing, marketing and customer service and support capabilities than we can provide. We face competition from companies whose strategy is to provide a broad array of products, some of which compete with the products that we offer. These competitors may bundle their products in a manner that may discourage customers from purchasing our products. In addition, we face competition from smaller emerging imaging supply companies whose strategy is to provide a portion of the products that we offer. Loss of competitive position could impair our prices, customer orders, revenues, gross margins, and market share, any of which would negatively affect our operating results and financial condition. Our failure to compete successfully with these other companies would seriously harm our business. There is risk that larger, better-financed competitors will develop and market more advanced products than those that we currently offer or may be able to offer, or that competitors with greater financial resources may decrease prices thereby putting us under financial pressure. The occurrence of any of these events could have a negative impact on our revenues.

Our Financial Performance Depends In Part On Our Ability To Successfully Manage Inventory Levels, Which Is Affected By Factors Beyond Our Control. Our Inability To Manage Inventory Issues Can Be Expected To Adversely Affect Our Operating Results.

Our financial performance depends in part on our ability to manage inventory levels to support the needs of new and existing customers. Our ability to maintain appropriate inventory levels often depends on factors beyond our control, including the availability of used printer cartridges, unforeseen increases or decreases in demand for our products and production and supply difficulties. Demand for our products can be affected by product introductions or price changes by competitors or by us, the life cycle of our products, or delays in the development or manufacturing of our products. Our operating results and ability to increase the market share of our products may be adversely affected if we are unable to address inventory issues on a timely basis.

Risks Related To This Offering

Sales Of Shares Eligible For Future Sale Could Depress The Market Price For Our Common Stock.

We presently have issued and outstanding 31,651,930 shares of our common stock, options to purchase 777,000 shares of our common stock at an average exercise price of $1.36 per share, and warrants to purchase 14,635,308 shares of our common stock at an average exercise price of $1.37 per share. In addition, we have registered for resale, 6,500,000 shares of our common stock underlying Series I Exchangeable Shares of our subsidiary, 3091503 Nova Scotia Company; 1,200,000 shares issuable upon conversion of certain outstanding promissory notes, 1,800,000 shares issuable upon conversion of our convertible loan with Barrington Bank International Ltd; 4,800,000 shares issuable upon exercise of subscription receipts including 2,400,000 shares issuable upon exercise of warrants issuable upon exercise of the subscription receipts and 1,114,470 shares issuable upon exercise of Agent’s Warrants including 557,235 shares issuable upon exercise of warrants issuable upon exercise of the Agent’s Warrants. Subject to affiliate resale restrictions, all of our issued and outstanding shares of common stock are eligible to be sold at any time. Market sales of large amounts of our common stock, or the potential for those sales even if they do not actually occur, may have the effect of depressing the market price of our common stock. In addition, if our future financing needs require us to issue additional shares of common stock or securities convertible into common stock, the supply of common stock available for resale could be increased which could stimulate trading activity and cause the market price of our common stock to drop, even if our business is doing well.

There Is A Limited Public Market For Our Common Stock. Unless Such Market Is Expanded You May Have Difficulty Selling Shares Of Our Common Stock.

To date there has been only a limited and sporadic public market for our common stock. There can be no assurance that an active and more reliable public market will develop in the future or, if developed, that such market will be sustained. Purchasers of shares of our common stock may, therefore, have difficulty in reselling such shares. As a result, investors may find it impossible to liquidate their investment in us should they desire to do so. Our common stock is currently traded in the over-the-counter market and quoted on the OTC Bulletin Board. As at the date hereof, we are not eligible for inclusion in NASDAQ, or for listing on the American Stock Exchange (“AMEX”) or any other national stock exchange. At the present time, we are unable to state when, if ever, we will meet the Nasdaq or AMEX application or listing standards. Unless we are able to increase our net worth and market valuation, we will never be able to meet the eligibility requirements of NASDAQ or AMEX. Moreover, even if we meet the minimum requirements to apply for inclusion or listing in the Nasdaq SmallCap Market or AMEX, there can be no assurance that approval will be received or, if received, that we will meet the requirements for continued listing on the Nasdaq SmallCap Market or AMEX. If we are unable to obtain or to maintain a listing on the Nasdaq SmallCap Market or AMEX, quotations, if any, for “bid” and “asked” prices of our common stock would be available only on the OTC Bulletin Board where our common stock is currently quoted or in the “pink sheets”. This can result in an investor’s finding it more difficult to dispose of or to obtain accurate quotations of prices for our common stock than would be the case if our common stock were quoted on the Nasdaq Small Cap Market or AMEX. Irrespective of whether or not our common stock is included in the Nasdaq SmallCap system or AMEX, there can be no assurance that the public market for our common stock will become more active or liquid in the future.

Market transactions in our common stock are subject to the “Penny Stock Rules” of the Securities and Exchange Act of 1934, which are discussed in more detail, below. These rules could make it difficult to trade our common stock because compliance with them can delay or preclude certain trading transactions. This could have an adverse effect on the ability of an investor to sell any shares of our common stock.

The Penny Stock Rules Apply To Our Common Stock. This May Make It More Difficult For Holders Of Our Common Stock To Resell Their Shares.

As discussed above, at the present time, our common stock is not listed on The Nasdaq SmallCap Stock Market, AMEX or on any other stock exchange. Although dealer prices for our common stock are listed on the OTC Bulletin Board, trading has been sporadic and limited since such quotations first appeared on May 11, 2000.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires special disclosure relating to the market for penny stocks in connection with trades in any stock defined as a “penny stock”. Commission regulations generally define a penny stock to be an equity security that has a market price of less that $5.00 per share and is not listed on Nasdaq or a major stock exchange. These regulations subject all broker-dealer transactions involving such securities to the special “Penny Stock Rules” set forth in Rule 15g-9 of the Securities Exchange Act of 1934 (the “34 Act”). It may be necessary for the Selling Shareholder to utilize the services of broker-dealers who are members of the NASD. The current market price of our common stock is substantially less that $5 per share and such stock can, for at least for the foreseeable future, be expected to continue to trade in the over-the-counter market at a per share market price of substantially less than $5. Accordingly, any broker-dealer sales of our shares will be subject to the Penny Stock Rules. These Rules affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers of our common stock to sell their shares in the secondary market.

The Penny Stock Rules also impose special sales practice requirements on broker-dealers who sell securities to persons other than their established customers or “Accredited Investors.” Among other things, the Penny Stock Rules require that a broker-dealer make a special suitability determination respecting the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. In addition, the Penny Stock Rules require that a broker-dealer deliver, prior to any transaction, a disclosure schedule prepared in accordance with the requirements of the Commission relating to the penny stock market. Finally, monthly statements have to be sent to any holder of such penny stocks disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Accordingly, for so long as the Penny Stock Rules are applicable to our common stock, it may be difficult to trade such stock because compliance with such Rules can delay or preclude certain trading transactions. This could have an adverse effect on the liquidity and price of our common stock.

Our Common Stock Has Experienced, And Is Expected To Experience, Significant Price And Volume Volatility, Which Substantially Increases The Risk Of Loss To Persons Owning Our Common Stock.

Due to the limited trading market for our common stock, and because of the possible price volatility, investors may not be able to sell their Company shares when they desire to do so. Through the twelve months ended December 31, 2004, our stock price ranged from a high of $2.75 to a low of $.03 per share. Through the twelve months ended December 31, 2005, our stock price ranged from a high of $1.75 to a low of $.90 per share. The inability to sell shares in a rapidly declining market may substantially increase the risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

Provisions In Our Charter And Delaware Law May Prevent An Acquisition Of Us. This Could Be Detrimental To You.

Our certificate of incorporation makes it possible for our board of directors to issue preferred stock with voting or other rights that could impede the success of any attempt to change control of us. Our certificate of incorporation and bylaws eliminate cumulative voting, which may make it more difficult for a minority stockholder to gain a seat on our board of directors and to influence board of directors’ decisions regarding a takeover. Delaware Law prohibits a publicly held Delaware corporation from engaging in certain business combinations with certain persons, who acquire our securities with the intent of engaging in a business combination, unless the proposed transaction is approved in a prescribed manner. This provision has the effect of discouraging transactions not approved by our board of directors as required by the statute which may discourage third parties from attempting to acquire us or to acquire control of us even if the attempt would result in a premium over market price for the shares of common stock held by our stockholders. See “Description of Securities – Delaware Law and Our Charter and By-Laws Provisions; Anti-takeover Effects.”

FORWARD-LOOKING STATEMENTS

Statements contained in this report which are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by the use of forward-looking terms such as “believes,” “expects,” “may”, “will,” “should” or “anticipates” or by discussions of strategy that involve risks and uncertainties. These forward-looking statements include statements regarding our ability to borrow funds from financial institutions or affiliates, to engage in sales of our securities, our intention to finance certain operations or to repay certain borrowings from future sales of our securities or cash flow, our expected acquisition of businesses or technologies, our sales channels and the outlets for our products, sales, anticipated future revenues, our introduction of new products, technology, products, business ventures, major customers, major suppliers, retention of key officers, management or employees, competition, capital expenditures, credit arrangements and other statements regarding matters that are not historical facts, involve predictions which are based upon a number of future conditions that ultimately may prove to be inaccurate. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects upon our business. We cannot predict whether future developments affecting us will be those anticipated by management, and there are a number of factors that could adversely affect our future operating results or cause our actual results to differ materially from the estimates or expectations reflected in such forward-looking statements. These factors include the “Risk Factors” discussed above. Although we believe that the expectations reflected in the forward-looking statements are reasonable based on currently available information, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor anyone else assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

DETERMINATION OF OFFERING PRICE

The shares of common stock offered under this Prospectus will be sold from time to time by the Selling Stockholders at prices then currently prevailing in the market or at negotiated prices. See the discussion under the caption “Plan of Distribution” beginning on page 25. There is no fixed or currently determinable price at which any such shares will be offered or sold. For a historical price range of our common stock over the past two fiscal years see the discussion under the caption “Market for Common Equity and Related Stockholders Matters” beginning on page 60.

SELLING STOCKHOLDERS

The following table provides certain information with respect to the beneficial ownership of our common stock known by us as of January 26, 2006, by each Selling Stockholder. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all outstanding shares of our common stock owned by the Selling Stockholder on January 26, 2006 and all shares of our common stock issuable to the Selling Stockholder within 60 days of January 26, 2006 in the event of the exercise of outstanding options, warrants, Broker Warrants (including shares of common stock issuable upon the exercise of Agent’s Warrants issuable upon the exercise of the Broker Warrants and shares of common stock issuable upon the exercise of warrants issuable upon the exercise of Agent’s Warrants) or subscription receipts (including shares of common stock issuable upon the exercise of warrants issuable upon the exercise of the subscription receipts) owned by that person at January 26, 2006, conversion of outstanding promissory notes owned by that person at January 26, 2006, or the exchange of Series I Exchangeable Shares of our subsidiary, 3091503 Nova Scotia Company, owned by that person at January 26, 2006. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse. The shares being offered by the Selling Stockholders are being registered to permit public secondary trading, and the stockholders may offer all or part of their registered shares for resale from time to time. However, the Selling Stockholders are under no obligation to sell all or any portion of their shares. The table below assumes that all shares offered by the Selling Stockholders will be sold. See “Plan of Distribution.” Certain of the Selling Shareholders have or had material relationships with us. William Smith, Wayne Maddever, Andre Leroux and Donald Page are officers and directors. Anthony M. Pallante is a principal shareholder and a former director. HBT Holdings GmbH, Westminster Capital Inc., Barrington Bank International Ltd. and Dynamic Power Hedge Fund are principal shareholders. 9144-6773 Quebec Inc., is a company owned by Yvon Leveille, an officer, director, and principal shareholder. 9144-6906 Quebec Inc., is a company owned by Alain Lachambre, a vice president, principal shareholder and former director. HBT Holdings GmbH is a company owned by Holger Brueckmann-Turbon, a principal shareholder who is a principal shareholder and the chief executive officer of Turbon AG. Westminster Capital Inc. is a company owned by William Belzberg. Carolyn Robus Smith is the wife of William Smith.

	Shares of Common Stock Beneficially Owned					Percentage Ownership

Name of Beneficial Owner	Before Offering		After Offering	Number of Shares Being Sold		Before Offering	After Offering

Sal Masionis	40,000	(1)	0	40,000	(1)	.12%	0%

Ivar Grimba	60,000	(2)	0	60,000	(2)	.19%	0%

John D’Angelo In Trust	200,000	(3)	0	200,000	(3)	.63%	0%

Vito Galloro	200,000	(4)	0	200,000	(4)	.63%	0%

EVJ Industries Inc.	470,000	(5)	0	470,000	(5)	1.47%	0%

Michael G. Brewer	200,000	(6)	0	200,000	(6)	.63%	0%

Berkshire Trust Company Ltd. Hibiscus Trust	400,000	(7)	0	400,000	(7)	1.26%	0%

Linda J. Rice	120,000	(8)	0	120,000	(8)	.38%	0%

DGM Bank & Trust Inc.	1,125,500	(9)	0	1,125,500	(9)	3.49%	0%

Barrington Bank International Ltd.	2,522,195	(10)	522,195	2,000,000	(10)	7.54%	1.65%

Manchester Consolidated Corp.	1,466,000	(11)	7,500	1,729,878	(11A)	4.63%	.02%

Katzcorp Ltd.	80,000	(12)	0	80,000	(12)	.25%	0%

	Shares of Common Stock Beneficially Owned					Percentage Ownership

Name of Beneficial Owner	Before Offering		After Offering	Number of Shares Being Sold		Before Offering	After Offering

Julberc Holdings Inc.	80,000		0	80,000		.25%	0%

Anthony Gareri	200,000	(13)	0	200,000	(13)	.63%	0%

Luciano Rubino	200,000	(14)	0	200,000	(14)	.63%	0%

Frank Dejak	294,750		44,750	250,000		.93%	.14%

Barry Russell	250,425		425	250,000		.79%	.01%

Wayne Karp	562,000	(15)	162,000	400,000	(15)	1.76%	.51%

Francois Heroux	500,000	(16)	0	500,000	(16)	1.57%	0%

Julia Galloro	800,000	(17)	0	800,000	(17)	2.5%	0%

Sandra Macri	800,000	(18)	0	800,000	(18)	2.5%	0%

Jones Gable & Company	400,000	(19)	0	400,000	(19)	1.26%	0%

NBCN Clearing Inc. ITF Philip Armstrong	200,000	(20)	0	200,000	(20)	.63%	0%

Westminster Capital Inc.	4,429,116	(21)	15,000	4,114,116	(21)	13.14%	.05%

Gregory Belzberg	50,000		0	50,000		.16%	0%

Jemekk Long/Short Fund L.P.	200,000	(22)	0	200,000	(22)	.63%	0%

9144-6773 Quebec Inc.	4,593,333	(23)	0	4,593,333	(23)	12.67%	0%

William Smith	72,083	(24)	11,250	127,500	(24A)	.24%	.04%

Carolyn Robus Smith	384,500		0	384,500		1.21%	0%

Wayne Maddever	134,833	(25)	1,500	230,000	(25A)	.43%	.01%

	Shares of Common Stock Beneficially Owned					Percentage Ownership

Name of Beneficial Owner	Before Offering		After Offering	Number of Shares Being Sold		Before Offering	After Offering

Anthony M. Pallante	379,519	(26)	346,186	100,000	(26A)	1.21%	1.1%

9144-6906 Quebec Inc.	1,906,667	(27)	0	1,906,667	(27)	5.68%	0%

Eric Major	2,833	(28)	0	8,500	(28A)	.01%	0%

Stephen O’Donnell	2,500	(29)	0	7,500	(29A)	.01%	0%

Sonia Benoit	7,333	(30)	0	22,000	(30A)	.02%	0%

Christyne St. Onge	6,667	(31)	0	20,000	(31A)	.02%	0%

Isabelle Cote	7,333	(32)	0	22,000	(32A)	.02%	0%

Louis Lachance	8,333	(33)	0	25,000	(33A)	.03%	0%

Aldo Spensieri	11,500	(34)	4,500	21,000	(34A)	.04%	.01%

Sylvain Desjardins	7,000	(35)	0	21,000	(35A)	.02%	0%

Nicola Hubert	5,000	(36)	0	15,000	(36A)	.02%	0%

Jean-Pierre Menard	6,667	(37)	0	20,000	(37A)	.02%	0%

Pierre Turcotte	4,167	(38)	0	12,500	(38A)	.01%	0%

Pierre Renard	16,667	(39)	0	50,000	(39A)	.05%	0%

R World Inc.	500,000		0	500,000		1.58%	0%

SAL Management	471,500		0	471,500		1.49%	0%

Murray Wright	525,950		33,950	492,000		1.66%	.14%

Lou Carnevale	505,895		38,895	467,000		.11%	.16%

Agora Investor Relations Corp.	100,000	(40)	0	100,000	(40)	.31%	0%

	Shares of Common Stock Beneficially Owned					Percentage Ownership

Name of Beneficial Owner	Before Offering		After Offering	Number of Shares Being Sold		Before Offering	After Offering

Donald Page	0	(41)	0	50,000	(41A)	0%	0%

Andre Leroux	0	(42)	0	30,000	(42A)	0%	0%

ZLS, Corp.	400,000	(43)	0	400,000	(43)	1.26%	0%

Robert Reid	240,000	(44)	0	240,000	(44)	.76%	0%

Mary Beth Drake	200,000	(45)	0	200,000	(45)	.63%	0%

James Burdess	100,000	(46)	0	100,000	(46)	.32%	0%

Graham Taylor	100,000	(47)	0	100,000	(47)	.32%	0%

Pell Capone	100,000	(48)	0	100,000	(48)	.32%	0%

Kieran Young	40,000	(49)	0	40,000	(49)	.13%	0%

Allan Bezansin	100,000	(50)	0	100,000	(50)	.32%	0%

Elms Management Inc.	40,000	(51)	0	40,000	(51)	.13%	0%

DGM Strategic Equity Fund	200,000	(52)	0	200,000	(52)	.63%	0%

DGM Strategic US Larger Fund	200,000	(53)	0	200,000	(53)	.63%	0%

Dynamic Power Hedge Fund	4,800,100	(54)	0	4,800,100	(54)	14.1%	0%

Northern Rivers Innovation Fund LP	1,736,100	(55)	0	1,736,100	(55)	5.34%	0%

Delta One Northern Rivers Fund LP	193,200	(56)	0	193,200	(56)	.61%	0%

	Shares of Common Stock Beneficially Owned					Percentage Ownership

Name of Beneficial Owner	Before Offering		After Offering	Number of Shares Being Sold		Before Offering	After Offering

Delta One Northern Rivers RSP Fund	70,800	(57)	0	70,800	(57)	.22%	0%

Picchio International Inc.	520,200	(58)	0	520,200	(58)	1.63%	0%

Four Four Two Investment Limited	200,100	(59)	0	200,100	(59)	.63%	0%

Garrett Herman	730,200	(60)	0	730,200	(60)	2.28%	0%

Interward Capital	400,200	(61)	0	400,200	(61)	1.26%	0%

Loewen Ondaatje McCutcheon Limited	2,014,570	(62)	0	2,014,570	(62)	6.06%	0%

FIER-Cap Diamant Sec.	2,550,000	(63)	0	2,550,000	(63)	7.74%	0%

Alfred Wirth	300,000	(64)	0	300,000	(64)	.94%	0%

AIG Global Investment Corp.	2,600,000	(65)	0	2,600,000	(65)	7.89%	0%

Harmony American Small Cap	1,020,000	(66)	0	1,020,000	(66)	3.17%	0%

HBT Holdings GmbH	9,192,397	(67)	0	9,192,397	(67)	25.22%	0%

Yvon Leveille	0	(68)	0	656,226	(68A)	0%	0%

Alain Lachambre	0	(69)	0	272,396	(69A)	0%	0%

Trisan Equitable Corporation	800,000	(70)	0	800,000	(70)	2.5%	0%

(1)	Includes 20,000 shares underlying presently exercisable common stock purchase warrants.

(2)	Includes 30,000 shares underlying presently exercisable common stock purchase warrants.

(3)	Includes 100,000 shares underlying presently exercisable common stock purchase warrants.

(4)	Includes 100,000 shares underlying presently exercisable common stock purchase warrants.

(5)	Includes 235,000 shares underlying presently exercisable common stock purchase warrants.

(6)	Includes 100,000 shares underlying presently exercisable common stock purchase warrants.

(7)	Includes 200,000 shares underlying presently exercisable common stock purchase warrants.

(8)	Includes 60,000 shares underlying presently exercisable common stock purchase warrants.

(9)

Includes 562,750 shares underlying presently exercisable common stock purchase warrants. Excludes 100,000 warrants owned by each of DGM Strategic Equity Fund and DGM Strategic US Larger Fund, each of which is a mutual fund managed by DGM Bank and Trust. Also excludes 100,000 shares owned by each of DGM Strategic Equity Fund and DGM Strategic US Larger Fund.

(10)	Includes 1,800,000 shares issuable upon conversion of an outstanding loan.

(11)

Manchester Consolidated Corp. is beneficially owned by Anthony Pallante. Excludes shares and options owned by Anthony Pallante. Excludes 271,378 shares issuable upon conversion of an outstanding $135,689 convertible promissory note not convertible within the next 60 days. Includes 7,500 shares owned by MCPEF, a private equity fund managed by Manchester Consolidated Corp.

(11A)

Manchester Consolidated Corp. is beneficially owned by Anthony Pallante. Excludes shares and options owned by Anthony Pallante. Includes 271,378 shares issuable upon conversion of an outstanding $135,689 convertible promissory note not convertible within the next 60 days. Includes 7,500 shares owned by MCPEF, a private equity fund managed by Manchester Consolidated Corp.

(12)	Excludes 1,255 shares owned by Peter Katz, the owner of Katzcorp Ltd.

(13)	Includes 100,000 shares underlying presently exercisable common stock purchase warrants.

(14)	Includes 100,000 shares underlying presently exercisable common stock purchase warrants

(15)	Includes 200,000 shares underlying presently exercisable common stock purchase warrants.

(16)	Includes 250,000 shares underlying presently exercisable common stock purchase warrants.

(17)	Includes 400,000 shares underlying presently exercisable common stock purchase warrants.

(18)	Includes 400,000 shares underlying presently exercisable common stock purchase warrants.

(19)	Includes 200,000 shares underlying presently exercisable common stock purchase warrants.

(20)	Includes 100,000 shares underlying presently exercisable common stock purchase warrants.

(21)	Westminster Capital Inc. is beneficially owned by William Belzberg. Includes 2,057,058 shares underlying presently exercisable common stock purchase warrants.

(22)	Includes 100,000 shares underlying presently exercisable common stock purchase warrants.

(23)

9144 -6773 Quebec Inc. is beneficially owned by Yvon Leveille. Includes 4,593,333 shares issuable upon exchange of Series I Exchangeable Shares of 3091503 Nova Scotia Company. Excludes shares owned directly by Yvon Leveille.

(24)

Includes 44,583 shares underlying presently exercisable outstanding stock options. Does not include 66,667 shares underlying stock options not exercisable within the next 60 days or 384,500 shares owned by Mr. Smith’s wife, Carolyn Robus Smith.

(24A)

Includes 33,333 shares underlying presently exercisable stock options and 66, 667 shares underlying stock options not exercisable within the next 60 days. Excludes 384,500 shares owned by Mr. Smith’s wife, Carolyn Robus Smith, and 11,250 shares underlying presently exercisable stock option.

(25)

Includes 33,333 shares underlying presently exercisable outstanding stock options and 1,500 shares owned by the Estate of William Maddever. Does not include 96,667 shares underlying stock options not exercisable within the next 60 days.

(25A)

Includes 33,333 shares underlying presently exercisable stock options, and 96,667 shares underlying stock options not exercisable within the next 60 days. Excludes 1,500 shares owned by the Estate of William Maddever.

(26)

Includes 44,583 shares underlying presently exercisable stock options and 334,936 shares owned by Mr. Pallante’s wife, Frances Pallante. Excludes shares owned by Manchester Consolidated Corp. and R World Inc. Also excludes 66,667 shares underlying stock options not exercisable within the next 60 days.

(26A)

Includes 33,333 shares underlying presently exercisable stock options and 66,667 shares underlying stock options not exercisable within the next 60 days. Excludes 334,936 shares owned by Mr. Pallante’s wife Frances Pallante, 11,250 shares underlying presently exercisable stock options and shares owned by Manchester Consolidated Corp. and R World Inc.

(27)

Includes 1,906,667 shares issuable upon exchange of Series I Exchangeable Shares of 3091503 Nova Scotia Company. Excludes shares owned directly by Alain Lachambre, the beneficial owner of 9144-6906 Quebec Inc.

(28)	Includes 2,833 shares underlying stock options exercisable within the next 60 days. Does not include 5,667 shares underlying stock options not exercisable within the next 60 days.

(28A)	Includes 2,833 shares underlying stock options exercisable within the next 60 days and 5,667 shares underlying stock options not exercisable within the next 60 days.

(29)	Includes 2,500 shares underlying stock options exercisable within the next 60 days. Does not include 5,000 shares underlying stock options not exercisable within the next 60 days.

(29A)	Includes 2,500 shares underlying stock options exercisable within the next 60 days and 5,000 shares underlying stock options not exercisable within the next 60 days.

(30)	Includes 7,333 shares underlying stock options exercisable within the next 60 days. Does not include 14,667 shares underlying stock options not exercisable within the next 60 days.

(30A)	Includes 7,333 shares underlying stock options exercisable within the next 60 days and 14,667 shares underlying stock options not exercisable within the next 60 days.

(31)	Includes 6,667 shares underlying stock options exercisable within the next 60 days. Does not include 13,333 shares underlying stock options not exercisable within the next 60 days.

(31A)	Includes 6,667 shares underlying stock options exercisable within the next 60 days and 13,333 shares underlying stock options not exercisable within the next 60 days.

(32)	Includes 7,333 shares underlying stock options exercisable within the next 60 days. Does not include 14,667 shares underlying stock options not exercisable within the next 60 days.

(32A)	Includes 7,333 shares underlying stock options exercisable within the next 60 days and 14,667 shares underlying stock options not exercisable within the next 60 days.

(33)	Includes 8,333 shares underlying stock options exercisable within the next 60 days. Does not include 16,667 shares underlying stock options not exercisable within the next 60 days.

(33A)	Includes 8,333 shares underlying stock options exercisable within the next 60 days and 16,667 shares underlying stock options not exercisable within the next 60 days.

(34)	Includes 7,000 shares underlying stock options exercisable within the next 60 days. Does not include 14,000 shares underlying stock options not exercisable within the next 60 days.

(34A)	Includes 7,000 shares underlying stock options exercisable within the next 60 days and 14,000 shares underlying stock options not exercisable within the next 60 days.

(35)	Includes 7,000 shares underlying stock options exercisable within the next 60 days. Does not include 14,000 shares underlying stock options not exercisable within the next 60 days.

(35A)	Includes 7,000 shares underlying stock options exercisable within the next 60 days and 14,000 shares underlying stock options not exercisable within the next 60 days.

(36)	Includes 5,000 shares underlying stock options exercisable within the next 60 days. Does not include 10,000 shares underlying stock options not exercisable within the next 60 days.

(36A)	Includes 5,000 shares underlying stock options exercisable within the next 60 days and 10,000 shares underlying stock options not exercisable within the next 60 days.

(37)	Includes 6,667 shares underlying stock options exercisable within the next 60 days. Does not include 13,333 shares underlying stock options not exercisable within the next 60 days.

(37A)	Includes 6,667 shares underlying stock options exercisable within the next 60 days and 13,333 shares underlying stock options not exercisable within the next 60 days.

(38)	Includes 4,167 shares underlying stock options exercisable within the next 60 days. Does not include 8,333 shares underlying stock options not exercisable within the next 60 days.

(38A)	Includes 4,167 shares underlying stock options exercisable within the next 60 days and 8,333 shares underlying stock options not exercisable within the next 60 days.

(39)	Includes 16,667 shares underlying stock options exercisable within the next 60 days. Does not include 33,333 shares underlying stock options not exercisable within the next 60 days.

(39A)	Includes 16,667 shares underlying stock options exercisable within the next 60 days and 33,333 shares underlying stock options not exercisable within the next 60 days.

(40)	Includes 100,000 shares underlying stock options exercisable within the next 60 days.

(41)

Excludes 70,688 shares underlying presently exercisable common stock purchase warrants and 70,688 shares owned by DGM Bank & Trust Inc. in which Mr. Page has a beneficial interest. Also, excludes 50,000 shares underlying stock options not exercisable within the next 60 days.

(41A)

Includes 50,000 shares underlying stock options not exercisable within the next 60 days. Excludes 70,688 shares underlying presently exercisable common stock purchase warrants and 70,688 shares owned by DGM Bank & Trust Inc. in which Mr. Page has a beneficial interest.

(42)	Does not include 30,000 shares underlying stock options not exercisable within the next 60 days.

(42A)	Includes 30,000 shares underlying stock options not exercisable with the next 60 days.

(43)	Includes 200,000 shares underlying presently exercisable common stock purchase warrants.

(44)	Includes 120,000 shares underlying presently exercisable common stock purchase warrants.

(45)	Includes 100,000 shares underlying presently exercisable common stock purchase warrants.

(46)	Includes 50,000 shares underlying presently exercisable common stock purchase warrants.

(47)	Includes 50,000 shares underlying presently exercisable common stock purchase warrants.

(48)	Includes 50,000 shares underlying presently exercisable common stock purchase warrants.

(49)	Includes 20,000 shares underlying presently exercisable common stock purchase warrants.

(50)	Includes 50,000 shares underlying presently exercisable common stock purchase warrants.

(51)	Includes 20,000 shares underlying presently exercisable common stock purchase warrants.

(52)	Includes 100,000 shares underlying presently exercisable common stock purchase warrants.

(53)	Includes 100,000 shares underlying presently exercisable common stock purchase warrants.

(54)	Includes 2,400,050 shares underlying presently exercisable common stock purchase warrants.

(55)	Includes 868,050 shares underlying presently exercisable common stock purchase warrants.

(56)	Includes 96,600 shares underlying presently exercisable common stock purchase warrants.

(57)	Includes 35,400 shares underlying presently exercisable common stock purchase warrants.

(58)	Includes 260,100 shares underlying presently exercisable common stock purchase warrants.

(59)	Includes 100,050 shares underlying presently exercisable common stock purchase warrants.

(60)	Includes 365,100 shares underlying presently exercisable common stock purchase warrants.

(61)	Includes 200,100 shares underlying presently exercisable common stock purchase warrants.

(62)

Includes 500,500 shares underlying presently exercisable common stock purchase warrants. Includes 557,235 shares and 557,235 shares underlying Agent’s Warrants issued on December 31, 2005 pursuant to the automatic exercise of Broker Warrants.

(63)	Includes 1,275,000 shares underlying presently exercisable common stock purchase warrants.

(64)	Includes 150,000 shares underlying presently exercisable common stock purchase warrants.

(65)	Includes 1,300,000 shares underlying presently exercisable common stock purchase warrants.

(66)	Includes 510,000 shares underlying presently exercisable common stock purchase warrants.

(67)	Includes 2,400,000 shares and 2,400,000 shares underlying warrants issuable on January 31, 2006 pursuant to the automatic exercise of subscription receipts.

(68)

Excludes shares owned by 9144-6773 Quebec Inc., a company beneficially owned by Mr. Leveille. Excludes 656,226 shares issuable upon conversion of an outstanding $328,113 convertible promissory note not convertible within the next 60 days.

(68A)

Excludes shares owned by 9144-6773 Quebec Inc., a company beneficially owned by Mr. Leveille. Includes 656,226 shares issuable upon conversion of an outstanding $328,113 convertible promissory note not convertible within the next 60 days.

(69)

Excludes shares owned by 9144-6906 Quebec Inc., a company beneficially owned by Mr. Lachambre. Excludes 272,396 shares issuable upon conversion of an outstanding $136,198 convertible promissory note not convertible within the next 60 days.

(69A)

Excludes shares owned by 9144-6906 Quebec Inc., a company beneficially owned by Mr. Lachambre. Includes 272,396 shares issuable upon conversion of an outstanding $136,198 convertible promissory note not convertible within the next 60 days.

(70)	Includes 400,000 shares underlying presently exercisable common stock purchase warrants.

PLAN OF DISTRIBUTION

General

The Selling Stockholders are offering the common shares for their accounts and not for our account. We will not receive any proceeds from the sale of common shares by the Selling Stockholders. The Selling Stockholders may be deemed statutory underwriters within the meaning of the Securities Act of 1933, as amended, in connection with such sales of common shares and may be deemed to be acting as underwriters in their resales of the common shares under this prospectus. We will pay the costs of registering the shares under this prospectus, including legal fees. The Selling Stockholders will pay any underwriting discounts and brokerage commissions associated with these sales. Unless otherwise permitted, the commission or discount which may be received by any member of the National Association of Securities Dealers, Inc. in connection with these sales will not be greater than 8%.

To enable the Selling Stockholders to resell the common shares owned by them and covered by this prospectus, we agreed to register those shares and to maintain that registration.

Shares of common stock offered through this prospectus may be sold from time to time by the Selling Stockholders or by their respective pledgees, donees, transferees or other successors in interest. We will supplement this prospectus to disclose the names of any pledges, donees, transferees, or other successors in interest that intend to offer common stock through this prospectus.

Sales may be made in the over-the-counter market, any exchange on which the shares are then listed, or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, in negotiated private transactions, or in a combination of these methods. The Selling Stockholders will act independently of us in making decisions with respect to the form, timing, manner and size of each sale. We have been informed by the Selling Stockholders that there are no existing arrangements between them and any other stockholder, broker, dealer, underwriter or agent relating to the distribution of the shares offered by this prospectus.

The common shares may be sold in one or more of the following manners: a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; purchases by a broker or dealer for its account under this prospectus; privately negotiated transactions or ordinary brokerage transactions and transactions in which the broker solicits purchases; any combination of these methods; or any other method permitted by applicable law.

Any common shares covered by this prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. We will not receive any of the proceeds from the sale of these common shares, although we have paid the expenses of preparing this prospectus and the related registration statement of which it is a part.

The Selling Stockholders are subject to the applicable provisions of the Exchange Act, and the rules and regulations thereunder which may restrict certain activities of, and limit the timing of purchases and sales of securities by, Selling Stockholders and other persons participating in a distribution of securities. There can be no assurance that the Selling Stockholders will sell any or all of the shares of common stock offered by them hereunder.

We have agreed to use our best efforts to keep such registration statement effective until such time as all registrable securities under the registration statement have been sold. In connection with any such registration, we will have no obligation to assist or cooperate with the Selling Stockholders in the offering or disposition of such shares; to indemnify or hold harmless the holders of any such shares, other than the Selling Stockholders or any underwriter designated by such holders; or to obtain a commitment from an underwriter relative to the sale of any such shares.

We will assume no obligation or responsibility whatsoever to determine a method of disposition for such shares or to otherwise include such shares within the confines of any registered offering other than the registration statement of which this prospectus is a part.

We will use our best efforts to file, during any period during which we are required to do so under our registration rights agreement with the Selling Stockholders one or more post-effective amendments to the registration statement of which this prospectus is a part to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information in this prospectus. This obligation may include, to the extent required under the Securities Act of 1933, that a supplemental prospectus be filed, disclosing: the name of any broker-dealers; the number of common shares involved; the price at which the common shares are to be sold; the commissions paid or discounts or concessions allowed to broker-dealers, where applicable; that broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and any other facts material to the transaction.

LEGAL PROCEEDINGS

On December 31, 2002, our CEO and VP of Finance resigned. On the same date, one of the production chemists from our R&D facility also resigned. Prior to resigning these three officers dismissed all the employees of Reink USA, which left us with no employees. On May 7, 2003 we commenced legal proceedings against these three former officers in the United States Bankruptcy Court for the District of New Jersey (Case Number 03-11053 (JHW)) for actions we believe to be in violation of non-competition and confidentiality clauses within their employment contracts. In this action we are seeking damages and other relief in the amount of $1,000,000. The prior officers filed a counter-suit against us for back wages and other costs. We consider the counter-claim to be without merit. On September 7, 2003 we filed a defense against the counter-claim. We are presently unable to determine the probable outcome of these matters.

In January, 2003 the three largest creditors of Reink USA filed a petition to force Reink into Chapter 7 under the US Federal Bankruptcy Act. We believe that some of the creditors involved with the petition assisted the new business which competed directly against us and was founded by our former CEO and VP of Finance. Reink USA filed a motion to have the petition thrown out since the third creditor withdrew from the filing and also since the counsel for the petitioners withdrew. Subsequently the remaining two creditors provided a new third creditor and amended the filing. This new third creditor also subsequently withdrew and the two remaining creditors found two other creditors and filed an amendment. During March 2003, Reink USA’s motion to convert to a voluntary Chapter 11 was accepted by the District of New Jersey, Federal Bankruptcy Court. As a result of failed negotiations with our largest suppliers, on July 10, 2003, Reink USA was moved from Chapter 11 “Reorganization” into Chapter 7 “Liquidation” and a Bankruptcy Trustee was appointed to administer the estate. As a result, we lost control of Reink USA and Reink USA is presented for all periods as a discontinued operation. We are unaware of any changes in the status of the Bankruptcy proceedings.

No other material legal proceedings are pending to which we or any of our property is subject, nor to our knowledge are any such proceedings threatened.

DIRECTORS, EXECUTIVE OFFICERS,

PROMOTERS AND CONTROL PERSONS

Directors serve until the next annual meeting of the stockholders; until their successors are elected or appointed and qualified, or until their prior resignation or removal. Officers serve for such terms as determined by our board of directors. Each officer holds office until such officer’s successor is elected or appointed and qualified or until such officer’s earlier resignation or removal. No family relationships exist between any of our present directors and officers.

The following table sets forth certain information, as of January 26, 2006, with respect to our directors and executive officers.

Name	Positions Held	Age	Date of Election or Appointment as Director

Yvon Léveillé	President, Chief Executive Officer, Director	57	January 31, 2005

William Smith	Secretary, Treasurer, Chief Financial Officer, Director	42	May 2000

Wayne Maddever	Director	57	October 2000

Andre Leroux	Director	53	March 8, 2005

Donald Page	Chairman	52	March 30, 2005

John Ioannou	Director	49	November 14, 2005

Aldo DeLuca	Director	49	November 14, 2005

The following is a brief account of the business experience of each of our directors and executive officers during the past five years or more.

YVON LÉVEILLÉ  joined us effective January 31, 2005, as a result of our acquisition of Teckn-O-Laser Global Company (“Tecknolaser”). He founded Tecknolaser in 1988 and has helped grow revenues from nil to over $27 million. Previously he founded Micro Tempus in 1982, a communications software development company which went public in 1986. He is a graduate of Devry Institute of Technology – electronic engineering.

WILLIAM M. SMITH  joined us in May 1999, as Chief Financial Officer and has served as our Secretary, Treasurer, and as a Director since May 2000. From April 1998 to March 1999, Mr. Smith was the CFO of the Locator Group Inc., a leader in the publishing industry. From September 1994 to March 1998, Mr. Smith was Vice President and Treasurer of Cott Corporation, a publicly traded company in both Canada and the United States. Cott Corporation is the largest private label manufacturer of soft drinks in North America. Prior to 1994, Mr. Smith was the Treasurer and Officer at Molson Breweries responsible for all financing, cash flow, leasing and foreign exchange, amongst other senior financial responsibilities. Mr. Smith is a chartered accountant and graduated with honors from the University of Waterloo, Canada with a Bachelor of Mathematics degree in 1987.

WAYNE J. MADDEVER, PH.D., P. ENG. joined us as a Director in October 2000 and was appointed President and CEO on January 10, 2003. On January 28, 2005 he resigned his positions as our President and Chief Executive Officer. From January 1999 until October 2000, Dr. Maddever was General Manager of Sanden Machine, Ltd., a Cambridge, Ontario, Canada supplier of web offset printing equipment to the forms, direct mail and commercial printing industries. From December, 1996 to January, 1999, Dr. Maddever served as President of Resource Plastics, Inc., the largest recycler of film and rigid plastics in Canada. From May, 1991 to December 1996, Dr. Maddever served as General Manager of MG Canada, a subsidiary of Messen Greishein Gnbh, Germany’s largest industrial gas company. Dr. Maddever received his Doctorate in Metallurgical and Materials Science Engineering from the University of Toronto in 1978.

ANDRE LÉROUX  joined us as a Director in March 2005. Mr. Léroux has been Chairman and CEO of Noveko Echographes Inc. since 2002. From 1999 through 2002 Mr. Léroux was Chairman and CEO of Alliance Medical Inc. Prior to this, Mr. Léroux was Chairman and CEO of Léroux Steel Inc.

DONALD PAGE  joined us as the Chairman of Board of Directors in March 2005. Since September 2003, Mr. Page has been a consultant with Glister Limited, a management consulting firm. Prior to September 2003 Mr. Page was Vice Chairman of Kingsdale Capital Partners Inc. Prior to March 2002 Mr. Page was Vice President – Corporate Finance with Desjardins Securities Inc. Prior to August 2001, Mr. Page was Executive Vice President of Groome Capital Inc. Mr. Page is a Chartered Accountant and graduated with a Bachelor of Arts from the University of Western Ontario.

JOHN IOANNOU  joined us as a Director in November 2005. Mr. Ioannou is an experienced senior executive with approximately 27 years of experience in which he has operated and advised businesses in the technology, services, private equity and manufacturing sectors. From August 2004 to the present he has served as Vice President, New Ventures for The Turbon Group. From December 2002 until August 2004 he served as the Chief Executive Officer for InTone Corporation. From April 2001 until September 2002 he was the General Partner of Endeavor Capital Management, a private equity firm specializing in technology and manufacturing segments. He also spent 14 years with IBM where he served in a number of different management positions in marketing, finance, sales and operations. Mr. Ioannou holds a B.S. in management from St. Peter’s College.

ALDO DELUCA  joined us as a Director in November 2005. Mr. DeLuca is an experienced senior executive with approximately 26 years of experience working for businesses ranging from private sector entities to Fortune 200 companies. From January 2004 until the present he has been employed as the Managing Director of Finance and Operations for The Turbon Group. From November 1999 through December 2003 he served as the Chief Executive Officer of Granite Packaging Supply/Weidner Plastics. Prior to that, Mr. Deluca held various senior management positions within the packaging industry. Mr. Deluca holds a B.A. in Management/Accounting from Temple University and an MBA from Rider University.

Board of Directors

Effective March 30, 2005 our non-employee directors receive CDN$1,000 for each board and board committee meeting they attend. Further, on March 30, 2005 we issued stock options to our non-employee directors. Directors are reimbursed their expenses, if any, for attendance at meetings of the board of directors. Our board of directors may designate from among its members an executive committee and one or more other committees. Effective March 30, 2005 we have designated an audit committee. Our audit committee is comprised of Andre Leroux and Donald Page with Mr. Page serving as the audit committee financial expert. Mr. Page is an independent director. Effective the same date, we designated a compensation committee comprised of Mr. Page and Dr. Maddever. On November 14, 2005 we increased the size of our board of directors from five to seven persons and appointed John Ioannou and Aldo DeLuca to fill the newly created board vacancies.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation paid or accrued by us during the three fiscal years ended December 31, 2005 to (i) all individuals that served as our chief executive officer or acted in a similar capacity for us at any time during the fiscal year ended December 31, 2005 and (ii) all individuals that served as executive officers of ours at any time during the fiscal year ended December 31, 2005 that received annual compensation during the fiscal year ended December 31, 2005 in excess of $100,000.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation

						Awards		Payments

Name of Individual and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options/SARs	LTIP Payouts	All Other Compensation

Wayne Maddever President/CEO	2005	$0	$0	$0	0	30,000(1)	0	0
	2004	$0	$0	$0	0	100,000(1)	0	0
	2003	$58,000(2)	$0	$0	0	0	0	0

Yvon Leveille President/CEO	2005	$149,804	$0	$0	0	0	0	0
	2004	$0	$0	$0	0	0	0	0
	2003	$0	$0	$0	0	0	0	0

Alain Lachambre Vice President	2005	$148,036	$0	$0	0	0	0	0
	2004	$0	$0	$0	0	0	0	0
	2003	$0	$0	$0	0	0	0	0

William Smith Secretary/Treasurer/ CFO	2005	$100,600	$0	$0	0	0	0	0
	2004	$81,500	$0	$0	0	100,000(3)	0	0
	2003	$86,400	$0	$0	0	0	0	0

(1)

On April 15, 2005 Mr. Maddever received 100,000 stock options, each exercisable for the purchase of one share of our common stock at a price of $.25 per year for a period of 10 years from issuance. The options vest in equal 1/3 amounts over a three year period on each of the first, second and third anniversaries of the date of issuance. On March 30, 2005 Mr. Maddever received 30,000 stock options, each exercisable for the purchase of one share of our common stock at a price of $1.06 per year for a period of 10 years from issuance. The options vest in equal 1/3 amounts over a three year period on each of the first, second and third anniversaries of the date of issuance.

(2)	Includes $20,000 which was converted in January 2004, through BBP Consulting, a sole proprietorship owned by Mr. Maddever, into 100,000 shares of our common stock.

(3)

On April 15, 2005 Mr. Smith received 100,000 stock options, each exercisable for the purchase of one share of our common stock at a rice of $.25 per year for a period of 10 years from issuance. The options vest in equal 1/3 amounts over a three year period on each of the first, second and third anniversaries of the date of issuance.

No stock appreciation rights were granted to the named executive officers during the year ended December 31, 2005.

The following table sets forth information as to Options held by the named executive officers at December 31, 2005:

Name of Individual	Shares Acquired Upon Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End – Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End – Exercisable/ Unexercisable

Wayne Maddever	N/A	N/A	33,333 Exercisable	$41,666 Exercisable	(1)
			96,667 Unexercisable	$96,534 Unexercisable	(1)

Yvon Leveille	N/A	N/A	N/A	N/A

Alain Lachambre	N/A	N/A	N/A	N/A

William Smith	N/A	N/A	44,583 Exercisable	$41,666 Exercisable	(1)
			66,667 Unexercisable	$83,334 Unexercisable	(1)

(1) Based upon closing price of $1.50 per share on December 30, 2005.

EMPLOYEE STOCK OPTION PLAN

On April 5, 2000, our Board of Directors (the “Board”) approved an Employee Stock Option Plan (the “Option Plan”) which was approved by our shareholders on April 6, 2000. Under the Option Plan, our Board in its discretion, may grant stock options to purchase shares of our common stock to officers and employees, including directors who are employees of the Company. The Board has authorized the reservation of 1,500,000 common shares in conjunction with the authorization to grant an aggregate of 1,500,000 options pursuant to the Option Plan.

On May 26, 2000, our Board of Directors approved the grant of an aggregate of 62,625 stock options to various employees, including executive officers. The options have an exercise price of $13.40 per share and vest over a period of three years. 32,625 of these options expired in connection with the bankruptcy of our former subsidiary, Reink Imaging USA Ltd.

On December 14, 2001 we granted 2,500 options with an exercise price of $5.00 per share, all of which expired in connection with the bankruptcy of Reink Imaging USA, Ltd.

On January 10, 2002 we granted 20,750 options with an exercise price of $5.00 per share to various employees of the Company, 13,250 of which expired in connection with the bankruptcy of Reink Imaging USA, Ltd. and 7,500 of which expired in January 2005.

On April 15, 2004 we granted an aggregate of 300,000 options to 3 persons with an exercise price of $.25 per share.

On January 31, 2005 we granted an aggregate of 244,500 options with an exercise price of $1.57 per share to 12 employees of Teckn-O-Laser Global Company.

On February 1, 2005 we granted 100,000 stock options with an exercise price of $1.50 per share to Agora Investor Relations Corp.

On March 30, 2005 we granted an aggregate of 110,000 stock options with an exercise price of $1.06 per share to our non-employee directors.

As the result of option grants after December 31, 2004, consisting of the grant effective January 31, 2005 of 244,500 options to employees of TOL Canada pursuant to the Share Purchase Agreement, a grant effective February 1, 2005 of 100,000 options to Agora and grants effective March 30, 2005 of 110,000 options to certain of our directors, and the cancellation of 7,500 stock options effective January 1, 2005, the total number of options outstanding as at January 26, 2006 is 777,000.

EMPLOYMENT AND CONSULTING AGREEMENTS

Effective January 6, 2003 we executed a consulting agreement with BBP Consulting (“BBP”), a sole proprietorship owned by Wayne Maddever, whereby BBP provided us with the services of Wayne Maddever. Pursuant to the consulting agreement, BBP was paid consulting fees of up to $15,000 per month. Mr. Maddever earned $0 under this agreement for 2004. At the end of each quarter, under this agreement, Mr. Maddever had the right to convert any unpaid fees into our common stock at the greater of $1.00 per share or 80% of the then market price. This agreement was terminated effective January 28, 2005 upon the resignation of Mr. Maddever as our President and Chief Executive Officer.

Effective January 6, 2003 we executed a consulting agreement with Manchester Administrative Services Inc. (“Manchester Administrative”), a corporation owned by Anthony Pallante, to provide us with the services of various individuals. Thereunder, Manchester Administrative was paid consulting fees of up to $40,000 per month depending on the level of work completed. Fees were invoiced monthly on an ongoing basis. Pursuant to this agreement, we received the services of William Smith, who signed the contract on behalf of Manchester Administrative, as Executive Vice President. Manchester Administrative was paid $259,074 under this agreement for 2004, $81,500 of which was paid to William Smith, $45,000 of which was paid to Anthony Pallante and $132,574 of which was paid to Manchester Administrative for expense reimbursement. At the end of each quarter, under this agreement, Manchester Administrative had the right to convert any unpaid fees into our common stock at the great of $1.00 per share or 80% of the then market price. This agreement was terminated effective January 13, 2005.

Effective as at the January 31, 2005 closing of the Share Purchase Agreement, we entered into renewable 3 year employment agreements with each of Yvon Leveille and Alain Lachambre. The Leveille Employment Agreement provides for Mr. Leveille to serve as our President and Chief Executive Officer and further provides for the payment to Mr. Leveille of an initial base salary of CDN$175,000 (approximately US$146,000) together with performance based bonuses.

The Lachambre Employment Agreement provides for Mr. Lachambre to serve as our Vice President – Sales and Marketing and further provides for the payment to Mr. Lachambre of an initial base salary of CDN$166,000 (approximately US$138,000) together with performance based bonuses.

Effective January 13, 2005 we entered into an agreement with 6327214 Canada Inc., a corporation owned by William Smith pursuant to which we receive the services of William Smith, our acting secretary, treasurer and chief financial officer. Pursuant to the agreement we pay a fee of CDN$13,750 per month (approximately US$11,500) which amount is subject to future modification upon mutual agreement of the parties.

Option/SAR Grants In Last Fiscal Year (Individual Grants)

The named executive officers received no options and no SAR grants from us during the fiscal year ended December 31, 2005.

Stock Appreciation Rights

The named executive officers did not receive any stock appreciation rights from us during the fiscal year ended December 31, 2005.

Long Term Incentive Plan Awards

We made no long-term incentive plan awards to the named executive officers during the fiscal year ended December 31, 2005.

Compensation of Directors

Our non-employee directors receive CDN$1,000 for each meeting of the Board of Directors. Directors are reimbursed for their expenses, if any, for attendance at meetings of the Board of Directors. In addition our non-employee Directors received stock options in March 2005.

Report on Repricing of Options/SARs

During the fiscal year ended December 31, 2005 we did not adjust or amend the exercise price of any stock options or SARs owned by the named executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock and Series A preferred stock known by us as of January 26, 2006 by:

•	each person or entity known by us to be the beneficial owner of more than 5% of our common stock or 5% of our Series A preferred stock;

•	each of our directors;

•	each of our executive officers; and

•	all of our directors and executive officers as a group.

The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on such date and all shares of our common stock and Series A preferred stock issuable to such holder in the event of exercise of outstanding options, warrants, subscription receipts, Broker Warrants, rights or conversion privileges owned by such person at said date which are exercisable within 60 days of such date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock and Series A preferred stock owned by them, except to the extent such power may be shared with a spouse.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)

Wayne Maddever	Common stock, par value $.001 per share	134,833 Shares (3)	.43%

	Series A preferred stock, par value $.0001 per share	0 Shares	0%

William Smith	Common stock, par value $.001 per share	456,583 Shares (4)	1.45%

	Series A preferred stock, par value $.0001 per share	0 Shares	0%

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)

Yvon Leveille	Common stock, par value $.001 per share	4,593,333 Shares (5)	12.67%

	Series A preferred stock, par value $.0001 per share	4,593,333 Shares	70.67%

Andre Leroux	Common stock, par value $.001 per share	0 Shares (6)	0%

	Series A preferred stock, par value $.0001 per share	0 Shares	0%

Donald Page	Common stock, par value $.001 per share	141,376 Shares (7)	.45%

	Series A preferred stock, par value $.0001 per share	0 Shares	0%

Alain Lachambre	Common stock, par value $.001 per share	1,906,667 Shares (8)	5.68%

	Series A preferred stock, par value $.0001 per share	1,906,667 Shares	29.33%

Anthony M. Pallante	Common stock, par value $.001 per share	1,843,519 Shares (9)	5.82%

	Series A preferred stock, par value $.0001 per share	0 Shares	0%

Westminster Capital Inc.	Common stock, par value $.001 per share	4,429,116 Shares (10)	13.14%

	Series A preferred stock, par value $.0001 per share	0 Shares	0%

Barrington Bank International Ltd.	Common stock, par value $.001 per share	2,522,195 Shares (11)	7.54%

	Series A preferred stock, par value $.0001 per share	0 Shares	0%

HBT Holdings GmbH	Common stock, par value $.001 per share	9,192,397 Shares (12)	25.22%

	Series A preferred stock, par value $.0001 per share	0 Shares	0%

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)

Aldo DeLuca	Common stock, par value $.001 per share	0 Shares	0%

	Series A preferred stock, par value $.0001 per share	0 Shares	0%

John Ioannou	Common stock, par value $.001 per share	0 Shares	0%

	Series A preferred stock, par value $.0001 per share	0 Shares	0%

AIG Global Investment Corp.	Common stock, par value $.001 per share	2,600,000 Shares (13)	7.89%

	Series A preferred stock, par value $.0001 per share	0 Shares	0%

Fier-Cap Diamant Sec.	Common stock, par value $.001 per share	2,550,000 Shares (14)	7.74%

	Series A preferred stock, par value $.0001 per share	0 Shares	0%

Northern Rivers Innovation Fund LP	Common stock, par value $.001 per share	1,736,100 Shares (15)	5.34%

	Series A preferred stock, par value $.0001 per share	0 Shares	0%

Dynamic Power Hedge Fund	Common stock, par value $.001 per share	4,800,100 Shares (16)	14.1%

	Series A preferred stock, par value $.0001 per share	0 Shares	0%

Loewen Ondaatje McCutcheon Limited	Common stock, par value $.001 per share	2,014,570 Shares (17)	6.06%

	Series A preferred stock, par value $.0001 per share	0 Shares	0%

All officers and directors as a group (7 persons)	Common stock, par value $.001 per share	5,326,125 Shares (3) (4) (5) (6) (7)	14.64%

	Series A preferred stock, par value $.0001 per share	4,593,333 Shares	70.67%

(1)

As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights.

(2)	There were 31,651,930 shares of common stock and 6,500,000 shares of preferred stock issued and outstanding on January 26, 2006.
(3)

Includes 33,333 shares underlying presently exercisable stock options and 1,500 shares owned by the Estate of William Maddever. Excludes 96,667 shares underlying stock options not exercisable within the next 60 days.

(4)

Includes 44,583 shares underlying presently exercisable stock options and 384,000 shares owned by Mr. Smith’s wife, Carolyn Robus Smith. Excludes 66,667 shares underlying stock options not exercisable within the next 60 days.

(5)

Includes 4,593,333 Series I Exchangeable Shares of 3091503 Nova Scotia Company owned by 9144-6773 Quebec Inc., a company beneficially owned by Mr. Leveille, which are presently convertible on a 1 for 1 basis into shares of our common stock. Excludes 656,226 shares issuable upon conversion of an outstanding promissory note that is not convertible within the next 60 days.

(6)	Excludes 30,000 shares underlying stock options not exercisable within the next 60 days.

(7)

Donald Page has a consulting agreement with DGM Bank and Trust Inc. under which he has equity participation rights in transactions where he has assisted. DGM Bank & Trust Inc. owns shares of our common stock and common stock purchase warrants. Through the consulting agreement, Mr. Page has an indirect beneficial interest in 70,688 common shares and 70,688 warrants. Excludes 50,000 shares underlying stock options not exercisable within the next 60 days.

(8)

Includes 1,906,667 Series I Exchangeable Shares of 3091503 Nova Scotia Company owned by 9144-6906 Quebec Inc., a company beneficially owned by Mr. Lachambre, which are convertible on a 1 for 1 basis into shares of our common stock. Excludes 272,396 shares issuable upon conversion of an outstanding promissory note that is not convertible within the next 60 days.

(9)

Includes 1,456,500 shares held in the name of Manchester Consolidated Corp. which is beneficially owned by Anthony M. Pallante, 7,500 shares owned by MCPET, a private equity fund managed by Manchester Consolidated Corp., 334,936 shares owned by Mr. Pallante’s wife, Frances Pallante, and 44,583 shares underlying presently exercisable stock options. Excludes 66,667 shares underlying stock options not exercisable within the next 60 days and 500,000 shares owned by R World Inc., a company in which Mr. Pallante has a 40% interest. Excludes 271,378 shares issuable to Manchester Consolidated Corp. upon conversion of an outstanding promissory note that is not convertible within the next 60 days.

(10)	The beneficial owner of Westminster Capital Inc. is William Belzberg. Includes 2,057,058 shares issuable upon exercise of presently exercisable warrants.

(11)	Includes 1,800,000 shares issuable upon conversion of an outstanding loan.

(12)

The beneficial owner of HBT Holdings GmbH is Holger Brueckmann-Turbon. Includes 2,400,000 shares and 2,400,000 shares underlying warrants issuable on January 31, 2006 pursuant to the automatic exercise of subscription receipts.

(13)	Includes 1,300,000 shares underlying presently exercisable common stock purchase warrants.

(14)	Includes 1,275,000 shares underlying presently exercisable common stock purchase warrants.

(15)	Includes 868,050 shares underlying presently exercisable common stock purchase warrants.

(16)	Includes 2,400,050 shares underlying presently exercisable common stock purchase warrants.

(17)	Includes 500,500 shares underlying presently exercisable common stock purchase warrants.

The addresses for each of Wayne Maddever, William Smith, Yvon Leveille, Andre Leroux, Donald Page and Alain Lachambre is c/o Adsero Corp., 2101 Nobel Street, Sainte Julie, Quebec J3E 1Z8. The addresses for each of John

Ioannou and Aldo DeLuca is 2704 Cindel Drive, Cinnaminson, NJ 08077. The address for HBT Holdings GmbH is Goeckinghofstrasse 34, D-58332, Schwelm, Germany. The address for Anthony M. Pallante is 120 Adelaide Street West, Suite 2401, Toronto, Ontario M5H 1T1. The address for Westminster Capital Corp. is 9665 Wilshire Boulevard, Suite M-10, Beverly Hills, California 90212. The address for Barrington Bank International Ltd. is 2nd Floor, Cumberland House, 27 Cumberland Street, PO Box N-3026, Nassau, Bahamas. The address for Dynamic Power Hedge Fund is 55th Floor, Scotia Plaza, 40 King Street West, Toronto, Ontario M5H 4A9. The address for Northern Rivers Innovation Fund LP is 200 Bay Street, Suite 2000, Royal Bank Plaza, North Tower, Toronto, Ontario M5J 2J2. The address for FIER-Cap Diamant Sec. is 900 Rene Levesque Est. Boulevard, Quebec, Quebec G1R 2B5. The address for AIG Global Investment Corp. is 145 Wellington Street W., Toronto, Ontario M5J 1H8. The address for Loewen Ondaatje McCutcheon Limited is 55 Avenue Road, Suite 2250, East Tower, Toronto, Ontario M5R 3L2.

Changes in Control

Not Applicable.

DESCRIPTION OF SECURITIES

Our authorized capital consists of 120,000,000 shares of which 100,000,000 shares are designated as common stock, par value $.001 per share, and 20,000,000 shares are designated as Preferred Stock, par value $.0001 per share. As of January 26, 2006 we had 31,651,930 shares of common stock and 6,500,000 shares of Preferred Stock issued and outstanding. All of the issued and outstanding shares of Preferred Stock are shares of Series A Preferred Stock.

Common Stock.

Each holder of our common stock is entitled to one vote for each share owned of record on all matters voted upon by our shareholders. In the event of a dissolution of our company, the holders of our common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities with each other and with the holders of our Preferred Stock.

Our common stock has no cumulative voting rights, and no redemption, sinking fund, or conversion privileges. Since the holders of our common stock do not have cumulative voting rights, holders of more that 50% of our total outstanding common shares and Series A Preferred Stock can elect all of our directors, and holders of the remaining shares, by themselves, cannot elect any of our directors. Holders of our common stock are entitled to receive dividends if, as, and when declared by our board of directors out of funds legally available for such purpose.

Our common stock is listed on the OTCBB under the symbol ADSO.OB

Preferred Stock

The shares of Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issuance and duly adopted by our board of directors. Our board of directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. Our board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

The authority of our board of directors with respect to each such class or series of Preferred Stock shall include, without limitation of the foregoing, the right to determine and fix:

•	the distinctive designation of such class or series and the number of shares to constitute such class or series;

•

the rate at which dividends on the shares of such class or series shall be declared and paid or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

•	the right or obligation, if any, of ours to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

•

the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of our corporation;

•

the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

•

the obligation, if any, of ours to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligations;

•	voting rights, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

•	limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

•

such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors of the Corporation, acting in accordance with this Certificate of Incorporation, may deem advisable and are not inconsistent with the law and the provisions of this Certificate of Incorporation.

As at January 26, 2006 we have 6,500,000 shares of Series A Preferred Stock issued and outstanding. The terms of the Series A Preferred Stock are set forth in the Certificate of Designation filed by us on January 25, 2005 with the Delaware Secretary of State. We have 11,330,000 shares of Series A Preferred Stock authorized. Except as otherwise required by law or by our Certificate of Incorporation, the holders of our Series A Preferred Stock have the same voting rights as holders of our common stock. Holders of our Series A Preferred Stock are not entitled to receive dividends. The Series A Preferred Stock is automatically redeemable by us, at a price of $.0001 per share, in direct proportion to, and at the time of, each issuance of shares of our common stock, to holders of Series A Preferred Stock whenever, and at such time that, any Series I or Series II Exchangeable Shares held by a holder in the capital of 3091503 Nova Scotia Company is retracted, purchased or exchanged pursuant to the Series I or Series II Exchangeable Shares Voting, Exchange and Support Agreement among us, YAC Corp., 3091732 Nova Scotia Company, 3091503 Nova Scotia Company and the “Holders” of shares, as defined in the Series I or Series II Exchangeable Shares Voting, Exchange and Support Agreement. From and after each redemption date, all rights of the holders of redeemed Series A Preferred Stock shall cease with respect to such shares and such shares shall not hereafter be deemed to be outstanding for any purpose whatsoever. (See “Description of Business – Teckn-O-Laser Share Purchase Agreement”)

Upon any liquidation, dissolution or winding up of us, whether voluntary or involuntary, and subject to any prior rights of holders of shares of Preferred Stock ranking senior to the Series A Preferred Stock, the holders of Series A Preferred Stock shall be paid an amount totaling $0.0001 per share, together with payment to any class of stock ranking equally with the Series A Preferred Stock, and before payment shall be made to the holders of any stock ranking on liquidation junior to the Series A Preferred Stock.

As long as any Series A Special Voting Share is outstanding, we shall not issue or create any other series of the Preferred Stock which may affect the voting rights of the holders of the Series A Preferred Stock and we may not take any corporate action that would serve to diminish the voting rights of holders of the Series A Preferred Stock in a manner different from the voting rights of holders of our common shares without the prior written consent of persons holding at least 75% of the then outstanding Series A Preferred Stock.

Common Stock Purchase Warrants

As at January 26, 2006 we had an aggregate of 14,635,308 common stock purchase warrants issued and outstanding, each exercisable for the purchase of one share of our common stock. All of the warrants are presently exercisable. The warrants have exercise prices ranging from $1.50 to $10.00 per share and have various expiration dates that extend through January 2008. The average exercise price for the outstanding warrants is $1.37 per share.

Stock Options

As at January 26, 2006 we had an aggregate of 777,000 stock options issued and outstanding, 130,000 of which were fully vested. Each option is exercisable, upon vesting, for the purchase of one share of our common stock.

The options have exercise prices ranging from $.25 to $13.40 per share and have various expiration dates that extend through 2015. The average exercise price for the outstanding options is $1.36 per share.

Series I and II Exchangeable Shares of 3091503 Nova Scotia Company

Subject to the terms of the Series I Exchangeable Share Voting, Support, and Exchange Agreement, dated as of January 2, 2005, among us, YAC Corp., 3091732 Nova Scotia Company, 3091503 Nova Scotia Company and the shareholders of Teckn-O-Laser Global Company holding Series I Exchangeable Shares of 3091503 Nova Scotia Company, Series I Exchangeable Shares of 3091503 Nova Scotia Company are exchangeable, on a share for share basis, for shares of our common stock. There are presently 6,500,000 Series I Exchangeable Shares issued and outstanding.

Subject to the terms of the Series II Exchangeable Share Voting, Support and Exchange Agreement, dated as of January 2, 2005, among us, YAC Corp., 3091732 Nova Scotia Company, 3091503 Nova Scotia Company and the shareholders of Teckn-O-Laser Global Company holding Preferred Shares of 3091503 Nova Scotia Company, Series II Exchangeable Shares of 3091503 Nova Scotia Company are exchangeable, on a share for share basis, for shares of our common stock. There are presently no shares of Series II Exchangeable Shares issued and outstanding. (See “DESCRIPTION OF BUSINESS – Teckn-O-Laser Share Purchase Agreement”).

Delaware Law and Our Charter and By-law Provisions; Anti-takeover Effects

Section 203 of the Delaware General Corporation Law (“DGCL”) prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person become an interested stockholder unless:

•	prior to the date of the business combination, the transaction is approved by the board of directors of the corporation;

•	upon consummation of the transaction which resulted in a stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock, or

•

on or after such date the business combination is approved by the board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own), 15% or more of the corporation’s voting stock.

The restrictions of Section 203 do not apply, among other things, if a corporation, by action of its stockholders, adopts an amendment to its certificate of incorporation or by-laws expressly electing not to be governed by Section 203, provided that, in addition to any other vote required by law, such amendment to the certificate of incorporation or by-laws must be approved by the affirmative vote of a majority of the shares entitled to vote. Moreover, an amendment so adopted is not effective until twelve months after its adoption and does not apply to any such corporation on or prior to such adoption. Our Certificate of Incorporation and By-laws do not currently contain any provision election not to be governed by Section 203 of the DGCL. The provisions of Section 203 of the DGCL may have a depressive effect on the market price of our common stock because they could impede any merger, consolidating takeover or other business combination involving or discourage a potential acquirer from making a tender off or otherwise attempting to obtain control of us.

Under our By-laws, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled by vote of a majority of the directors then in office, making it more difficult for a third party to acquire, or discourage a third party from acquiring, control of us.

Our Certificate of Incorporation and By-Laws contain provisions permitted under the DGCL statute relating to the limitation of liability of directors. These provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director’s duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Further, our Certificate of Incorporation contains provisions to indemnify our directors and officers to the fullest extent permitted by the DGCL statute. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as our directors.

Transfer Agent and Registrar

Corporate Stock Transfer & Trust Company, 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209 is our transfer agent and the registrar for our common stock. Its telephone number is (303) 282-4800.

Shares Eligible for Future Sale

We presently have issued and outstanding 31,651,930 shares of our common stock, options to purchase 777,000 shares of our common stock at an average exercise price of $1.36 per share, warrants to purchase 14,635,308 shares of our common stock at an average exercise price of $1.37 per share, subscription receipts to purchase 4,800,000 shares of our common stock including 2,400,000 shares underlying warrants issuable upon exercise of the subscription receipts, and 1,114,470 shares issuable upon exercise of Agent’s Warrants including 557,235 shares underlying warrants issuable upon exercise of the Agent’s Warrants. We also have registered for resale 6,500,000 shares of our common stock underlying Series I Exchangeable Shares of our subsidiary, 3091503 Nova Scotia Company, 1,200,000 shares issuable upon conversion of certain outstanding convertible promissory notes, and 1,800,000 shares issuable upon conversion of our outstanding loan with Barrington Bank International Ltd. With the exception of shares held by affiliates which may be subject to resale limitations, all of our issued and outstanding shares of common stock are eligible to be sold at any time. Market sales of large amounts of our common stock, or the potential for those sales even if they do not actually occur, may have the effect of depressing the market price of our common stock. In addition, if our future financing needs require us to issue additional shares of common stock or securities convertible into common stock, the supply of common stock available for resale could be increased which could stimulate trading activity and cause the market price of our common stock to drop, even if our business is doing well.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Marcum & Kliegman LLP, Independent Registered Public Accounting Firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Gottbetter & Partners, LLP, 488 Madison Avenue, 12th Floor, New York, New York 10022.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our articles of incorporation limit the liability of our officers and directors to the maximum extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares by the Selling Stockholders being offered pursuant to this prospectus, nor will any of the proceeds be available for our use or otherwise for our benefit. All proceeds from the sale of the shares will be for the accounts of the Selling Stockholders.

We will however, receive the exercise price of the options and warrants (including Agent’s Warrants and warrants issuable upon exercise of subscription receipts and Agent’s Warrants) overlying certain of the shares to be offered and sold by the Selling Stockholders if, and when any are exercised by Selling Stockholders. Assuming exercise of all the Selling Stockholders’ stock options and warrants (including Agent’s Warrants and warrants issuable upon exercise of subscription receipts and Agent’s Warrants) overlying shares being offered pursuant to this prospectus, the gross proceeds to us would be approximately $25,396,983. We intend to use any proceeds from the exercise of options and warrants for working capital and general corporate purposes.

DESCRIPTION OF BUSINESS

General

During the year ended December 31, 2004 we were not engaged in any revenue producing business activities. We did however, engage in financing activities and also engaged in discussions, from time to time, with operating businesses within the imaging consumables segment with respect to possible mergers, acquisitions and other types of business combinations. In connection therewith, on May 3, 2004 we entered into two related, non-binding letters of intent to purchase, through a subsidiary to be formed, all of the issued and outstanding stock of Teckn-O-Laser Global, Inc. (presently known as Teckn-O-Laser Global Company). The letters of intent were subsequently amended on each of September 17, 2004 and December 10, 2004. As discussed below under “Teckn-O-Laser Share Purchase Agreement”, on January 31, 2005 we completed this acquisition.

In November 2005 we completed the acquisition of approximately 10% of the outstanding shares of Turbon AG a German public corporation operating in the same line of business as us. We intend to pursue the acquisition of the remaining outstanding shares of Turbon AG. The completion and closing of such an acquisition is subject to several conditions, including but not limited to, our raising of the necessary funds to close the transaction, our submission of a formal offer for the shares and our obtaining the approval of Turbon AG’s shareholders, and our satisfaction of applicable regulatory requirements. No assurance can be given that we will be able to successfully complete the proposed acquisition as we do not presently have any agreements in place regarding such an acquisition with Turbon AG, Turbon AG’s shareholders or any lenders. (See “Turbon AG Acquisition” below)

Effective March 22, 2004 we effected a 1:20 reverse stock split. All references to shares in this prospectus have been adjusted to reflect this stock split.

Prior to the cessation of our operations in or about July 2003, we were a manufacturer and marketer of environmentally conscious quality aftermarket ink products for the imaging consumables market. Our products included ink jet and remanufactured laser toner cartridges, inkjet refill kits, remanufactured inkjet cartridges, thermal printer film, bulk ink, and a wide range of specialty inks for industrial printer applications. We generated no sales during 2003 or 2002 from continuing operations due to our main operating subsidiary, Reink Imaging USA Ltd., filing for Chapter 7 Bankruptcy on July 10, 2003, and its subsequent treatment as a discontinued operation for financial reporting purposes.

Previously, we had three (3) wholly-owned subsidiaries: Reink Imaging USA, Ltd. (“Reink USA”), Brittany L.L.C. (“Brittany”), and Reink Canada Corp.(“Reink CA”). Reink USA was headquartered in Mississauga, Ontario where we maintained our principal administrative offices. Reink USA also operated out of a facility in Cookeville, Tennessee that remanufactured inkjet cartridges, produced bulk ink, and conducted research and development. Brittany was a limited liability company located in Pennsauken, New Jersey which owned the real property upon which Reink USA operations were formerly located. All operations were removed from this location at the beginning of 2003. Reink CA is a Canadian corporation with minimal operations formed to handle Canadian sales of our ink products.

We were incorporated in Delaware in March 1999 under the name Reink Corp. (“Reink”). On April 9, 1999 we acquired the stock of Renewable Resources, Inc. On May 19, 1999, Reink was acquired by Newmarket Strategic Development Corp. (“Newmarket”) for 11,850,000 shares of Newmarket stock pursuant to a Plan of Merger between Reink and Newmarket. Newmarket then changed its name to Reink Corp. On September 30, 1999, Reink, through its wholly owned subsidiary, Reink USA, Ltd purchased all of the assets and assumed all of the liabilities of Assembly Services Unlimited, Inc. (“Assembly”) and all of the issued and outstanding membership certificates of Brittany L.L.C. (“Brittany”), the entity owning the real property upon which Assembly conducted its operations. Effective March 22, 2004 Reink changed its name to Adsero Corp.

On December 31, 2002, our Chief Executive Officer, Vice President of Finance and a production chemist who was employed in our former research and development facility (collectively the “Former Officers”) resigned from their positions with the Company. Prior to resigning, the Former Officers dismissed all employees of Reink USA. We commenced and continue to pursue legal proceedings against these Former Officers for actions that we believe violated non-competition and confidentiality clauses within their employment contracts. See “Legal Proceedings”.

In January 2003 the three largest creditors of Reink USA filed a petition to force Reink USA into Chapter 7 under the US Federal Bankruptcy Code (the “Bankruptcy Code”). In March 2003, the Federal Bankruptcy Court for the District of New Jersey accepted Reink USA’s motion to convert the case into a voluntary bankruptcy under Chapter 11 of the Bankruptcy Code. On July 10, 2003 the case was converted back from Chapter 11 “Reorganization” into Chapter 7 “Liquidation” and a Bankruptcy Trustee was appointed to administer the estate. As a result, we lost control of Reink USA which is presented as a discontinued operation for all periods.

Teckn-O-Laser Share Purchase Agreement

On January 31, 2005 we executed and closed a Share Purchase Agreement (the “Share Purchase Agreement”) dated and effective as of January 2, 2005 among us, YAC Corp. (“YAC”), Teckn-O-Laser Company (“TOL Canada”), 3091503 Nova Scotia Company (“Acquiror”), Teckn-O-Laser Global Company (“Acquiree”), 3091732 Nova Scotia Company (“Callco”), and the shareholders of Acquiree, 9144-6773 Quebec Inc. and 9144-6906 Quebec Inc. (the “Acquiree Shareholders”). TOL Canada is a wholly owned subsidiary of Acquiree. YAC is a wholly owned subsidiary of ours. Callco is a wholly owned subsidiary of YAC. Acquiror is a wholly owned subsidiary of Callco. We accounted for the acquisition using the purchase method of accounting.

Prior to closing, we advanced CDN$1,500,000 (approximately US$1,250,000) to the Acquiree Shareholders for the purpose of having them acquire certain shares of Acquiree capital stock from a third party so that at closing, the Acquiree Shareholders would own all the capital stock of Acquiree. The advance, which was not required to be repaid upon closing, became part of the purchase consideration that we paid to the Acquiree Shareholders.

On November 4, 2005 we entered into an agreement with 9144-6773 Quebec Inc. and 9144-6906 Quebec Inc., to restructure certain obligations of ours to these corporations pursuant to the Share Purchase Agreement.

Pursuant to the Share Purchase Agreement, we acquired through our subsidiary, Acquiror, all of the issued and outstanding capital stock of Acquiree in exchange for certain payments to be made at closing (the “Closing Payments”) and subsequent to closing (the “Post-Closing Payments”).

The Closing Payments consisted of:

•

the issuance to the Acquiree Shareholders of 6,500,000 Acquiror Series I Exchangeable Shares, 6,000,000 of which were issued subject to a Lock Up Agreement dated as of January 2, 2005 that restricts the subsequent sale, transfer, or disposal of a corresponding number of our common shares that will be issued to the holders of the Acquiror Series I Exchangeable Shares upon exchange thereof;

•	the issuance to the Acquiror Shareholders of 1,932,000 Acquiror Preferred Shares; and

•	the payment to the Acquiree Shareholders of CDN$750,000 (approximately US$624,975).

The Post-Closing Payments consisted of:

•	a cash payment to the Acquiree Shareholders of CDN$2,182,000 (approximately US$1,817,606) due March 26, 2006 (the “2006 Payment”);

•	a cash payment to the Acquiree Shareholders of CDN$1,000,000 (approximately US$833,333) due March 31, 2007 (the “2007 Payment”); and

•	a cash payment to the Acquiree Shareholders of CDN$1,000,000 (approximately US$833,333) due March 31, 2008 (the “2008 Payment”).

The 2006 Payment was not due and payable in the event that Acquiree’s Earnings Before Interest Taxes Depreciation and Amortization (“EBITDA”) for the year ending December 31, 2005, is less than CDN$1,000,000. The 2007 Payment was not due and payable in the event that Acquiree’s EBITDA for the year ending December 31, 2006 was less than CDN$1,500,000. The 2008 Payment was not due and payable in the event that Acquiree’s EBITDA for the year ending December 31, 2007 was less than CDN$2,000,000.

Subject to the terms of a Series I Exchangeable Share Voting, Support and Exchange Agreement, dated as of January 2, 2005 (the “Series I Support Agreement”), among us, YAC, Callco, Acquiror and the Acquiree Shareholders holding Series I Exchangeable Shares of Acquiror (the “Holders’), the Holders had the option of converting any Post Closing Payments due to them into Acquiror Series I Exchangeable Shares at a conversion rate calculated by dividing the dollar amount of any converted payments by an amount representing the greater of:

•	US$1.00 converted to CDN dollars; or

•

80% of the average closing price of our common stock converted to CDN dollars for the twenty trading days immediately preceding the date on which an Acquiree Shareholder provides a notice of conversion to Acquiree.

Subject to the terms of the Series I Support Agreement, the Acquiror Series I Exchangeable Shares are exchangeable, on a share for share basis, for shares of our common stock. All Holders of Acquiror Series I Exchangeable Shares also received one share of our Series A Preferred Special Voting Stock (the “Series A Preferred Stock”) for each Acquiror Series I Exchangeable Share owned. Shares of our Series A Preferred Stock have the right to vote on all matters submitted to the vote of our common shareholders on the basis of one vote for each share held. The Series A Preferred Stock is non-transferable, other than upon sale or exchange on disposition of the corresponding Acquiror Series I Exchangeable Shares, which triggers a requirement for the holder to deliver a like number of shares of Series A Preferred Stock to us for cancellation. The Series I Support Agreement also contains provisions that grant Callco the right, exercisable upon the occurrence of certain events, including the proposed dissolution or liquidation of Acquiror or a prior retraction request by the Holder, to require the Holders to sell their Series I Exchangeable Shares to Callco. Similarly, the Series I Support Agreement grants the Holder the right to require Callco to purchase from the Holder all or any part of the Holder’s Acquiror Series I Exchangeable Shares upon certain events including the institution by Acquiror of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up. The Series I Support Agreement further provides for automatic exchange upon the sale of all or substantially all of our assets, or upon our liquidation or dissolution. The Series I Support Agreement further provides that so long as any Acquiror Series I Exchangeable Shares are issued and outstanding, that we and our subsidiaries cannot declare or pay a dividend on our respective common stocks unless an equivalent dividends is declared or paid, as the case may be, on the Series I Exchangeable Shares.

Dividends were not payable on the Acquiror Preferred Shares but as long as they were outstanding, Acquiror could not, without the approval of the holders of the Acquiror Preferred Shares, pay any dividends on Acquiror’s common shares or redeem or purchase or make any capital distributions in respect of any Acquiror common shares. Holders of Acquiror Preferred Shares were entitled, subject to the exercise of the Retraction Call Right by Callco and compliance with other terms of the Preferred Share Support Agreement, to require Acquiror to redeem their Acquiror Preferred Shares at a price of CDN$1.00 per share at specified times. The times at which holders of Acquiror Preferred Shares could make such requests were as follows:

•	September 15, 2005 : 750,000 Acquiror Preferred Shares;

•	September 30, 2005 ; 443,250 Acquiror Preferred Shares;

•	December 31, 2005 : 443,250 Acquiror Preferred Shares; and

•	March 31, 2006 : 295,500 Acquiror Preferred Shares.

In the event Acquiror failed or neglected to redeem the Acquiror Preferred Shares for CDN$1.00 as required by the Preferred Share Support Agreement, Acquiror was required to redeem the Acquiror Preferred Shares by issuing to the Holders thereof 2.5 Series II Exchangeable Shares of Acquiror for each Acquiror Preferred Shares so redeemed.

The restructuring transaction was effected to improve our liquidity and facilitate our purchase of treasury shares of Turbon AG. Pursuant to the restructuring, our obligation to make the 2006 Payment, 2007 Payment and 2008 Payment to the Acquiree Shareholders was terminated, and the 1,932,000 Acquiror Preferred Shares were cancelled as was our obligation to redeem such Preferred Shares. In consideration thereof, we agreed to pay $600,000 to the Acquiree Shareholders, agreed to issue 3,272,397 shares to the Acquiree Shareholders at a valuation of $.70 per share or $2,290,678, and agreed to pay to Acquiree Shareholders additional aggregate cash payments of $2,290,678 payable in six equal installments of $381,780 each on March 31, 2007; June 30, 2007; September 30, 2007; December 31, 2007; March 31, 2008 and June 30, 2008.

Pursuant to the Share Purchase Agreement, we also agreed to issue an aggregate of 300,000 non-statutory stock options pursuant to our 2000 Stock Option Plan to employees of TOL Canada and Teckn-O-Laser USA, Inc. (“TOL USA”). The options granted to each employee have a maximum term of 10 years and vest in equal amounts, each equal to 1/3 of the total number of options granted to the employee, on each of the first, second and third anniversaries of the date of grant. Non-vested options terminate upon the employee’s death, permanent disability or termination of employment. Vested options terminate 60 days after an employee’s death, permanent disability or termination of employment except in cases where termination is for cause, in which event they terminate at the time of termination of employment. Effective January 31, 2004 we granted an aggregate of 244,500 options to 12 persons with an exercise price of US$1.57 per share, which was the closing market price for our common stock on January 31, 2005.

Pursuant to the Share Purchase Agreement, Wayne Maddever resigned from his positions as our President and Chief Executive Officer effective January 28, 2005 and the vacancy thereby created was filled at closing by Yvon Leveille. At closing we also appointed Alain Lachambre as our Vice President of Sales and Marketing. In connection therewith, we entered into renewable 3 year employment agreements with each of Yvon Leveille and Alain Lachambre. Messrs. Leveille and Lachambre were also appointed at that time to our board of directors although Mr. Lachambre subsequently determined effective February 4, 2005 that he did not wish to serve as a director and resigned. The initial base annual salaries payable to Messrs. Leveille and Lachambre under their employment agreements are CDN$175,000 (approximately US$145,900) and CDN$166,000 (approximately US$138,400), respectively. The employment agreements further provide for the payment of performance based bonuses of up to 100% of salary at the discretion of the Compensation Committee of the Board of Directors.

In connection with the Share Purchase Agreement and pursuant to our financing agreement with Manchester Consolidated Corp. (“Manchester”) we paid Manchester a financing fee for its role in arranging the transaction equal to 5% of the transaction value. The transaction value was CDN$15,382,000 (approximately US$12,813,206), 5% of which is CDN$769,100 (approximately US$640,660). Pursuant to the forgoing we have paid Manchester CDN$350,000 in cash (approximately US$291,550) and paid the CDN$419,100 balance through the issuance of 698,500 shares of our common stock valued at US$.50 per share to Manchester and its designees.

In a related transaction to the Share Purchase Agreement, effective January 1, 2005 we acquired TOL USA from Teckn-O-Laser Global Inc. pursuant to a Share Purchase Agreement for $1,000 in cash. TOL USA is the US arm of the Teckn-O-Laser group of affiliated companies. Teckn-O-Laser Global Company, Teckn-O-Laser Company, and Teckn-O-Laser USA, Inc. are sometimes hereinafter singly and collectively referred to as Teckn-O-Laser.

Teckn-O-Laser manufacturers and distributes imaging products, including remanufactured toner cartridges and remanufactured inkjet cartridges. These products are sold, directly and indirectly, to original equipment manufacturers, wholesale distributors, and retail office suppliers, both domestically and internationally. All such products are designed to reduce environmental waste while producing significant cost savings for the end consumer and businesses.

Teckn-O-Laser was founded in 1988 and is Canada’s largest supplier of name brand compatible print cartridges. On average, Teckn-O-Laser’s remanufactured cartridges are 30-40% less expensive than those manufactured by original equipment manufacturers. In 1996 Teckn-O-Laser became the first Canadian toner cartridge remanufacturer to attain 1SO 9002 certification. Teckn-O-Laser presently has ISO 9001:2000 certification, the successor standard to ISO 9002. ISO standards are quality management standards published by the International Organization for Standardization which is an organization consisting of members from approximately 150 countries. The goal of the International Organization for Standardization is to establish uniform international standards for products and services. The widespread adoption of international standards means that manufacturers and suppliers can base the development of their products and services on specifications that have wide acceptance in their sectors. Businesses using their standards are increasingly able to more readily compete in many more markets around the world. ISO 9001:2000 has become an international reference for quality requirements in business and business dealings. It is a generic management system standard concerned with quality management. Its focus is on that which an organization does to enhance customer satisfaction by meeting customer and applicable regulatory requirements and to continually improve its performance in this regard.

Teckn-O-Laser currently sells its products, which are various types of remanufactured toner cartridge and inkjet cartridges in the United States and Canada. Approximately 60% of its products are sold in the United States with the 40% balance being sold in Canada. Toner cartridge sales presently account for approximately 98% of all product sales while inkjet cartridge sales presently account for 2% of product sales. The products are principally manufactured in our plant in Sainte Julie, Quebec. We also utilize, on occasion, the services of a contract manufacturer in the United States.

Guarantee Agreement with National Bank of Canada

Effective April 19, 2005 we executed a Guarantee Agreement with National Bank of Canada in which we guaranteed the payment of all present and future obligations of our subsidiary, Teckn-O-Laser Company, to National Bank of Canada in the form of principal, interest and costs, up to a maximum amount of CDN$5,000,000.

Barrington Loan Agreement

In conjunction with the Share Purchase Agreement, we entered into a Loan Agreement (the “Loan Agreement”) dated as of January 26, 2005 with Teckn-O-Laser Company (the “Borrower”), YAC Corp. (“YAC”), 3091732 Nova Scotia Company (“Callco”), 3091503 Nova Scotia Company (“TAC”), Teckn-O-Laser Global Company (“TOLG”), Teckn-O-Laser USA Inc. (“TOL USA”) and Barrington Bank International Limited (“Lender”). Pursuant to the Loan Agreement, on January 31, 2005 Lender loaned CDN$2,000,000 (approximately US$1,666,666) to Borrower which facilitated our ability to meet our obligations under the Share Purchase Agreement. The loan, which is secured by all of our assets, is guaranteed by each of us, YAC, Callco, TAC, TOLG and TOL USA. It has a maximum term of 10 years subject to acceleration upon default or to earlier payment. Interest of 12% per annum is due on the loan during the first 12 months of the term and interest of 20% per annum is due on the loan thereafter. The loan can be prepaid by Borrower in whole or in part. However, in the event prepayment occurs prior to the 1 year anniversary of the loan, Borrower is obligated to pay a prepayment fee equal to the amount of additional interest that Borrower would have paid on the loan from the date of prepayment through the date of the 1 year anniversary of the loan. Commencing on the 6 month anniversary of the loan, Lender has the right to convert the remaining principal balance of the loan into shares of our common stock at a conversion price of US$1.00 per share. As further consideration for the loan, we issued 200,000 shares of our common stock to Lender and agreed to include such shares in this prospectus. In connection with the loan, we, the Borrower, the Lender and the Guarantors have entered into a series of related agreements principally designed to protect the interests of the Lender in making the loan.

Share Purchase Agreement with Turbon AG

Effective June 22, 2005 we entered into a Share Purchase Agreement (the “Agreement”) with Turbon AG (“Turbon”) pursuant to which we agreed to purchase 400,000 Turbon shares from Turbon’s treasury at a purchase price of $14 per share or an aggregate of $5,600,000 (the “Purchase Price”). On June 23, 2005 we paid Turbon $1,001,000 of the Purchase Price and acquired 71,500 of the 400,000 Turbon shares. On November 4, 2005 we paid Turbon an additional $4,599,000 and acquired the remaining 328,500 of the 400,000 Turbon shares. In connection with the Agreement, Manchester Consolidated Corp. became entitled to acquisition fees equal to $642,000. The acquisition fees were paid in a combination of cash ($82,000) and 1,160,000 shares of our common stock. For such purposes, the common stock was valued at $.50 per share.

Loan Agreement with Turbon International Inc.

As of November 4, 2005 we entered into a Loan Agreement (the “Loan Agreement”) with Turbon International Inc., (“Turbon International”), a wholly subsidiary of Turbon AG, and Teckn-O-Laser Global Company, a wholly owned subsidiary of ours (“Teckn-O-Laser”). Pursuant to the Loan Agreement, Turbon International made a $2,800,000 term loan to us and extended us a line of credit for up to an additional $2,800,000. Proceeds from the term loan were utilized by us to purchase certain Turbon AG shares (See “Share Purchase Agreement with Turbon”). In consideration of the $2,800,000 term loan, we issued a 5% promissory note to Turbon International. Interest under the term loan note is payable quarterly on each of January 31, April 30, July 31 and October 31 during the term of the loan commencing January 31, 2006. Principal and accrued but unpaid interest under the term loan note are due October 31, 2008 subject to acceleration upon an event of default. The loan can be prepaid by us at any time prior to maturity without penalty. The line of credit may only be used by us for the purpose of purchasing products from Turbon International and certain affiliated entities. We will pay interest of 5% per annum on all sums advanced under the line of credit. Interest will be due and payable on the last day of each quarter starting with the quarter ending November 30, 2005. Principal and accrued but unpaid interest under the line of credit are due October 31, 2006 subject to acceleration upon an event of default. All advances under the line of credit will be evidenced by promissory notes. Amounts borrowed under the line of credit may be repaid by us at any time prior to maturity without penalty and may be re-borrowed.

Upon an event of default under the term loan or line of credit the interest rate payable under the applicable notes will be increased from 5% to 9% until cured. Our indebtedness to Turbon International under both the term loan and line of credit is secured by a first priority lien on our 400,000 shares of common stock of Turbon AG.

Recharger Industry

The printer cartridge recharger industry (“Recharger Industry”), with estimated worldwide revenues of $8 billion, consists of entities that remanufacture toner and inkjet printer cartridge for resale back to consumers. Remanufactured toner and inkjet cartridges provide a cost effective alternative to new cartridges. They also offer an environmental benefit as reusing cartridges keeps tens of thousands of tons of industrial grade plastics out of landfills. An estimated 700 million cartridges worldwide were thrown away in 2003.

A remanufactured cartridge is a recycled and refilled cartridge that is tested to insure that it provides the same or greater performance (based on cartridge yield) as a new, non-recycled cartridge. A used cartridge that is going to be remanufactured is first disassembled and inspected for wear. Parts that are damaged or worn are replaced, and other components are cleaned and reconditioned. The cartridge is then reassembled, filled and tested for proper performance.

Properly remanufactured cartridges do not damage the copy machine or printer in which they are ultimately used. In order to remanufacture a cartridge you must first have the empty one to refill. When a new printer using a new cartridge is introduced it may take several months if not years for the empty cartridges to become available in the quantity that warrants the refiller to make the investment to tool up for remanufacture.

Toner cartridges can be remanufactured several times. Approximately 97% of the combined components (plastic, metal, rubber, paper, foam and toner) in toner cartridges can be recycled. If not recycled the plastic made of engineering grade polymers, takes at least 1,000 years to decompose. Remanufactured toner cartridges minimize the disposal of these materials, conserve natural resources by eliminating the need for virgin materials, and saves energy in the remanufacturing process.

Laser toner is a dry, powdered ink while inkjet inks are liquid. Laser printers (as well as inkjet multifunction machines, laser copiers, and laser fax machines) work by fusing toner to paper using heat. The printed results of lasers are smudge-proof and waterproof. Inkjet printers (as well as inkjet multifunction machines, inkjet copiers, photo printers, and inkjet fax machines) spray tiny droplets of liquid ink onto paper. There have been great strides in recent years in inkjet printing technology that have made them much more resistant to smudging and smearing.

The Recharger Industry is currently highly fragmented with a large number of small competitors competing in this growth segment. Much of this growth comes from the fact that both consumers and business are increasingly utilizing printers to develop their digitized image products. In order to compete, participants will need to achieve economies of scale and develop expanded sales channels. With the increased numbers of different printer cartridges the smaller producers will need to move more toward outsourcing as a way to manage their research and development and manufacturing costs. This will allow the business owner to focus on the sales and service of their customers. Adsero seeks to capitalize on this outsourcing through strategic arrangements to produce all of their production as well as providing other services to enhance the small business owner’s ability to attract and retain customers.

Consulting and Other Service Agreements

Effective January 13, 2005 we entered into an agreement with 6327214 Canada Inc., a corporation owned by William Smith pursuant to which we receive the services of William Smith, our acting secretary, treasurer and chief financial officer. Pursuant to the agreement we pay a fee of CDN$13,750 per month (approximately US$11,500) which amount is subject to future modification upon mutual agreement of the parties.

Effective February 1, 2005 we entered into a 1 year Investor Relations Agreement with Agora Investor Relations Corp., an Ontario, Canada corporation (“Agora”) pursuant to which Agora provides shareholder services and, subject to compliance with applicable laws, rules and regulation, other services intended to raise public awareness of our business. In consideration of such services, we are paying Agora monthly compensation of CDN$2,750 (approximately US$2,300) and have issued to Agora 100,000 stock options, each to purchase one share of our common stock, at a price of $1.50 per share. The options are exercisable, upon vesting, during the period February 1, 2006 through February 1, 2008. 25,000 of the options vest on each of May 1, 2005; August 1, 2005; November 1, 2005; and February 1, 2006. The agreement is renewable at our option, for an additional 1 year term on similar terms.

Effective February 1, 2005 we entered into a 1 year Investor Relations Agreement with Stockgroup Media Inc., a Canadian corporation (“Stockgroup”) pursuant to which Stockgroup provides shareholder services and, subject to compliance with applicable laws, rules and regulations, other services intended to raise public awareness of our business. In consideration of such services, we are paying Stockgroup monthly compensation of CDN$2,250 (approximately US$1,920).

Effective January 7, 2005 we entered into a financial consulting agreement with Westminster Capital Inc. (“Westminster”). The term of the agreement is through and until December 31, 2007. In consideration thereof, we issued 300,000 shares to Westminster.

Effective January 7, 2005 we entered into a corporate consulting agreement with Gregory Belzberg. The term of the agreement is through and until December 31, 2007. In consideration thereof, we issued 50,000 shares of our common stock to Mr. Belzberg.

In January 2004 we entered into an exclusive financing arrangement with Manchester Consolidated Corp. (“Manchester”), a corporation owned by Anthony Pallante whereby a fee is payable by us, upon successful completion of a financing or any acquisition, merger, or other business combination generated by Manchester. The fees for financing were 10% up to $2 million plus 7% on $2 million to $5 million plus 5% on any excess over $5 million and the fees for an acquisition which are based on the transaction value were 12% on first $5 million plus 7% on the next $5 million plus 4% on any excess value over $10 million. Where Manchester both raises financing and assists in a merger in the same transaction it is entitled to the larger fee under the two provisions. Either party to the agreement can terminate, without penalty, upon nine months prior written notice. In July 2004 we amended the January 2004 financing agreement arrangement. Thereunder, we are presently obligated to pay Manchester a fee upon successful completion of a financing or any acquisitions, mergers, or other business combinations arranged for us by or through Manchester. The revised fee structure for financings are 10% for transactions up to and including $2,000,000; 7% for transactions in excess of $2,000,000 up to and including $5,000,000; and 5% for transactions in excess of $5,000,000. The revised fee structure for acquisitions, mergers or other business combinations is 12% for transactions up to and including $5,000,000; 7% for transactions in excess of $5,000,000 up to and including $10,000,000; and 5% for transactions in excess of $10,000,000. All other material terms of the arrangement remain unchanged. In connection with its role in arranging the Share Purchase Agreement with Teckn-O-Laser Global Company, we paid Manchester a transaction fee equal to 5% of the transaction value of CDN($15,382,000) (approximately US$12,813,206) which was CDN$769,100 (approximately US$640,660). Payments consisted of CDN$350,000 in cash (approximately US$291,550) and CDN$419,100 (approximately US$349,250) in shares of our common stock valued at US$.50 per share resulting in our March 2005 issuance of 698,500 shares to Manchester and its designees. As more fully described above under “Share Purchase Agreement with Turbon AG”, we paid acquisition fees of $642,000 consisting of cash ($82,000) and 1,120,000 shares of stock valued at $.50 per share ($560,000) in connection with our acquisition of an aggregate of 400,000 shares of Turbon AG.

Effective January 6, 2003 we executed a consulting agreement with Manchester Administrative Services Inc. (“Manchester Administrative”), a corporation owned by Anthony Pallante, to provide us with the services of various individuals. Thereunder, Manchester Administrative was paid consulting fees of up to $40,000 per month depending on the level of work completed. Fees were invoiced monthly on an ongoing basis. Pursuant to this agreement, we received the services of William Smith, who signed the contract on behalf of Manchester Administrative, as Executive Vice President. Manchester Administrative was paid $259,074 under this agreement for 2004, $81,500 of which was paid to William Smith, $45,000 of which was paid to Anthony Pallante, and the remainder consisted of expense reimbursement related to our corporate reorganization and acquisition activities. At the end of each quarter, under this agreement, Manchester Administrative had the right to convert any unpaid fees into our common stock at the greater of $1.00 per share or 80% of the then market price. This agreement was terminated effective January 13, 2005.

Effective June 22, 2005, we entered into a Strategic Supply Agreement (the “Agreement”) with Turbon AG (“Turbon”), a leading global imaging supply company specializing in the remanufacture of laser cartridges. Pursuant to the Agreement, Turbon is a strategic supplier of remanufactured laser toner cartridges for us at prices that are competitive in the market place for such products and that are lower than prices offered by Turbon to other third party customers for similar products under similar conditions. In consideration thereof, we have given preferred vendor status to Turbon and have given preference to ordering products from Turbon over competitive products of third parties as long as Turbon’s product quality meets our specifications. The Agreement runs through December 31, 2008 and is subject to early termination and renewal provisions.

For a description of additional service agreements see Executive Compensation - Employment Agreements and Certain Relationships and Related Transactions.

Financing Transactions

On November 4, 2005 we sold 2,400,000 subscription receipts at a price of $.50 per subscription receipt or an aggregate of $1,200,000 to HBT Holdings GmbH, each subscription receipt to be automatically exercised, without payment of any additional consideration, on January 31, 2006 into, subject to adjustment, one unit. Each unit consists of one share of our common stock (the “Unit Shares”) and one common stock purchase warrant (the “Unit Warrants”) .Each warrant entitles the holder to purchase, subject to adjustment, an additional share of our common stock (the “Warrant Shares”) at a price of $1.25 per share during the period ending at 5:00 p.m. (Toronto time) on May 3, 2008. Proceeds from the sales were utilized by us purchase certain Turbon AG shares.

On November 4, 2005 we received aggregate loans of $600,000 from three related persons. In consideration thereof, we issued 5% convertible promissory notes due December 31, 2006 (the “Maturity Date”) to Alain Lachambre ($136,198), Yvon Leveille ($328,113) and Manchester Consolidated Corp. ($135,689). Interest and principal on the notes are due on the Maturity Date. The notes can be prepaid by us at any time. If all principal and interest due on the notes are not paid in full on the Maturity Date, the respective holders may, at their sole option, convert the total amount of unpaid principal and interest into shares of our common stock at the rate of $.50 per share. The loan proceeds were utilized to purchase certain Turbon AG shares.

As of November 4, 2005 we entered into a Loan Agreement (the “Loan Agreement”) with Turbon International Inc., (“Turbon International”), a wholly subsidiary of Turbon AG, and Teckn-O-Laser Global Company, a wholly owned subsidiary of ours (“Teckn-O-Laser”). Pursuant to the Loan Agreement, Turbon International made a $2,800,000 term loan to us and extended us a line of credit for up to an additional $2,800,000. Proceeds from the term loan were utilized by us to purchase certain Turbon AG shares. In consideration of the $2,800,000 term loan, we issued a 5% promissory note to Turbon International. Interest under the term loan note is payable quarterly on each of January 31, April 30, July 31 and October 31 during the term of the loan commencing January 31, 2006. Principal and accrued but unpaid interest under the term loan note are due October 31, 2008 subject to acceleration upon an event of default. The loan can be prepaid by us at any time prior to maturity without penalty. The line of credit may only be used by us for the purpose of purchasing products from Turbon International and certain affiliated entities. We will pay interest of 5% per annum on all sums advanced under the line of credit. Interest will be due and payable on the last day of each quarter starting with the quarter ending November 30, 2005. Principal and accrued but unpaid interest under the line of credit are due October 31, 2006 subject to acceleration upon an event of default. All advances under the line of credit will be evidenced by promissory notes. Amounts borrowed under the line of credit may be repaid by us at any time prior to maturity without penalty and may be re-borrowed.

Upon an event of default under the term loan or line of credit the interest rate payable under the applicable notes will be increased from 5% to 9% until cured. Our indebtedness to Turbon International under both the term loan and line of credit has been guaranteed by Teckn-O-Laser and, subject to our receipt of written consent from our existing secured lenders, will be secured by a first priority lien on our 400,000 shares of common stock of Turbon AG.

On November 29, 2005 we entered into an Agency Agreement with Loewen, Ondaatje, McCutcheon Limited (“LOM”) pursuant to which we offered and sold through LOM, as placement agent, (the “Agent”) 1,400,000 subscription receipts (the “Subscription Receipts”) at a price of $.50 per Subscription Receipt or $700,000 in the aggregate. The offering was made to non-US persons in reliance on Regulation S under the Securities Act of 1933 as amended. Each Subscription Receipt was automatically exercised, without payment of any additional consideration, effective December 31, 2005, into, subject to adjustment, a unit (the “Units”) consisting of one share of our common stock (the “Unit Shares”) and one common stock purchase warrant (the “Unit Warrants”). Each Unit Warrant entitles the holder to purchase an additional share of our common stock (the “Warrant Shares”) at a price of $1.25 per share during the 30 month period that commenced on November 29, 2005.

Pursuant to the Agency Agreement, we paid the Agent a commission of $49,000 which is equal to 7% of the gross aggregate offering proceeds and issued to the Agent 98,000 broker warrants (the “Broker Warrants”) which is equal to 7% of the number of Subscription Receipts sold. Each Broker Warrant was automatically exercised, without payment of any consideration, effective December 31, 2005, into, subject to adjustment, one agent’s warrant (the Agent’s Warrant”). Each Agent’s Warrant entitles the holder, subject to adjustment and the terms and condition set forth in the Agent’s Warrant certificate, to purchase from us one Unit at a price of $.50 per Unit during the 30 month period that commenced November 29, 2005.

On November 9, 2005 we entered into an Agency Agreement with Loewen, Ondaatje, McCutcheon Limited (“LOM”) pursuant to which we offered and sold through LOM, as placement agent, (the “Agent”) 4,000,000 subscription receipts (the “Subscription Receipts”) at a price of $.50 per Subscription Receipt or $2,000,000 in the aggregate. The offering was made to non-US persons in reliance on Regulation S under the Securities Act of 1933 as amended. Each Subscription Receipt was automatically exercised, without payment of any additional consideration, effective December 31, 2005, into, subject to adjustment, a unit (the “Units”) consisting of one share of our common stock (the “Unit Shares”) and one common stock purchase warrant (the “Unit Warrants”). Each Unit Warrant entitles the holder to purchase an additional share of our common stock (the “Warrant Shares”) at a price of $1.25 per share during the 30 month period that commenced on November 9, 2005.

Pursuant to the Agency Agreement, we paid the Agent a commission of $140,000 which is equal to 7% of the gross aggregate offering proceeds and issued to the Agent 280,000 broker warrants (the “Broker Warrants”) which is equal to 7% of the number of Subscription Receipts sold. Each Broker Warrant was automatically exercised, without payment of any consideration, effective December 31, 2005, into, subject to adjustment, one agent’s warrant (the Agent’s Warrant”). Each Agent’s Warrant entitles the holder, subject to adjustment, to purchase from us one Unit at a price of $.50 per Unit during the 30 month period that commenced November 9, 2005.

Pursuant to the Agency Agreement, we also granted the Agent the right to act as co-lead member of an investment banking syndicate for purposes of marketing and selling any brokered equity financing for us in Canada for a period of one year commencing November 9, 2005. We also granted the Agent the right to a minimum participation of 15% on any brokered equity financing for us in the United States for a period of one year commencing November 9, 2005.

On July 21, 2005 we entered into an Agency Agreement with Loewen, Ondaatje, McCutcheon Limited (“LOM”) pursuant to which we offered and sold through LOM, as placement agent, (the “Agent”) 1,707,000 subscription receipts (the “Subscription Receipts”) at a price of $.75 per Subscription Receipt or $1,280,250 in the aggregate. The offering was made to non-US persons in reliance on Regulation S under the Securities Act of 1933 as amended. Each Subscription Receipt was automatically exercised, without payment of any additional consideration, effective December 31, 2005, into, subject to adjustment, one and one-half units (the “Units”) resulting in our issuance of 2,560,500 Units. Each Unit consists of one share of our common stock (the “Unit Shares”) and one common stock purchase warrant (the “Unit Warrants”). Each Unit Warrant entitles the holder to purchase an additional share of our common stock (the “Warrant Shares”) at a price of $1.25 per share during the 30 month period that commenced on July 21, 2005.

Pursuant to the Agency Agreement, we paid the Agent a commission of $89,618 which is equal to 7% of the gross aggregate offering proceeds and issued to the Agent 119,490 broker warrants (the “Broker Warrants”) which is equal to 7% of the number of Subscription Receipts sold. Each Broker Warrant was automatically exercised, without payment of any consideration, effective December 31, 2005, into, subject to adjustment, one and one-half agent’s warrants (the Agent’s Warrant”) resulting in our issuance of 179,235 Agent’s Warrants. Each Agent’s Warrant entitles the holder, subject to adjustment and the terms and condition set forth in the Agent’s Warrant certificate, to purchase from us one Unit at a price of $.50 per Unit during the 30 month period that commenced July 21, 2005.

Pursuant to the Agency Agreement, our officers and directors entered into 180 day lock up agreements whereby they agreed not to directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of our common stock, or any financial instruments or securities convertible into, exercisable or exchangeable for, or that represent the right to receive shares of our common stock or similar securities now owned directly or indirectly by them or under their control or direction or with respect to which they have beneficial ownership, or enter into any swap, forward or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of their securities or agree to do any of the forgoing or publicly announce any intention to do the foregoing. Pursuant to the Agency Agreement, Manchester Consolidated Corp., a principal shareholder, entered into a 30 day lock up agreement on similar terms to those disclosed above.

Effective June 22, 2005 we entered into an agreement (the “Agreement”) with Loewen, Ondaatje, McCutcheon Limited (“LOM”), an investment banking firm. Pursuant to the Agreement, LOM loaned us $1,001,000 on June 22, 2005 for the specific purpose of allowing us to purchase issued and outstanding shares of Turbon AG. The term of the loan was the one year period that commenced on June 22, 2005. Interest accrued on the outstanding amount of the loan at the rate of 10% compounded semi-annually, and was payable quarterly commencing September 1, 2005. As partial consideration for entering into the Agreement, we issued 100,000 common stock purchase warrants to LOM, each exercisable for the purchase of one share of our common stock at a price of $1.50 per share during the 30 month period following issuance. The LOM loan was repaid in full from the proceeds of our July 21, 2005 private placement.

As disclosed in greater detail above under “Barrington Loan Agreement”, effective January 31, 2005 we closed a loan agreement with Barrington Bank International Ltd. pursuant to which we received CDN$2,000,000.

On January 7, 2005 we issued a $1,000,000 convertible promissory note (the “Note”) paying interest at the rate of 3.9% per annum to Westminster Capital Inc. (“Westminster”) in consideration of $1,000,000 which was used for us for the primary purpose of providing funding for our acquisition of Teckn-O-Laser Global Company. Interest and principal on the Note were due January 1, 2008 subject to prepayment or conversion commencing on or after July 1, 2005. Interest and principal due on the Note were convertible into shares of our common stock at a price of $.50 per share. For each share acquired upon conversion, the holder was to also receive one common stock purchase warrant to purchase one share of our common stock at a price of $1.50 per share at any time prior to July 1, 2008. Effective September 30, 2005 Westminster converted the principal ($1,000,000) and interest ($28,529) then due thereon, at a conversion price of $.50 per unit, into an aggregate of 2,057,058 shares and 2,057,058 warrants.

On January 6, 2005 we entered into an equity purchase commitment with Trisan Equitable Corporation pursuant to which Trisan agreed to purchase an aggregate of $1,600,000 of our common shares valued at $.50 per share in stated amounts at stated times. For each share purchased by Trisan under the equity purchase commitment, we also agreed to issue to Trisan one common stock purchase warrant, each to purchase one share of common stock at $1.50 per share. No shares were ever purchased by Trisan under the equity purchase commitment which was cancelled by mutual agreement on November 14, 2005.

In January, 2005 we sold 200,000 units to 1 person at $.50 per unit or $100,000 on an aggregate basis. Each unit consists of one share of our common stock and one common stock purchase warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $1.50 per share at any time during the three year period commencing on January 31, 2005. The shares comprising part of the units were issued in May 2005.

In January 2005 we sold an aggregate of 2,330,000 units to 10 persons at $.50 per unit or $1,165,000 on an aggregate basis. Each unit consists of one share of our common stock (the “Unit Shares”) and one common stock purchase warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $1.50 per share at any time during the three year period commencing on January 31, 2005. The proceeds from the offering were used towards the funding of our acquisition of Teckn-O-Laser Global Company. In connection with these sales we issued 68,000 units to DGM Bank & Trust Inc. as a commission with respect to sales of 680,000 units made through them in the offering (the “DGM Units”). 2,210,000 of the Unit Shares and 56,000 shares comprising part of the DGM Units were issued in March 2005. The remaining 120,000 Unit Shares and 12,000 shares comprising part of the DGM Units were issued in May 2005.

During the period July 2004 through October 2004 we sold an aggregate of 647,500 Special Warrants to 18 persons at $1.00 per unit or $647,500 on an aggregate basis pursuant to our Agency Agreement dated June 22, 2004 with DGM Bank & Trust Inc. (the “Agent”). Each Special Warrant was exercisable without additional consideration to receive a Class A unit consisting of one share of our common stock and one common stock purchase warrant. Each of these warrants, as amended, entitles the holder to purchase one share of our common stock at $1.50 per share at any time during the three year period that commenced on September 27, 2004. In connection with the offering, we also issued 64,750 Special Warrants to the Agent. Effective October 27, 2004 all of the Special Warrants were exercised resulting in our issuance of 712,500 shares and 712,500 warrants. Pursuant to the offering we were also obligated to pay a 100,000 share work fee to the Agent, which was paid in March 2005. The proceeds from the offering were used to fund our acquisition of Teckn-O-Laser Global Company. In January 2005, in connection with a related unit offering, the proceeds of which were also to be utilized for the funding of the acquisition, it became apparent that our unit pricing was too high and that our units of the type underlying the Special Warrants sold in this offering should be sold at $.50 per unit rather than $1.00 per unit. Consequently, in January 2005 we agreed to issue an additional 647,500 units to the offering subscribers or their designees, at no additional cost, to bring their unit cost down to $.50 per unit. The additional units were issued in March 2005.

On June 22, 2004 we entered into an Agency Agreement with DGM Bank & Trust Inc. (“DGM”) whereby DGM was appointed as our exclusive placement agent for an offering (the “Offering”) of up to 4,250,000 special warrants (the “Special Warrants”) at a price of $1.00 per Special Warrant or $4,250,000 on an aggregate basis. The Offering was to consist of a first offering (the “First Offering”) consisting of up to 750,000 Special Warrants and a second offering (the “Second Offering”) consisting of 2,750,000 Special Warrants. As discussed above, we sold an aggregate of 647,500 Special Warrants in the First Offering and issued 64,750 Special Warrants to DGM in its capacity as placement agent. DGM was unable to effect the Second Offering under the terms contemplated and the Second Offering was subsequently abandoned. We did however, arrange alternative financing as discussed above under the paragraph dealing with our December 2004 and January 2005 offering. In connection with the termination of the Agency Agreement we issued 50,000 common shares and 150,000 common stock purchase warrants to DGM in satisfaction of certain obligations of ours to DGM under the Agency Agreement. We further agreed that if DGM engages in and completes any future financings on our behalf that DGM will be compensated at rates to be negotiated. In the First Offering, each Special Warrant was exercisable, for no additional consideration, to receive one Class A Unit (the “A Units”). Each A Unit consists of one share of our common stock and one common stock purchase warrant to purchase an additional share of our common stock at a price of $1.50 per share at any time during the three year period commencing on the closing date of the First Offering. In the Second Offering, each Special Warrant was to be exercisable, for no additional consideration, to receive one Class B Unit (the “B Units”). Each B Unit was to consist of one share of our common stock and one-half common stock purchase warrant. Each full common stock purchase warrant was to be exercisable to purchase one of our common stock at a price of $1.50 per share at any time during the two year period commencing on the closing date of the Second Offering. In consideration of the Agent’s services, we agreed to pay the Agent a commission equal to 10% of the gross proceeds raised in the Offering, except with respect to sales to certain persons identified by us to the Agent. For these sales, the commission was 5%. We further agreed to pay the Agent a 10% commission with respect to certain unrelated financings by us, if any, during the period June 22, 2004 through the closing date of the Second Offering. The Agent could elect to receive commissions in cash, Special Warrants or some combination thereof. We were further obligated to issue to the Agent, Special Warrants in an amount equal to 10% of the Special Warrants sold in the Offering. In the event, we raised gross proceeds of $500,000 or more in the First Offering, we agreed to issue 100,000 common shares to the Agent as a work fee.

In May and June 2004 we sold an aggregate of 205,000 units to 3 persons at $1.00 per unit or $205,000 in the aggregate. Each unit consists of one share of our common stock and one common stock purchase warrant. Each warrant, as amended, entitles the holder to purchase one share of our common stock at a price of $1.50 per share at any time during the three year period that commenced on the subscription date. The proceeds from this offering were issued towards the funding of our acquisition of Teckn-O-Laser Global Company. In January 2005 in connection with a related unit offering, the proceeds of which were also to be utilized towards the funding of the acquisition, it became apparent that our unit pricing was too high and that our units of the type sold in May and June 2004 should be sold at $.50 per unit rather than $1.00 per unit. Consequently, in January 2005 we agreed to issue an additional 205,000 units to the investors, at no additional cost, to bring their unit cost down to $.50 per unit. Both the original 205,000 units and the additional units were issued in March 2005.

In April 2004, we issued a $70,000 convertible promissory note bearing interest at 10% per annum to Manchester Consolidated Corp. The note was due on demand. It was convertible into shares of our common stock at a conversion price of $1.00 per share. The note, together with all accrued interest then due, was paid in full in February 2005.

On January 1, 2004 we issued a 10%, $250,000 promissory note to BG Capital Group Bahamas Ltd. in consideration of $250,000 advanced to us for use as working capital. The Note was due January 1, 2005, or earlier in the event that we consummated a business combination with an entity having revenues of $3,000,000 or more in its last completed fiscal year. In such latter event, the Note was due thirty days after the completion of the business combination. In January 2005, the parties mutually agreed to extend the due date on the Note to February 28, 2005. In February 2005 we paid off the note and all accrued interest then due on the note.

Turbon AG Acquisition

In April 2005, we expressed our interest to management of Turbon AG (“Turbon”), in acquiring all the outstanding shares of Turbon, a leading global imaging supply company publicly traded on the Frankfurt stock exchange. The aggregate offering price, pursuant to the expression of interest, as revised, was approximately US$50.8 million in cash. The completion and closing of an acquisition by us of all of the outstanding shares of Turbon would be subject to several conditions, including but not limited to, raising of the necessary funds to close the transaction, obtaining the approval of Turbon’s shareholders, and our submission of a public offering to acquire all of Turbon’s outstanding shares in accordance with the applicable regulations to which we and Turbon are subject. No assurance can be given that the acquisition can be successfully completed or, if completed, the actual terms thereof. At the present time, we have no agreements in place with Turbon, Turbon’s shareholders or any lenders.

Effective June 22, 2005 we entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Turbon AG pursuant to which we agreed to purchase 400,000 Turbon AG shares from Turbon AG’s treasury at a purchase price of $14 per share or an aggregate of $5,600,000 (the “Purchase Price”). On June 23, 2005 we paid Turbon $1,001,000 of the Purchase Price and acquired 71,500 of the 400,000 shares. On November 4, 2005 we paid Turbon AG $4,599,000 of the Purchase Price and acquired the remaining 328,500 shares. The 400,000 shares purchased by us represent 9.928% of Turbon AG’s outstanding share capital consisting of 4,029,000 shares. Pursuant to the Share Purchase Agreement, Manchester Consolidated Corp. earned acquisition fees of $642,000. The acquisition fee was paid in a combination of cash ($82,000) and the balance in shares of our common stock. For such purposes, the common stock was valued at $.50 per share.

Employees

As of January 26, 2006 we had 170 employees including 114 in production, 27 in sales and marketing, 13 in research & development, and 16 in administration. Per location we have 159 in Sainte Julie, Quebec, 5 in Memphis Tennessee, 3 in Toronto, Ontario, and 3 in Quebec City, Quebec. On November 30, 2004, the United Steel Workers Union, local section 9414, affiliated with the FTQ (Federation des travailleurs du Québec) was accredited to represent the production employees of Teckn-O-Laser at the Sainte Julie location. The accreditation certificate covers production employees, excluding office and administrative employees. On January 9, 2005, representatives were elected and negotiations commenced February 17, 2005. Negotiations have not yet been completed and we cannot estimate the impact thereof on our business until these negotiations are competed.

Description of Property

Our headquarters, manufacturing and administrative operations are located in our facility at 2101 Nobel Street, Sainte Julie, Quebec, J3E 1Z8 (the “Headquarters Facility”). At such location we utilize approximately 70,828 square feet of space. On August 15, 2005 our wholly owned subsidiary, Teckn-O-Laser Global Company, sold the land and building at our Headquarters Facility for a gross purchase price of approximately $2,900,000 (CDN$3,400,000). The same property was leased back to our wholly owned subsidiary, Teckn-O-Laser Company, for a period of approximately ten years, effective September 30, 2005, under a triple net lease which provides for payments in equal monthly installments. The base rent under the lease is $297,885 (CDN$345,775) per annum for the first five years, and $327,673 (CDN$380,352) per annum for the next five years of the term of the lease. The lease provides for two renewal options to extend the term of the lease each by a period of five years. In addition to the Headquarters Facility we lease warehouse and office space at the following locations: 16,944 square feet of warehouse and office space at 4380 Swinnea Road, Building B, Suite 112,Memphis, TN, USA 38118 for $8,878 per month under a lease ending December 2007; 1,382 square feet of sales office space at 401 Magnetic Drive, #41-42, Downsview Ontario, Canada M3J 3H9, for $1,225 per month under a lease ending September 2005; 320 square feet of sales office space at 1841-B, boulevard Hamel, Québec City, Canada G1N 3Y9 for $383 per month under a lease ending May 2007; and 25,727 square feet of warehouse and office space at 1380 Newton, Local 100, Boucherville, Quebec J4B 5H3 for $13,666 per month under a lease ending June 2010.

Manufacturing and Production

We operate two manufacturing facilities. Our headquarters and main operations facility is located in Sainte Julie, Quebec, in a 70,828 square foot facility. We remanufacture laser toner cartridges, and inkjet cartridges at this facility. The remanufacturing process includes inspecting the old cartridge, replacing all worn parts, and print testing the cartridge for quality. Additionally, all research and development is conducted at the Sainte Julie location. We employ approximately 159 full time employees at this location.

We also lease 16,944 square feet in Memphis, Tennessee. The Memphis facility completes some final packaging of product but its main function is as a distribution facility. We employ approximately 6 full time employees in Memphis. We also lease 2 other locations for sales offices in Quebec City, Quebec and Toronto, Ontario.

Patents, Trademarks, and Licenses

In the conduct of our business, we rely upon trade secrets and unpatented proprietary technology. We seek to maintain the confidentiality of such information by requiring employees, consultants and other parties to sign confidentiality agreements and by limiting access by parties outside the Company to such information. There can be no assurance, however, that these measures will prevent the unauthorized disclosure or use of this information or that others will not be able to independently develop such information. Additionally, there can be no assurance that any agreements  regarding  confidentiality and non-disclosure will not be breached, or, in the event of any breach, that adequate remedies would be available to us.

We seek to protect technology, inventions and improvements that we consider important through the use of trade secrets. While we do not believe that any of our products infringe any valid claims of patents or other proprietary rights held by third parties, there can be no assurance that these products do not infringe any patents or other proprietary rights held by third parties. If an infringement claim were made, the costs incurred to defend the claim could be substantial and adversely affect us, even if we were ultimately successful in defending the claim. If our products were found to infringe any proprietary right of a third party, we could be required to pay significant damages or license fees to the third party or cease production.

Litigation may also be necessary to protect trade secrets or techniques owned by us. Any such claims or litigation could result in substantial costs and diversion of effort by management.

Specifically, we believe patent protection is of limited usefulness for our technologies, because competitors have the ability (even if we had a patent) to develop substantially equivalent technology. Therefore, we rely on trade secrets and other unpatented proprietary technology. There can be no assurance that we can meaningfully protect our rights in such unpatented proprietary technology or that others will not independently develop substantially equivalent proprietary products or processes or otherwise gain access to our proprietary technology. We also seek to protect our trade secrets and proprietary know-how, in part, with confidentiality agreements with employees and consultants. There can be no assurance that the agreements will not be breached, that we will have adequate remedies for any breach or that our trade secrets will not otherwise become known to or independently developed by competitors.

We own the following trademarks in Canada and the Unites States: Technolaser, Evergreen, Reflexion and OEP – Original Equipment Protect.

Products

Our products consist solely of types of remanufactured inkjet and toner cartridges all of which are made in accordance with ISO 9001-2000 standards.

Laser toner cartridges

An extensive manufacturing process ensures that all our laser toner cartridges meet or exceed the original equipment manufacturer’s performance standard. Our research and development staff has enabled us to remanufacture high quality products while realizing cost savings for the end consumer. There is still growth taking place in this market segment. We plan to aggressively develop market share by selling products through our existing customer networks as well as developing new business through alternative channels.

Inkjet cartridges

We manufacture and distribute remanufactured inkjet cartridges for the industry’s most popular printers. We center our inkjet product strategy on providing multiple products under various brand names for customers seeking an alternative to current high priced printing costs. Although this currently is a very small portion of our business, there remains substantial growth opportunities in this area.

Product Warranties

We offer a lifetime guarantee on our cartridges, including parts and labor, against defects. We replace or reimburse our customers for defective cartridges provided the cartridge has not been altered in any way. Further, we guarantee that our cartridges will never damage a laser printer, fax, or photocopier. If they do so, we are obligated to replace damaged equipment parts and reimburse any repair costs. We do not assume responsibility for another direct or indirect damages caused by the use of our cartridges.

Sales and Marketing

Teckn-O-Laser sales have grown from $0 in 1988 to approximately $28,000,000 in 2004. Our overall marketing strategy is to focus on core strengths and identify the product demands of the imaging supplies market. Our goal is to produce high quality cartridges which can be sold within a wide number of formats thus minimizing our reliance on any one segment, channel or customer. Our strategy will focus on the following channels:

•	Recharger dealers

•	Governmental and corporate channels

•	Distributors to the retail channel

Recharger Dealers

Rechargers, or remanufacturers, are faced with the challenge of dealing with a large number of different products, growing research and development demands, and the growing market for color cartridges, which are more difficult to remanufacture. These rechargers are currently considering outsourcing some products to larger remanufacturers who have economies of scale and can spread the costs of research and development over a larger base of business. We will focus on these dealers with the intention of obtaining their outsourcing business.

Government and Corporate Channels

Governments are extremely large users of ink and related products. We currently sell into certain government departments but the growth opportunity is increased as we provide a cost effective environmentally friendly alternative to the original equipment manufacturer. Through distributors with existing government business in other products, we are gaining access to this large market. As the governmental departments are focusing on their budgets and the need to cut costs, the need for alternatives increases, thus providing an opportunity for growth. For example, the demand for remanufactured inkjet cartridges is growing given the high cost per original equipment manufacturer cartridge and the increased printer usage as employees are provided with printers in their individual offices.

Distributors to the Retail Channel

We will look at different alternative retail channels in order to provide products for the end consumer at convenient locations

Customers

Our principal customers are recharger dealers and retail channel distributors that sell our products to end user consumers. At the present time we have in excess of 200 customers. Our 9 largest customers account for almost 50% of our sales. Clarity Imaging Technologies Inc, which accounts for approximately 14% of our sales, is our only customer that presently accounts for more that 10% of our sales. Although we do not believe the loss of any single customer would have a long term detrimental effect on our business, the loss of several of our nine largest customers could be expected to have a material adverse effect on our business and financial results.

Supplies and Suppliers

Required supplies and raw materials consist of empty printer cartridges and related components including toner, imaging drums, wiper blades and clips. We purchase supplies from 8 to 10 suppliers. Static Control Components is our leading supplier accounting for approximately 80% of our raw materials and sources. In the event we are unable to continue our relationships with Static Control Components and our other suppliers, comparable supplies of like quality and cost are available to us from several other sources. Accordingly, we do not believe the loss of any of our suppliers would have a detrimental effect on us.

Research and Development

We devote a part of our annual research and development budget to new product development and quality control. During its 2003 and 2004 fiscal years ended April 30, 2003 and April 30, 2004, Teckn-O-Laser spent approximately CDN$475,000 (approximately US$395,833) and CDN$336,000 (approximately US$280,000) respectively on research and development. We spent approximately US$300,000 on research and development during 2005. Our research and development staff of seven (7) in Sainte Julie reengineers the original equipment manufacturers’ products in order to allow us to produce and sell remanufactured printer.

Backlog and Seasonality

Due to the nature of our business and our customer relationships we have no back orders and produce orders on demand, or from inventory, and ship the orders usually within 48 hours of receipt. There is very little seasonality for our business outside the normal summer slowdown and around standard holiday periods.

Competition

The imaging consumables industry is highly competitive. We compete primarily on the basis of technology, performance, price, quality, and reliability. We face competition from both original equipment manufacturers such as Hewlett Packard, Canon and Lexmark and from other after market manufacturers. After market competitors include Turbon AG, Micro Solutions Enterprises, Nu-Kote International, Clover/Data Products, Westpoint, and Laser Technologies Inc. The original equipment manufacturers presently dominate the markets for toner products and inkjet supplies. Many of our competitors are substantially larger and have greater financial, technical and human resources then we do.

Government Regulation; Environmental Laws

Certain of our operations involve the use of substances regulated under various federal, state, local and international laws relating to the environment, including those governing the discharge of pollutants into the air and water, the management and disposal of hazardous substances and wastes and the cleanup of contaminated sites. Our products are subject to various federal, state, local and international laws governing chemical substances in products, including those regulating the manufacture and distribution of chemical substances and those restricting the presence of certain substances in electronics products. We could incur substantial costs, including cleanup costs, fines and civil or criminal sanctions, third-party damage or personal injury claims if we were to violate or become liable under the environmental laws or if our products become non-compliant with environmental laws.

Reports To Security Holders

We file annual and quarterly reports with the Securities and Exchange Commission (SEC). In addition, we file additional reports for matters such as material developments or changes within us, changes in beneficial ownership of officers and director, or significant shareholders. These filings are a matter of public record and any person may read and copy any materials filed with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at (202) 551-8090. The SEC maintains an internet site that contains reports, proxy and other information statements, and other information regarding issuers that file electronically with the SEC which internet site can be found at http://www.sec.gov.

PLAN OF OPERATION

The following discussion and analysis should be read in conjunction with the consolidated financial statements and the notes thereto appearing elsewhere in this Report.

In January 2005 we purchased Teckn-O-Laser Global Company, a remanufacturer of laser toner and inkjet print cartridges. Prior to the acquisition, we had no operations. Accordingly, no comparison of prior period results is contained herein. Technolaser had grown from its inception in 1988 to approximately $27 million in revenues at the time of the acquisition. Approximately 60% of Technolaser’s business is in the US with the remainder in Canada. The cartridge business has become increasingly competitive over the last few years resulting in ongoing pricing pressure. This pressure is expected to continue for at least the next year due to the overall consolidation which is occurring within the industry. Technolaser was profitable from inception until 2004 and has gone through some restructuring in response to the changes within the industry. Approximately 90% of Technolaser’s revenues is attributable to sales of remanufactured laser toner cartridges.

As of September 30, 2005, we had a working capital deficiency of approximately $4,476,920 (including approximately $2,125,037 related to the discontinued operation leaving a net working capital deficiency of approximately $2,351,883). At September 30, 2005 and subsequent thereto, we are not in compliance with certain covenants under a line of credit obligation and certain of its term loans. The lender under these obligations has the right to demand immediate repayment of these loans due to this event of default. The exercise of this right and the requirement to immediately repay the outstanding balance, which amounts to an aggregate of $2,517,636 at September 30, 2005, would have a material adverse effect on our business. We cannot provide any assurance that the lender under these obligations will provide us with a waiver of this breach of covenant.

Our ability continued existence is dependent upon our ability to raise additional capital and generate revenue and operating cash flow through the execution of our business plan. We can not provide any assurance that we will be able obtain the financing we needs to sustain the business until such time that we generate sufficient revenue and operating cash flow through the operations of the Tecknolaser Group or other prospective acquiree businesses. These matters raise substantial doubt about our ability to continue as a going concern.

Subsequent to September 30, 2005 we raised approximately $4.4 million in additional equity and entered into a loan agreements for approximately $7.2 million with various parties. These and prior financings allowed us to acquire Teckn-O-Laser Global Company in January 2005 and an aggregate of 400,000 treasury shares of Turbon AG in June 2005 and November 2005. In April 2005 we announced our interest in acquiring all of the outstanding shares of Turbon AG, a German public company operating in the same business. No assurance can be given that we will be able to successfully acquire all of Turbon AG’s outstanding shares. See “DESCRIPTION OF BUSINESS – Turbon AG Acquisition.” As discussed above, we have acquired 400,000 common shares of Turbon AG which equates to approximately 10% of the outstanding shares of Turbon AG.

Except as provided herein, we have no present commitment that is likely to result in our liquidity increasing or decreasing in any material way. In addition, except as noted herein, we know of no trend, additional demand, event or uncertainty that will result in, or that are reasonably likely to result in, our liquidity increasing or decreasing in any material way. We have no material commitments for capital expenditures. As a result of the Teckn-O-Laser Global Company acquisition we operate a plant in Sainte Julie, Quebec that is equipped to remanufacture laser toner printer cartridges. We also conduct reverse engineering of products at this location. During its 2003 and 2004 fiscal years ended April 30, 2003 and April 30, 2004, respectively, Teckn-O-Laser Global Company expended approximately $395,833 (approximately CDN$475,0000) and $280,000 (approximately CDN$336,000) on this reverse engineering process. We spent approximately $300,000 on reverse engineering during 2005. We have 170 employees as a result of the Teckn-O-Laser Global Company acquisition. We presently have sufficient cash available together with anticipated cash flow from operations to cover our anticipated cash requirements for our existing operations for the next 12 months. We anticipate however, that we will need additional financing during the next 12 months if we proceed with our present intention to attempt to acquire the balance of Turbon AG or if we pursue other acquisitions. No assurance can be given that we will raise additional financing, if sought, or that if raised, that such financing will be obtained on beneficial terms.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective January 6, 2003 we executed a consulting agreement with BBP Consulting (“BBP”), a sole proprietorship owned by Wayne Maddever, whereby BBP provided us with services of Wayne Maddever. Pursuant to the consulting agreement, BBP was paid consulting fees of up to $15,000 per month. Mr. Maddever earned $0 under this agreement for 2004. At the end of each quarter, under this agreement, Mr. Maddever had the right to convert any unpaid fees into our common stock at the greater of $1.00 per share or 80% of the then market price. This agreement was terminated effective January 28, 2005 upon resignation of Mr. Maddever as our President and Chief Executive Officer.

Effective January 6, 2003 we executed a consulting agreement with Manchester Administrative Services Inc. (“Manchester Administrative”), a corporation owned by Anthony Pallante, to provide us with the services of various individuals. Thereunder, Manchester Administrative was paid consulting fees of up to $40,000 per month depending on the level of work completed. Fees were invoiced monthly on an ongoing basis. Pursuant to this agreement, we received the services of William Smith, who signed the contract on behalf of Manchester Administrative, as

Executive Vice President. Manchester Administrative was paid approximately $259,074 under this agreement for 2004, approximately $81,500 of which was paid to William Smith. This agreement was terminated effective January 13, 2005.

In January 2004 we entered into an exclusive financing arrangement with Manchester Consolidated Corp. (“Manchester”), a corporation owned by Anthony Pallante whereby a fee is payable by us, upon successful completion of a financing or any acquisition, merger, or other business combination generated by Manchester. The fees for financing were 10% up to $2 million plus 7% on $2 million to $5 million plus 5% on any excess over $5 million and the fees for an acquisition which are based on the transaction value were 12% on first $5 million plus 7% on the next $5 million plus 4% on any excess value over $10 million. Where Manchester both raises financing and assists in a merger in the same transaction it is entitled to the larger fee under the two provisions. Either party to the agreement can terminate, without penalty, with 9 months written notice. In July 2004 we amended the January 2004 financing agreement arrangement. Thereunder, we are presently obligated to pay Manchester a fee upon successful completion of a financing or any acquisitions, mergers, or other business combinations arranged for us by or through Manchester. The revised fee structure for financings are 10% for transactions up to and including $2,000,000; 7% for transactions in excess of $2,000,000 up to and including $5,000,000; and 5% for transactions in excess of $5,000,000. The revised fee structure for acquisitions, mergers or other business combinations is 12% for transactions up to and including $5,000,000; 7% for transactions in excess of $5,000,000 up to and including $10,000,000; and 5% for transactions in excess of $10,000,000. All other material terms of the arrangement remain unchanged. In connection with its role in arranging the Share Purchase Agreement with Teckn-O-Laser Global Company, we paid Manchester a transaction fee equal to 5% of the transaction value of CDN($15,382,000) (approximately US$12,813,206) which was CDN$769,100 (approximately US$640,660). Payments consisted of CDN$350,000 in cash (approximately US$291,550) and CDN$419,100 (approximately US$349,250) in shares of our common stock valued at US$.50 per share resulting in our March 2005 issuance of 538,500 shares to Manchester and an aggregate of 160,000 shares to two designees of Manchester. As more fully described under “DESCRIPTION OF BUSINESS – Share Purchase Agreement with Turbon AG”, in November 2005 we paid acquisition fees of $642,000 pursuant to the financing arrangement to Manchester and its designees consisting of cash ($82,000) and 1,120,000 shares of stock valued at $.50 per share ($560,000) in connection with our acquisition of an aggregate of 400,000 shares of Turbon AG.

Effective January 2004, we converted an aggregate of approximately $196,900 in debt into an aggregate of 19,690,000 restricted shares of our common stock. Following the effectuation of our 20:1 reverse stock split on March 22, 2004 these shares became approximately 984,500 shares. The conversions were made pursuant to Debt Conversion and General Release Agreements between us and three persons. 100,000 of these shares were issued to Wayne Maddever in connection with the conversion by BBP Consulting of $20,000 of debt. 384,500 of these shares were issued to William Smith, through Manchester Administrative Services, in connection with the conversion of $76,900 owed to Manchester Administrative Services in connection with services performed by William Smith prior to 2003. 500,000 of these shares were issued to R. World Inc. in connection with the conversion of $100,000 of debt.

In April 2004 we issued an aggregate of 2,350,500 restricted shares (the “Manchester Shares”) of our common stock to designees of Manchester Administrative Services Ltd. (“Manchester”) pursuant to a February 28, 2004 Debt Conversion and General Release under which a debt of ours to Manchester in the approximate amount of $328,500 was cancelled. This debt was incurred pursuant to our January 6, 2003 Consulting Agreement with Manchester and includes debts incurred in January and February 2004. 920,000 of the Manchester Shares were issued to Manchester Consolidated Corp.

In April 2004 we issued a $70,000 convertible promissory note bearing interest at 10% per annum to Manchester Consolidated Corp. The note was due on demand. It was convertible into shares of our common stock at a conversion price of $1.00 per share. The Note was repaid in full on February 2005.

On April 15, 2004 we granted 100,000 stock options to each of Wayne Maddever, William Smith and Anthony Pallante in consideration of services rendered in connection with our corporate reorganization and services related to Reink USA’s bankruptcy. These options vest over a three year period commencing on the first anniversary of the issuance date and are exercisable for a period of ten years from grant.

Effective as at the January 31, 2005 closing of the Share Purchase Agreement, we entered into a renewable 3 year employment agreements with each of Yvon Leveille and Alain Lachambre. The Leveille Employment Agreement provides for Mr. Leveille to serve as our President and Chief Executive Officer and further provides for the payment to Mr. Leveille of an initial base annual salary of CDN$175,000 (approximately US$146,000) together with performance based bonuses. The Lachambre Employment Agreement provides for Mr. Lachambre to serve as our Vice President – Sales and Marketing and further provides for the payment to Mr. Lachambre of an initial base salary of CDN$166,000 (approximately US$138,000) together with performance based bonuses.

Effective January 13, 2005 we entered into an agreement with 6327214 Canada Inc., a corporation owned by William Smith pursuant to which we receive the services of William Smith, our acting secretary, treasurer and chief financial officer. Pursuant to the agreement we pay a fee of CDN$13,750 per month (approximately US$11,500) which amount is subject to future modification upon mutual agreement of the parties.

Effective January 31, 2005 in connection with the Teckn-O-Laser Global Company acquisition (the “Share Purchase Agreement”), 3091503 Nova Scotia Company, an indirect subsidiary of ours, issued an aggregate of 6,500,000 Series I Exchangeable Shares to the former shareholders of Teckn-O-Laser Global Company, 9144-6773 Quebec Inc. and 9144-6906 Quebec Inc. (the “Global Shareholders”), each of which is convertible into one share of our common stock. The beneficial owners of 9144-6773 Quebec Inc. and 9144-6906 Quebec Inc. are Yvon Leveille and Alain Lachambre. In the same transaction, we issued an aggregate of 6,500,000 shares of our Series A Special Voting Preferred Stock to the Global Shareholders. 4,593,333 of each of the Series I Exchangeable Shares and Series A Special Voting Preferred Shares were issued to 9144-6773 Quebec Inc. and 1,906,667 of each of the Series I Exchangeable Shares and Series A Special Voting Preferred were issued to 9144-6906 Quebec Inc. We also issued an aggregate of 1,932,000 shares of preferred stock of 3091503 Nova Scotia and paid CDN$750,000 to the Global Shareholders. As more fully described under “DESCRIPTION OF BUSINESS – Teckn-O-Laser Share Purchase Agreement”, in November 2005 we entered into an agreement with the Global Shareholders to restructure certain post closing obligations of ours to the Global Shareholders pursuant to the Share Purchase Agreement. Pursuant to the restructuring certain conditional payment obligations of ours were cancelled as were the 1,932,000 shares of preferred stock of 3091503 Nova Scotia Company. In consideration thereof, we paid the Global Shareholders $600,000, issued 3,272,397 shares of our common stock to an assignee of the Global Shareholders and agreed to pay additional aggregate cash payments of $2,290,678 to the Global Shareholders in six equal quarterly installments of $381,780 each commencing March 31, 2007.

On March 30, 2005 we granted 50,000 stock options to Donald Page, 30,000 stock options to Andre Leroux and 30,000 stock options to Wayne Maddever, each exercisable for one share of our common stock at a price of $1.06 per share. The options vest equally on each of the first, second and third anniversaries of the date of grant and are exercisable at any time during the ten year period commencing on the date of grant.

As more fully discussed under “DESCRIPTION OF BUSINESS – Financing Transactions”, on November 4, 2005 we sold 2,400,000 subscription receipts at a price of $.50 per subscription receipt or an aggregate of $1,200,000 to HBT Holdings GmbH, each subscription receipt to be automatically exercised, without payment of any additional consideration, on January 31, 2006 into, subject to adjustment, one unit. Each unit consists of one share of our common stock (the “Unit Shares”) and one common stock purchase warrant (the “Unit Warrants”) ..Each warrant entitles the holder to purchase, subject to adjustment, an additional share of our common stock (the “Warrant Shares”) at a price of $1.25 per share during the period ending at 5:00 p.m. (Toronto time) on May 3, 2008. Holger Brueckmann-Turbon is the beneficial owner of HBT Holdings GmbH.

As more fully discussed under “DESCRIPTION OF BUSINESS – Financing Transactions”, on November 4, 2005 we received aggregate loans of $600,000 from three related persons. In consideration thereof, we issued 5% convertible promissory notes due December 31, 2006 (the “Maturity Date”) to Alain Lachambre ($136,198), Yvon Leveille ($328,113) and Manchester Consolidated Corp. ($135,689). Interest and principal on the notes are due on the Maturity Date.

As more fully discussed under “DESCRIPTION OF BUSINESS – Financing Transactions”, as of November 4, 2005 we entered into a Loan Agreement (the “Loan Agreement”) with Turbon International Inc., (“Turbon International”), a wholly subsidiary of Turbon AG, and Teckn-O-Laser Global Company, a wholly owned subsidiary of ours. Pursuant to the Loan Agreement, Turbon International made a $2,800,000 term loan to us and extended us a line of credit for up to an additional $2,800,000. Holger Brueckmann-Turbon is the chief executive officer and a principal shareholder of Turbon AG.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the “NASD”) under the symbol “ADSO.” From May 11, 2000 until March 22, 2004, the first business day after March 19, 2004, the date we changed our name from Reink Corp. to Adsero Corp., our stock was quoted under the symbol “RINC.” The following table sets forth, for the fiscal quarters indicated, the high and low closing bid prices per share of our common stock. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. The prices set forth below reflect the 1:20 reverse stock split which was effected on March 22, 2004.

Quarter Indicated	High Bid	Low Bid

March 31, 2003	$3.00	$.20
June 30, 2003	1.20	.40
September 30, 2003	.40	.20
December 31, 2003	1.80	.20
March 31, 2004	.25	.03
June 30, 2004	1.65	.25
September 30, 2004	1.73	1.05
December 31, 2004	1.25	.65
March 31, 2005	1.90	1.02
June 30, 2005	1.42	.90
September 30, 2005	1.80	1.37
December 31, 2005	1.65	1.37

On January 26, 2006, the closing bid price for our common stock was $1.15 per share.

Holders

As of December 31, 2005, there were 174 record holders of our common stock.

Dividends

We have never declared any cash dividends with respect to our common stock. Future payment of dividends is within the discretion of our board of directors and will depend on our earnings, capital requirements, financial condition and other relevant factors. Although there are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock, we presently intend to retain future earnings, if any, for use in our business and have no present intention to pay cash dividends on our common stock.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table summarizes information regarding our stock option plans as at January 26, 2006.

Plan Category	Number of Shares to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of options remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	777,000	$1.36	723,000
Equity compensation plans not approved by security holders	N/A	N/A	N/A
TOTAL	777,000	$1.36	723,000

Stock Option Plans

On April 5, 2000 and April 6, 2000, our board of directors and stockholders, respectively, adopted a stock option plan. We have reserved 1,500,000 shares of common stock for issuance upon exercise of options granted from time to time under this stock option plan. The stock option plan is intended to assist us in securing and retaining employees, advisors, and consultants by allowing them to participate in our ownership and growth through the grant of incentive and non-qualified options.

Under the stock option plan we may grant incentive stock options only to employees including employee officers and directors, or we may grant non-qualified options to our employees, officers, directors, advisors and consultants. The stock option plan is presently administered directly by our board of directors although it may in the future be administered by a committee appointed by our board.

Subject to the provisions of the stock option plan, either the board or the committee, if applicable, will determine who shall receive options, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices. The term of options granted under the stock option plan may not exceed ten years or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for incentive stock options shall be equal to or greater than 100% of the fair market value of the shares of the common stock at the time granted; provided that incentive stock options granted to a 10% holder of our voting stock shall be exercisable at a price equal to or greater than 110% of the fair market value of the common stock on the date of the grant. The exercise price for non-qualified options are set by the board or the committee, in its discretion. The exercise price of options granted under the plan may be payable in cash or, with the approval of the board or the committee, by delivery of shares or by a combination of cash and shares. Shares of common stock received upon exercise of options granted under the plan will be subject to restrictions on sale or transfer.

As of January 26, 2006, we had issued options to purchase an aggregate of 777,000 shares of common stock under our stock options plans at exercise prices ranging from $.25 to $13.40 per share. All of such issuances involved grants of non-qualified stock options.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission at 100 F. Street N.E., Washington, D.C. 20549, a registration statement on Form SB-2 with respect to us and the securities offered hereby. Reference is made to the registration statement and the exhibits filed as part of the registration statement, which may be examined without charge at the public reference facilities maintained by the commission at 100 F. Street N.E., Washington, D.C. 20549. Prospective investors may direct questions to the officers of the Company with respect to the Offering and may obtain additional information from our SEC filings including our annual reports on Form 10-KSB, our quarterly reports on Form 10-QSB and our current reports on Form 8K. Prospective investors may direct questions to our officers with respect to the Offering or our proposed business and may obtain additional information, to the extent we possess such information or can acquire it without unreasonable effort or expense, as may be necessary to verify the accuracy of the information furnished in this Prospectus. Any document relating to us in our possession or which may be obtained by us without unreasonable effort, may be inspected at our offices by any prospective investor or his advisor upon advance notice.

ADSERO CORP.   FINANCIAL STATEMENTS

PAGE

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheet (audited) as at December 31, 2004	F-2

Consolidated Statements of Operations (audited) for the years ended December 31, 2004 and 2003 and for the period from inception (January 1, 2004) through December 31, 2004	F-3

Consolidated Statements of Changes in Stockholders’ Equity (Deficiency) (audited)	F-4

Consolidated Statements of Cash Flows (audited) for the years ended December 31, 2004 and 2003 and for the period from inception (January 1, 2004) through December 31, 2004	F-5

Notes to Consolidated Financial Statements (audited)	F-6

Condensed Consolidated Balance Sheet (unaudited) as at September 30, 2005	F-29

Condensed Consolidated Statements of Operations (unaudited) for the three and nine months ended September 30, 2005 and 2004	F-30

Condensed Consolidated Statements of Cash Flows (unaudited) for the nine months ended June 30, 2005 and 2004	F-31

Condensed Notes to Consolidated Financial Statements (unaudited)	F-32

TECKN-O-LASER GLOBAL INC. FINANCIAL STATEMENTS

Independent Auditors’ Report – Raymond Chabot Grant Thornton LLP	F-59

Comments by Auditors	F-60

Consolidated Earnings for the eight-month periods ended December 31, 2004 and December 31, 2003 (unaudited) and for the twelve-month periods ended May 1, 2004 and May 3, 2003 (audited)	F-61

Consolidated Retained Earnings for the eight-month periods ended December 31, 2004 and December 31, 2003 (unaudited) and for the twelve-month periods ended May 1, 2004 and May 3, 2003 (audited)	F-62

Consolidated Cash Flows for the eight-month periods ended December 31, 2004 and December 31, 2003 (unaudited) and for the twelve-month periods ended May 1, 2004 and May 3, 2003 (audited)	F-63

Consolidated Balance Sheets as of December 31, 2004 (unaudited) and May 1, 2004 (audited)	F-64

Notes to Consolidated Interim Financial Statements	F-65

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Consolidated Balance Sheet at December 31, 2004 (unaudited)	F-82

Consolidated Statement of Operations for the year ended December 31, 2004 (unaudited)	F-83

Notes to Financial Statements (unaudited)	F-84

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheets of Adsero Corp. and
Subsidiaries (A Development Stage Company) as of December 31, 2004 and the
related consolidated statements of operations, changes in stockholders'
deficiency and cash flows for the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statement referred to above present fairly, in all material respects, the consolidated financial position of the
Company as of December 31, 2004 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of
America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in
Note 2 to the financial statements, the Company has sustained reoccurring operating losses and has an accumulated deficit of $2,556,577 as of December 31,
2004. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum & Kliegman LLP

Marcum & Kliegman LLP
New York, NY
April 5, 2005

                                       F-1

                          ADSERO CORP. AND SUBSIDIARIES
            (A Development Stage Company Commencing January 1, 2004)
                           CONSOLIDATED BALANCE SHEET
                                December 31, 2004

                                     ASSETS
CURRENT ASSETS

  Cash .......................................................     $    161,700

  Deferred acquisition costs .................................          200,000

                                                                   ------------
     TOTAL CURRENT ASSETS ....................................     $    361,700
                                                                   ============

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
  Accounts payable ...........................................     $     98,002
  Accrued expenses ...........................................          170,866
  Liabilities of discontinued operation ......................        2,125,341
  Notes payable - Related Parties (including accrued
   interest of $66,495) ......................................          249,067
  Loan payable (including interest of $25,000) ...............          275,000
                                                                   ------------
     TOTAL CURRENT LIABILITIES ...............................        2,918,276
                                                                   ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY
  Common stock, $.001 par value,
     100,000,000 shares authorized,
     11,987,975 shares issued and outstanding ................           11,988
  Preferred Stock, $.0001 par value,
     20,000,000 shares authorized,
     none issued and outstanding .............................                -
  Additional paid-In-capital .................................        8,965,823
  Common stock to be issued (755,000 common shares) ..........          454,585
  Deficit accumulated during the development stage ...........       (1,761,710)
  Accumulated deficit ........................................      (10,227,262)
                                                                   ------------
     TOTAL STOCKHOLDERS' DEFICIENCY ..........................       (2,556,576)
                                                                   ------------
                                                                   $    361,700
                                                                   ============

                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                       F-2

                                             ADSERO CORP. AND SUBSIDIARIES
                               (A Development Stage Company Commencing January 1, 2004)
                                         CONSOLIDATED STATEMENTS OF OPERATIONS

                                                              Year Ended                         Cumulative from
                                                               ----------                  January 1, 2004 (inception)
                                                December 31, 2004       December 31, 2003   through December 31, 2004
                                                -----------------       -----------------   -------------------------

REVENUES ..............................            $         -             $         -             $         -

COST OF GOODS SOLD ....................                      -                       -                       -
                                                   -----------             -----------             -----------
    GROSS PROFIT ......................                      -                       -                       -
                                                   -----------             -----------             -----------

OPERATING EXPENSES
    Selling, general and administrative                829,500                 811,940                 829,500
    Conversion of debt expense ........                627,340                       -                 627,340
    Stock issued for services .........                250,000                       -                 250,000
    Impairment of asset ...............                      -                  89,000
    Depreciation and amortization .....                      -                   8,000                       -
                                                   -----------             -----------             -----------
    TOTAL OPERATING EXPENSES ..........              1,706,840                 908,940               1,706,840
                                                   -----------             -----------             -----------

LOSS FROM OPERATIONS ..................             (1,706,840)               (908,940)             (1,706,840)

    INTEREST EXPENSE ..................                 54,870                 136,457                  54,870
                                                   -----------             -----------             -----------

LOSS FROM CONTINUING OPERATIONS .......             (1,761,710)             (1,045,397)             (1,761,710)

LOSS FROM DISCONTINUED OPERATIONS .....                      -                (581,504)                      -
                                                   -----------             -----------             -----------

NET LOSS ..............................            $(1,761,710)            $(1,626,901)            $(1,761,710)
                                                   ===========             ===========             ===========

PER SHARE INFORMATION

LOSS FROM CONTINUING
OPERATIONS ............................            $     (0.19)            $     (0.97)

LOSS FROM DISCONTINUED
OPERATIONS ............................                      -                   (0.53)
                                                   -----------             -----------

NET LOSS PER SHARE,
    BASIC AND DILUTED .................            $     (0.19)            $     (1.50)
                                                   ===========             ===========

WEIGHTED AVERAGE NUMBER OF
    COMMON SHARES OUTSTANDING .........              9,487,361               1,082,643
                                                   ===========             ===========

                                    SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                         F-3

                                             ADSERO CORP. AND SUBSIDIARIES
                                             (A Development Stage Company)
                             CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY

                                                                                                Value of
                                          Common Stock      Additional                 Shares    Shares     Total
                                       -------------------   Paid-In     Accumulated    to be    to be   Stockholders'
                                         Shares    Amount    Capital      Deficit      Issued    Issued     Deficit
                                       ----------  -------  ----------  ------------   -------  --------  ----------

Balance - January 1, 2003 ...........   1,082,700    1,083   6,306,417    (8,600,361)        -         -  (2,292,861)

  Net loss ..........................           -        -           -    (1,626,901)        -         -  (1,626,901)

                                       ----------  -------  ----------  ------------   -------  --------  ----------
Balance - December 31, 2003 .........   1,082,700  $ 1,083  $6,306,417  $(10,227,262)        -  $      -  (3,919,762)

  Sale of stock and warrants for cash     647,500      647     598,941             -   205,000   205,000     804,588

  Conversion of debt expense ........           -        -     627,340             -         -         -     627,340

  Stock issued on debt conversion ...   9,843,025    9,843   1,233,125             -         -         -   1,242,968

  Stock issued for services .........     414,750      415     200,000             -   550,000   249,585     450,000

  Net loss ..........................           -        -           -    (1,761,710)        -         -  (1,761,710)

                                       ----------  -------  ----------  ------------   -------  --------  ----------
Balance - December 31, 2004 .........  11,987,975  $11,988  $8,965,823  $(11,988,972)  755,000  $454,585  (2,556,576)
                                       ==========  =======  ==========  ============   =======  ========  ==========

                                    SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                         F-4

                                             ADSERO CORP. AND SUBSIDIARIES
                               (A DEVELOPMENT STAGE COMPANY COMMENCING JANUARY 1, 2004)
                                         CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              Year Ended                         Cumulative from
                                                               ----------                  January 1, 2004 (inception)
                                                December 31, 2004       December 31, 2003   through December 31, 2004
                                                -----------------       -----------------   -------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:

  Loss from Continuing operations ..............    (1,761,710)             (1,045,397)             (1,761,710)
  Loss from Discontinued operations ............             -                (581,504)                      -
                                                   -----------             -----------             -----------

  Net Loss .....................................    (1,761,710)             (1,626,901)             (1,761,710)
                                                   -----------             -----------             -----------

  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Depreciation and amortization ..............             -                  14,780                       -
    Impairment of asset ........................             -                  89,000                       -
    Accrued interest on notes payable ..........        51,253                 100,660                  51,253
    Writedown of fixed assets ..................             -                  61,939                       -
    Stock issued for services ..................       250,000                       -                 250,000
    Conversion expense on notes payable ........       627,340                       -                 627,340
   Changes in operating assets and liabilities:
    Accounts Receivable ........................             -                 246,599                       -
    Inventories ................................             -                 343,423                       -
    Accounts payable and accrued expenses ......        67,210              (1,631,291)                 67,210
    Assets of discontinued operation ...........             -                       -                       -
    Liabilities of discontinued operation ......             -               2,125,341                       -
                                                   -----------             -----------             -----------
          Total Adjustments ....................       995,803               1,350,451                 995,803
                                                   -----------             -----------             -----------

NET CASH USED IN OPERATING ACTIVITIES ..........      (765,907)               (276,450)               (765,907)
                                                   -----------             -----------             -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of fixed assets ...........             -                  21,377                       -

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of notes payable ......        70,075                 170,000                  70,075
  Sale of land .................................             -                       -                       -
  Decrease in mortgage payable .................             -
  Repayment of borrowings from financing company             -                (118,652)                      -
  Net proceeds from issuances of common stock ..       804,588                       -                 804,588
  Proceeds of loan payable .....................        52,500                 197,500                  52,500
                                                   -----------             -----------             -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES ......       927,163                 248,848                 927,163
                                                   -----------             -----------             -----------

NET INCREASE (DECREASE) IN CASH ................       161,256                  (6,225)                161,256

CASH AT BEGINNING OF PERIOD ....................           444                   6,669                     444
                                                   -----------             -----------             -----------

CASH AT END OF PERIOD ..........................   $   161,700             $       444             $   161,700
                                                   ===========             ===========             ===========

SUPPLEMENTAL DISCLOSURE OF CASHFLOW INFORMATION:
   The Company converted $1,242,968 of notes payable into 9,843,025 shares of its common stock during the year ended December 31, 2004.

                                    SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                         F-5

                          ADSERO CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       FOR YEARS ENDING DECEMBER 31, 2004
                              AND DECEMBER 31, 2003

1.       THE COMPANY

Organization

Adsero Corp. (the "Company"), formerly known as Reink Corp., was incorporated in
Delaware on March 6, 1999. The Company and its wholly owned subsidiaries Reink
Imaging USA, Ltd. ("Reink USA") and Reink Canada Corp.("Reink CA"), manufactured
(using proprietary processes) bulk ink, toner cartridges and ink that were specifically used as components in the manufacture of ink jet refill kits.

Development Stage Operations

Effective January 1, 2004, the Company suspended its operations and began reporting its results as a Development Stage Enterprise in accordance with
Statement of Financial Accounting Standard ("SFAS") No.7 "Accounting and
Reporting by Development Stage Enterprises". During the year ended December 31,
2004, the Company's activities principally consisted of raising capital and identifying acquisition candidates as part of a strategy to restart the business,

Completion of Private Placement Transactions and Acquisition of a Business

As described in Note 8 the, the Company completed a private placement of its equity resulting in net proceeds of $825,000. As described in Note 13,
Subsequent to the year-end, the Company raised an additional $1,165,000 through sales of its equity securities and $1.7 million through the issuance of subordinated debt. The Company also completed its acquisition of the Tecknolaser
Group ("Tecknolaser") on January 31, 2005.

Stock Split

In January 2004, the Company's Board of Directors, and a majority of its shareholders authorized the Company to effect a twenty-for-one reverse stock split of its Common Stock, effective March 22, 2004. All information presented in the accompanying financial statements gives retroactive effect to the reverse split.

2.       LIQUIDITY AND FINANCIAL CONDITION

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The
Company has incurred losses of $1,761,710 and $1,626,901 for the years ended
December 31, 2004 and 2003, respectively. In addition, the Company has a stockholders' deficiency of $2,556,577 and its working capital deficiency amounts to $2,556,577 at December 31, 2004.

The Company completed its acquisition of Tecknolaser on January 31, 2005, which is a critical

                                       F-6

                          ADSERO CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       FOR YEARS ENDING DECEMBER 31, 2004
                              AND DECEMBER 31, 2003

component of its plan to restart the business. However, management believes that the Company will still require substantial additional capital to fund its operations and integrate Tecknolaser into its existing business. The Company's ability to recover its assets and continue its operations is dependent upon its ability to raise additional capital and generate revenue and operating cash flow through the execution of its business plan. There can be no assurance that the
Company will be successful in its efforts to operate Tecknolaser or any other prospective acquiree businesses profitably. The Company can also not provide any assurance that it will obtain the financing it needs to sustain the business until such time that it is able to generate sufficient revenue and operating cash flow. These matters raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principals of consolidation

The consolidated financial statements include the accounts of the Company and its wholly own subsidiary, Adsero Canada Corp.. All material intercompany transactions have been eliminated.

Accounting estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make significant estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments

The Company's financial instruments include cash, accounts receivable, accounts payable and liabilities that relate to its discontinued operation. Due to the short-term nature of these instruments, their fair values are approximate equal to their recorded values. The carrying amounts of the Company's notes payable and long term debt obligations are approximately equal to their fair values as their contractual interest rates are consistent with market rates for investments with similar risk.

Stock based compensation

As permitted under SFAS No. 148, "Accounting for Stock-Based
Compensation--Transition and Disclosure", which amended SFAS No. 123,
"Accounting for Stock-Based Compensation", the Company has elected to apply the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by Accounting Principles Board Opinion ("APB") No. 25,
"Accounting for Stock Issued to Employees", and related interpretations including "Financial Accounting Standards Board Interpretation No. 44,
Accounting for Certain Transactions Involving Stock Compensation", an
interpretation of APB No. 25. No stock-based employee compensation cost is reflected in net income, as the exercise prices of all options

                                       F-7

                          ADSERO CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       FOR YEARS ENDING DECEMBER 31, 2004
                              AND DECEMBER 31, 2003

granted under those plans were equal to the market value of the underlying common stock on their dates of grant.

As required under SFAS No. 148. the following table illustrates the effect on net loss and loss per share as if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation:

                                                    December 31,
                                             ---------------------------
                                                 2004            2003
                                             -----------     -----------
         Net loss, as reported               $(1,761,711)    $(1,626,901)

         Less: stock-based employee
         compensation expense determined
         under the fair value method              (3,125)              -
                                             -----------     -----------
         Pro-forma net loss                  $(1,764,836)     (1,626,901)

         Basic and diluted net loss per
         share as reported                   $      0.19           $1.50
                                             ===========     ===========
         Pro forma Basic and diluted net
         loss per share                      $      0.19     $      1.50
                                             ===========     ===========

Pro forma information regarding net income required by SFAS 148 was determined as if the Company had accounted for its employee stock options under the fair value method of SFAS 123. The Company estimated the fair value of the options at the date of grant to be $7.20 using the Black-Scholes option-pricing model with the following weighted-average assumptions:

         Risk-free rate                                 1.81%

         Dividend yield                                  0%

         Volatility factor of the expected
         market price of the Company's common
         stock                                          298%

         Average life                                 10 years

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. The
Company's employee stock options have characteristics significantly different from those of traded options, and changes in the subjective input assumptions can materially affect the fair value estimate.

Net Loss Per Share

SFAS No. 128, "Earnings per Share", requires the presentation of basic and diluted earnings per share ("EPS"). Basic EPS is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS includes the potential dilution that could occur if options or other contracts to issue common stock were

                                       F-8

                          ADSERO CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       FOR YEARS ENDING DECEMBER 31, 2004
                              AND DECEMBER 31, 2003

exercised or converted. Loss per common share for the years ended December 31,
2004 and 2003 excludes outstanding options, warrants and convertible debentures as their effect would be anti-dilutive. Loss per common share does not include
755,000 shares of common stock to be issued. The stock certificates for the shares that the Company sold in the private placement transactions, and the related agent shares, have not yet been issued.

Potentially dilutive securities that are not included the computation of basic
EPS is as follows:

                                                     December 31,
                                               2004               2003
                                               ----               ----
         Stock Options                         337,500           37,500
         Common Stock Purchase Warrants        993,680           76,430
         Convertible Debt                       70,000          170,000
         Stock to be issued                    755,000                -
                                             ---------          -------
         Total                               2,156,180          283,930
                                             =========          =======

As described in Note 13, the Company consummated a series of transaction in which it issued an additional 454,500 options in the aggregate to employees, directors and a non employee consultant, 4,517,750 common stock purchase warrants in private placement transactions. The Company also other exchangeable securities convertible, at the option of the holders, into 8,500,000 shares of common stock.

Income taxes

The Company accounts for income taxes under the provisions of SFAS No. 109,
"Accounting for Income Taxes". SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of such deferred tax asset.

Recently Issued Accounting Pronouncements

In January 2003, the Financial Accouting Standards Board ("FASB") issued
Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46").
This interpretation of Accounting Research Bulletin ("ARB") No. 51,
"Consolidated Financial Statements," provides guidance for identifying a controlling interest in a variable interest entity ("VIE") established by means other than voting interest. FIN 46 also required consolidation of a VIE by an enterprise that holds such controlling interest. In December 2003, the FASB completed its deliberations regarding the proposed modifications to FIN No., 46 and issued Interpretation Number 46R,

                                       F-9

                          ADSERO CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       FOR YEARS ENDING DECEMBER 31, 2004
                              AND DECEMBER 31, 2003

"Consolidation of Variable Interest Entities - an Interpretation of ARB 51"
("FIN No. 46 R"). The decisions reached included a deferral of the effective date and provisions for additional scope exceptions for certain types of variable interests. Application of FIN No. 46R is required in financial statements of public entities that have interests in VIEs or potential VIEs commonly referred to as special-purpose entities for periods ending after
December 15, 2003. Application by public small business issuers' entities is required in all interim and annual financial statements for periods ending after
December 15, 2004.

The adoption of this pronouncement is not expected to have material effect on the Company's financial statements.

In December 2004, the FASB issued SFAS No. 123R "Share Based Payment". This statement is a revision of SFAS Statement No. 123, "Accounting for Stock-Based
Compensation" and supersedes APB Opinion No. 25, Accounting for Stock Issued to
Employees, and its related implementation guidance. SFAS 123R addresses all forms of share based payment ("SBP") awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123R, SBP awards result in a cost that will be measured at fair value on the awards' grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations for stock-based compensation expense. SFAS 123R is effective for public entities that file as small business issuers--as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

The Company is currently in the process of evaluating the effect that the adoption of this pronouncement will have on its financial statements.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary
Assets". SFAS 153 amends APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after December 16, 2004. The provisions of this Statement should be applied prospectively.

The adoption of this pronouncement is not expected to have material effect on the Company's financial statements.

EITF Issue No. 04-8, "The Effect of Contingently Convertible Instruments on
Diluted Earnings per Share." The EITF reached a consensus that contingently convertible instruments, such as contingently convertible debt, contingently convertible preferred stock, and other such securities should be included in diluted earnings per share (if dilutive) regardless of whether the market price trigger has been met. The consensus is became effective for reporting periods ending after December 15, 2004.

                                      F-10

                          ADSERO CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       FOR YEARS ENDING DECEMBER 31, 2004
                              AND DECEMBER 31, 2003

The adoption of this pronouncement is not expected to have material effect on the Company's financial statements.

4.       NOTES PAYABLE

On January 1, 2004 the Company issued a 10%, $250,000 promissory note to BG
Capital Group Bahamas Ltd. of which $197,500 was received prior to December 31,
2003 and the remaining $52,500 was received during the quarter ended March 31,
2004. The aggregate balance of the note, including accrued interest of $25,000 amounted to $275,000 at December 31, 2004. The note was repaid, in full, with interest in February 2005. Interest expense on this note amounted to $25,000 and is included in the accompanying statement of operations for the year ended
December 31, 2004.

In April 2004, the Company issued a $70,000 convertible promissory note bearing interest at 10% per annum to Manchester Consolidated Corp. (a related party).
The principal was due on demand and the note was convertible into 70,000 shares of the Company's common stock at a conversion price of $1.00 per share. The aggregate balance of the note, including accrued interest amounted to $76,079 at
December 31, 2004. Interest expense on this note amounted to $6,004 and is included in the accompanying statement of operations for the year ended December
31, 2004. The note was repaid, in full, with interest in February 2005.

The Company has a note payable to a former CEO and Director of the Company in the principal amount of $112,500 that bears interest at 18% per annum. The
Company commenced and continues to pursue litigation with the Former Officer with respect to his alleged violations of non-competition and confidentiality agreements within his employment contract. The aggregate balance of the note, including accrued interest of $60,488 amounted to $172,988 at December 31, 2004.
Interest expense on the note amounted to $20,250 and is included in the accompanying statement of operations for the year ended December 31, 2004.

5.       MORTGAGE PAYABLE

In February 2003, the Company vacated certain real property to which it had title that was encumbered by a $600,000 mortgage obligation and, in anticipation of completing a transfer of the deed in lieu of foreclosure, returned control of such property the mortgage holder. The net carrying value of the property at the time the Company relinquished its control amounted to $600,000. On June 23, 2003 the Company completed its transfer of the deed to the mortgage holder and the land, building, and the corresponding mortgage of $600,000, were removed.

6.       EXCHANGES OF DEBT FOR EQUITY

Effective January 2004, the Company converted an aggregate of $170,000 in convertible note principal plus accrued interest thereon into an aggregate of
918,000 restricted shares (post reverse split) of common stock. The conversions were made pursuant to Note Cancellation and

                                      F-11

                          ADSERO CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       FOR YEARS ENDING DECEMBER 31, 2004
                              AND DECEMBER 31, 2003

Release Agreements between the Company and nine noteholders. The Company has agreed to register these shares on behalf of the recipients thereof. The Company recorded a $146,040 loss in connection with the settlement of these notes.

Effective January 2004, the Company converted an aggregate of approximately
$196,900 in debt into an aggregate of 984,500 restricted shares of common stock
(post reverse split). The conversions were made pursuant to Debt Conversion and
General Release Agreements between the Company and three debtholders. 100,000 of these shares were issued to Wayne Maddever in connection with the conversion by
BBP Consulting of $20,000 of debt. 384,500 of these shares were issued to
William Smith, through Manchester Administrative Services, in connection with the conversion of $76,900 owed to Manchester Administrative Services for services performed by William Smith prior to 2003. 500,000 of these shares were issued to R. World Inc. in connection with the conversion of $100,000 of debt.

In April 2004, the Company issued an aggregate of 5,405,025 restricted shares
(the "Interhold Shares") of common stock to Interhold Co. and its designees pursuant to a February 28, 2004 Note Cancellation and General Release under which a $308,000 promissory note of Reink Imaging USA, Ltd. in favor of
Interhold Co., plus all interest due thereon was cancelled. Also cancelled was an April 7, 2003 Guarantee and Security Agreement between Interhold and us which had been put in place as a result of a January 2002 agreement. The Company has agreed to register the Interhold shares on behalf of the recipients thereof.

In April 2004, the Company issued an aggregate of 2,350,500 restricted shares
(the "Manchester Shares") of common stock to designees of Manchester
Administrative Services Ltd. ("Manchester") pursuant to a February 28, 2004 Debt
Conversion and General Release under which a debt of the Company to Manchester in the approximate amount of $328,500 was cancelled. This debt was incurred pursuant to our January 6, 2003 Consulting Agreement with Manchester and includes debts incurred in January and February 2004. The Company has agreed to register the Manchester Shares on behalf of the recipients thereof. The Company recorded a $481,300 loss in connection with the settlement of these notes.

In April 2004, the Company issued an aggregate of 185,000 restricted shares (the
"Stock") to three individuals pursuant to Note Cancellation and General Release
Agreements dated February 25, 2004; March 29, 2004; and March 30, 2004 respectively. Under these agreements an aggregate of $185,000 of note principal plus accrued interest thereon was cancelled in consideration for the Stock. The
Company has agreed to register these shares on behalf of the recipients thereof.

                                      F-12

                          ADSERO CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       FOR YEARS ENDING DECEMBER 31, 2004
                              AND DECEMBER 31, 2003

7.       COMMITMENTS AND CONTINGENCIES

Litigation

On December 31, 2002, the Company's Chief Executive Officer ("CEO") and Vice
President of Finance ("VP of Finance"), and a production chemist in its R&D facility (collectively, the "Former Officers") resigned from their positions.
Prior to resigning the Former Officers dismissed all employees of Reink USA, which left the Company with no employees. On May 7, 2003 the Company commenced legal proceedings against the Former Officers in the United States Bankruptcy
Court for the District of New Jersey (Case Number 03-11053 (JHW)) for actions that it believes violate the non-competition and confidentiality clauses of their employment contracts. In this action the Company is seeking damages and other relief in the amount of $1,000,000. The Former Officers filed a counter-suit against the Company for back wages and other costs. The Company considers the counter-claim to be without merit. On September 7, 2003 the
Company filed a defense against the counter-claim.

On May 21, 2004, John Calzaretto instituted an action against us in the Superior
Court of New Jersey, Law Division, Burlington County (Docket No.:
BUR-L-001259-04) seeking $25,768.50 together with interest, attorney's fees and costs of suit based upon a claim for payment for legal services rendered. The
Company settled the matter for $15,000 in January 2005.

Bankruptcy of Reink USA

In January, 2003 the three largest creditors (the "Petitioners") of Reink USA
("Reink") filed a petition to force Reink into Chapter 7 under the US Federal
Bankruptcy Act. The Company believes that certain of the Petitioners, and the former CEO and VP of Finance, formed a new business that became a direct competitor of the Company. Reink filed a motion to have the petition removed from court, since one of the Petitioners withdrew from the filing and counsel to the petitioners withdrew from the case. Subsequently the remaining Petitioners and a new third petitioner ("New Petitioner") amended the filing. This New
Petitioner also subsequently withdrew and the remaining Petitioners, along with two additional petitioners, filed an amendment.

During March 2003, Reink's motion to convert its case to a voluntary Chapter 11 was accepted by the District of New Jersey, Federal Bankruptcy Court. As a
result of failed negotiations with our largest supplier, Reink's case was converted from Chapter 11 "Reorganization" into Chapter 7 "Liquidation" on July
10, 2003, and a Bankruptcy Trustee was appointed to administer the estate. As a result, the Company lost control of Reink. Accordingly, Reink is presented for all periods as a discontinued operation in the accompanying financial statement.
The Company is unaware of any changes in the status of the bankruptcy proceedings.

                                      F-13

                          ADSERO CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       FOR YEARS ENDING DECEMBER 31, 2004
                              AND DECEMBER 31, 2003

8.       STOCKHOLDERS' DEFICIENCY

Stock Issued For Services

In December 2004, the Company issued 500,000 shares of common stock with an aggregate fair value of $250,000, to two individuals for services rendered in connection with the Company's reorganization during 2004. The Company recorded a
$250,000 stock based compensation charge which is included in the accompanyimg statement of operations for the year ended December 31, 2004

In December 2004 the Company issued 350,000 shares of its common stock with an aggregate fair value of $175,000 to a consultant for services rendered in connection with the Company's acquisition of Technolaser. The Company has agreed to register these shares on behalf of the recipients thereof.

In December 2004 the Company issued 50,000 shares of its common stock with an aggregate fair value of $25,000 in exchange for legal services rendered in connection with Company acquisition of Technolaser.

The Company recorded a $200,000 deferred charge in connection with the aforementioned serviced rendered in connection with the acquisition of
Technolaser that is presented as deferred acquisition costs in the accompanying balance sheet at December 31, 2004.

As described below, the Company issued an aggregate of 64,750 shares to the placement agent who represented the Company in its sale of special warrants.

Exchanges of Debt for Equity

In January 2004, the Company converted an aggregate of $170,000 in Note principal plus all interest then due thereon (approximately $17,800) into an aggregate of 18,360,000 restricted shares of our common stock. Following the effectuation of our 20:1 reverse stock split on March 22, 2004 these shares became approximately. The conversions were made pursuant to Note Cancellation and Release Agreements between us and nine persons.

In April 2004, the Company issued an aggregate of 5,405,055 restricted shares
(the "Interhold Shares") of our common stock to Interhold Co. and its designees pursuant to a February 28, 2004 Note Cancellation and General Release under which a $308,000 promissory note of Reink Imaging USA, Ltd. in favor of
Interhold Co., plus all interest due thereon ($73,240) was cancelled. Also cancelled was an April 7, 2003 Guarantee and Security Agreement between
Interhold and us which had been put in place as a result of a January 2002 agreement.

In April 2004, the Company issued an aggregate of 2,350,500 restricted shares
(the "Manchester Shares") of our common stock to designees of Manchester
Administrative Services Ltd. ("Manchester") pursuant to a February 28, 2004 Debt
Conversion and General Release under which a debt of ours to Manchester in the approximate amount of $306,500 was cancelled. This

                                      F-14

                          ADSERO CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       FOR YEARS ENDING DECEMBER 31, 2004
                              AND DECEMBER 31, 2003

debt was incurred pursuant to our January 6, 2003 Consulting Agreement with
Manchester and included debts incurred in January and February 2004. The Company has agreed to register the Manchester Shares on behalf of the recipients thereof.

In April 2004, the Company issued an aggregate of 185,000 restricted shares (the
"Stock") to 3 persons pursuant to Note Cancellation and General Release
Agreements dated February 25, 2004; March 29, 2004; and March 30, 2004 respectively. Under these agreements an aggregate of $185,000 of note principal plus all accrued interest due thereon (approximately $62,248) was cancelled in consideration for the Stock. The Company has agreed to register these shares on behalf of the recipients thereof.

Private Placements of Special Warrants

In May and June 2004 the Company sold an aggregate of 205,000 units to 3 persons at $1.00 per unit or $205,000 in the aggregate. Each unit consists of one share of our common stock (the "Unit Shares") and one common stock purchase warrant.
Each warrant, as amended, entitles the holder to purchase one share of our common stock at a price of $1.50 per share (the "Warrant Shares") at any time during the three year period that commenced on the subscription date. In
December 2004 and January 2005 in connection with a related unit offering, the proceeds of which were also to be utilized towards the funding of the acquisition, it became apparent that our unit pricing was too high and that our units of the type sold in May and June 2004 should be sold at $.50 per unit rather than $1.00 per unit. Consequently, in January 2005 the Company agreed to issue an additional 205,000 units to the investors, at no additional cost, to bring their unit cost down to $.50 per unit. Both the original 205,000 units and the additional units were issued in March 2005. The Company has agreed to register for resale, on behalf of the subscribers in this offering, the Unit
Shares and Warrant Shares, including the additional Unit Shares and Warrant
Shares issued.

On June 22, 2004 the Company entered into an Agency Agreement with DGM Bank &
Trust Inc. ("DGM") whereby DGM was appointed as exclusive placement agent for an offering (the "Offering") of up to 4,250,000 special warrants (the "Special
Warrants") at a price of $1.00 per Special Warrant or $4,250,000 on an aggregate basis. The Offering is comprised of a first offering (the "First Offering")
consisting of up to 750,000 Special Warrants and a second offering (the "Second
Offering") consisting of up to 3,500,000 Special Warrants.

In the First Offering, each Special Warrant is exercisable, for no additional consideration, to receive one Class A Unit (the "A Units"). Each A Unit consists of one share of common stock and one common stock purchase warrant to purchase an additional share of common stock at a price of $1.50 per share at any time during the two year period commencing on the closing date of the First Offering.

In the Second Offering, each Special Warrant is exercisable, for no additional consideration, to receive one Class B Unit (the "B Units"). Each B Unit consists of one share of common stock and one-half common stock purchase warrant. Each full common stock purchase warrant is

                                      F-15

                          ADSERO CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       FOR YEARS ENDING DECEMBER 31, 2004
                              AND DECEMBER 31, 2003

exercisable to purchase one share of common stock at a price of $1.50 per share at any time during the two year period commencing on the closing date of the
Second Offering.

In consideration of the Agent's services, the Company agreed to pay the Agent commissions of up to 10% of the gross proceeds raised in this and certain other offerings plus Special Warrants equal to 10% of the Special Warrants sold in the
Offering (or 5% for sales to certain persons identified by the Agent) and
100,000 common shares in the event, the Company raises gross proceeds of
$500,000 or more in the First Offering. The Company has also agreed to pay the
Agent a break fee of $212,500 together with expense reimbursement if the Company decides not to proceed with the offering. In the event at least $750,000 is raised in the offering, the Agency Agreement also grants the Agent a right of first refusal to act as lead agent, underwriter, or advisor for the Company during the two year period following the closing date for the Second Offering with respect to any securities offerings, acquisitions, dispositions or takeovers by the Company. The Company has agreed to file a registration statement as soon as practicable following the closing of the Second Offering to register the common stock comprising part of the A Units and B Units and the common stock underlying the common stock purchase warrants comprising part of such Units.

During the period July 2004 through October 2004 the Company sold an aggregate of 647,500 Special Warrants under the aforementioned offering to 18 persons at
$1.00 per unit or $647,500 on an aggregate basis. In connection with the offering, the Company also issued 64,750 Special Warrants to the placement agent. Each Special Warrant was exercisable without additional consideration to receive a Class A unit consisting of one share of our common stock (the "Unit
Shares") and one common stock purchase warrant. Each of these warrants, as amended, entitles the holder to purchase one share of our common stock at $1.50 per share (the "Warrant Shares") at any time during the three year period that commenced on September 27, 2004. Effective October 27, 2004, all of the Special
Warrants were exercised resulting in our issuance of 712,250 shares and 712,250 warrants. Pursuant to the offering the Company were also obligated to pay a
100,000 share work fee to the placement agent, which was paid in March 2005 (the
"Work Fee Shares"). In December 2004 and January 2005, in connection with a related unit offering, the proceeds of which were also to be utilized for the funding of the acquisition, it became apparent that our unit pricing was too high and that our units of the type underlying the Special Warrants sold in this offering should be sold at $.50 per unit rather than $1.00 per unit.
Consequently, in January 2005 the Company agreed to issue an additional 647,500 units to the offering subscribers, or their designees, at no additional cost, to bring their unit cost down to $.50 per unit. The additional units were issued in
March 2005. The Company has agreed to register for resale on behalf of the subscribers in this offering and DGM, the Unit Shares and Warrant Shares, including the additional Unit Shares and the Warrant Shares underlying the additional warrants issued in March 2005, and the Work Fee Shares.

                                      F-16

                          ADSERO CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       FOR YEARS ENDING DECEMBER 31, 2004
                              AND DECEMBER 31, 2003

9.       STOCK OPTIONS

On April 15, 2004 the Company granted 100,000 stock options with an exercise price of $.25 per share to each of Wayne Maddever, William Smith and Anthony
Pallante in consideration of services rendered in connection with the Company's reorganization and for services related to Reink USA's bankruptcy. These options vest in equal amounts over a three year period on each of the first, second and third anniversaries of the issuance date and are exercisable for a period of ten years from issuance. The Company has agreed to register these shares on behalf of the recipients thereof.

The following table summarizes the changes in options and warrants outstanding and the related exercise prices for the shares of the Company common stock:

                               Employee Stock Options                             Common Stock Purchase Warrants

                                           Weighted                                         Weighted
                               Weighted     Average                             Weighted     Average
                               Average     Remaining                            Average     Remaining
                               Exercise   Contractual                           Exercise   Contractual
                     Shares      Price        life      Exercisable    Shares    Price        life       Exercisable
                    --------   --------   -----------   -----------   -------   --------   -----------   -----------

Outstanding at
January 1, 2003      85,875     $13.00     8.6 years       42,583      76,430    $14.80     4.1 years       76,430

Expired             (48,375)    $13.40     5.1 years        2,583           -         -         -              -
                    -------                             -----------   -------                            -----------
Outstanding at
January 1, 2004      37,500     $11.72     8.6 years       40,000      76,430    $14.80     4.1 years       76,430

Granted             300,000     $ 0.25     9.3 years        2,500     852,500    $ 1.50     3.0 years      852,500
                    -------                             -----------   -------                            -----------
Outstanding at
December 31, 2004   337,500     $ 1.52     8.9 years       42,500     928,930    $ 2.59     3.1 years      928,930
                    =======                             ===========   =======                            ===========

10. INCOME TAXES

The Company accounts for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax bases of assets and liabilities using enacted tax rates in effect for the year in which

                                      F-17

                          ADSERO CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       FOR YEARS ENDING DECEMBER 31, 2004
                              AND DECEMBER 31, 2003

differences are expected to reverse. Deferred tax assets are adjusted by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

At December 31, 2004, the Company has net operating loss carryforwards of approximately $10,000,000 which expire through 2024. Pursuant to Section 382 of the Internal Revenue Code regarding substantial changes in ownership, utilization of these losses may be limited. Based on this and the fact that the
Company has generated operating losses through December 31, 2004, the deferred tax asset of approximately $4,000,000 has been offset by a valuation allowance of $4,000,000. During the year ended December 31, 2004, the Company recorded an increase in the valuation allowance of $600,000.

11.      RELATED PARTY TRANSACTIONS

Consulting fees

The Company expensed approximately $296,000 and $460,000 for the years ended
December 31, 2004 and 2003, respectively, related to a consulting agreement with
Manchester Administrative Services Inc. ("Manchester Administrative"), a wholly owned subsidiary of a shareholder of the Company, owned by Anthony Pallante, to provide the services of various individuals. Thereunder, Manchester
Administrative was paid consulting fees of up to $40,000 per month (up to
$25,000 prior to January 1, 2003) depending on the level of work completed. Fees are invoiced monthly on an ongoing basis. Pursuant to this agreement, Manchester
Administrative provides the services of William Smith, who signed the contract on behalf of Manchester Administrative, as Executive Vice President. During 2004
approximately $81,500 was paid to William Smith. As described in Note 13, this agreement was cancelled in January 2005.

Effective January 6, 2003 the Company executed a consulting agreement with BBP
Consulting ("BBP"), a sole proprietorship owned by Wayne Maddever, whereby BBP provides the Company with services of Wayne Maddever. Pursuant to the consulting agreement, BBP is paid consulting fees of up to $15,000 per month. Mr. Maddever earned $58,000 under this agreement for 2003 and no fees during 2004. At the end of each quarter, under this agreement, Mr. Maddever has the right to convert any unpaid fees into common stock of the Company at the greater of $1.00 per share or 80% of the then market price. This agreement was terminated with the resignation of Mr. Maddever as CEO of the Company as part of the acquisition completed subsequent to year-end.

In January 2004 the Company entered into an exclusive financing arrangement,(amended in July 2004) with Manchester Consolidated Corp.,
("Manchester Consolidated"), a corporation owned by Anthony Pallante. Under this agreement, the Company agreed, tp pay fees to Manchester Consolidated, upon its successful completion of a financing or any acquisition, merger, or other business combination arrange for the Company. The revised fee structure for financings is 10%

                                      F-18

                          ADSERO CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       FOR YEARS ENDING DECEMBER 31, 2004
                              AND DECEMBER 31, 2003

for transactions up to and including $2,000,000; 7% for transactions in excess of $2,000,000 up to and including $5,000,000; and 5% for transactions in excess of $5,000,000. The revised fee structure for acquisitions, mergers or other business combinations is 12% for transactions up to and including $5,000,000; 7%
for transactions in excess of $5,000,000 up to and including $10,000,000; and 5%
for transactions in excess of $10,000,000. All other material terms of the arrangement remain unchanged. Either party to the agreement can terminate, without penalty, with 9 months written notice.

As described in Note 13, the Company paid a transaction fee to Manchester
Consolidated for service it provided in connection with the Company's acquisition of Technolaser equal to 5% of the transaction value, which amounted to approximately US$640,000 in a combination of cash and common stock.

During January through March, 2004, the Company converted notes payable of
$816,318 and other liabilities of $426,650 for a total of $1,242,968 into
9,843,055 common shares of the Company (includes 5,405,055 common shares in Note
6). The conversions were made pursuant to Debt Conversion and General Release
Agreements. 100,000 of these shares were issued to Wayne Maddever in connection with the conversion by BBP Consulting of $20,000 of debt. 384,500 of these shares were issued to William Smith, through Manchester Administrative Services, in connection with the conversion of $76,900 owed to Manchester Administrative
Services in connection with services performed by William Smith prior to 2003.
In order to induce conversion, the Company agreed to reduce the conversion price as outlined in the consulting agreement. The Company has no further obligations related to any of these notes and/or other liabilities which were converted into common shares.

Effective January, 2005 the Company executed a consulting agreement with 6327214
Canada Inc., a company owned by William Smith, the Companies CFO, to provide consulting services to the Company. 6327214 Canada Inc. is paid approximately
$11,500 per month based on invoicing to the Company. In addition, the Company covers all business related expenses incurred by 6327214 Canada Inc. while delivering the consulting services. This agreement continues until terminated and can be terminated by the Company upon 10 months written notice.

12.      DISPOSAL OF SUBSIDIARY

As discussed in Note 7, Reink's Chapter 11 bankruptcy "Reorganization" was converted into a Chapter 7 bankruptcy "Liquidation" and a Bankruptcy Trustee was appointed to administer and liquidate the estate on July 10, 2003. The Company lost control of Reink upon the conversion of the Reorganization into a
Liquidation. Accordingly, the Company has reported Reink as a discontinued
operation.

In connection with such conversion, the Company recorded a $370,816 charge to operations during the year ended December 31, 2003, for the carrying value of assets that are no longer considered recoverable. In addition, Reink's liabilities are presented in the balance sheet as

                                      F-19

                          ADSERO CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       FOR YEARS ENDING DECEMBER 31, 2004
                              AND DECEMBER 31, 2003

discontinued operations until the bankruptcy is adjudicated by the Bankruptcy court. The Company is unaware of any changes in the status of the Bankruptcy proceedings. A breakdown of the liabilities remaining on Reink's balance sheet from the time in which its Bankruptcy case was converted to liquidation is as follows:

                                                         December 31, 2004
                                                         -----------------
         Accounts Payable .............................     $1,806,242

         Accrued Expenses .............................       319,099
                                                            ----------
                                                            $2,125,341
                                                            ==========

The following table represents the results of the discontinued operations of
Reink USA:

                                                        For the Year Ended
                                                         -----------------
                                                         December 31, 2003

         Revenues .....................................      $ 183,097
         Cost of sale .................................        117,251
                                                             ---------
                 Gross profit .........................         65,846
                                                             ---------

         Operating Expenses
              Selling, general and
                administrative expenses ...............        266,183
              Depreciation and Amortization ...........          6,780
                                                             ---------
                  Total Expenses ......................        272,963
                                                             ---------

         Loss from operations .........................       (207,117)

         Interest Expense .............................          3,571
                                                             ---------

         Net loss .....................................      $(210,688)
                                                             =========

The Company had no discontinued operations to report during the year ended
December 31, 2004.

13.      SUBSEQUENT EVENTS

Acquisition of Teckn-O-Laser Pursuant to Share Purchase and Related Agreements

On January 31, 2005 The Company executed and closed a Share Purchase Agreement
(the "Share Purchase Agreement") dated and effective as of January 2, 2005 among the Company, YAC Corp. ("YAC"), Teckn-O-Laser Company ("TOL Canada"), 3091503

                                      F-20

                          ADSERO CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       FOR YEARS ENDING DECEMBER 31, 2004
                              AND DECEMBER 31, 2003

Nova Scotia Company ("Acquiror"), Teckn-O-Laser Global Company ("Acquiree"),
3091732 Nova Scotia Company ("Callco"), and the shareholders of Acquiree (the
"Acquiree Shareholders"). TOL Canada is a wholly owned subsidiary of Acquiree.
YAC is a wholly owned subsidiary of the Company. Callco is a wholly owned subsidiary of YAC. Acquiror is a wholly owned subsidiary of Callco.

Prior to closing, The Company advanced CDN$1,500,000 (approximately
US$1,250,000) to the Acquiree shareholders for the purpose of having them acquire certain shares of Acquiree capital stock from a third party so that at closing, the Acquiree Shareholders would own all the capital stock of Acquiree.
The advance, which was not required to be repaid upon closing, became part of the purchase consideration that The Company paid to the Acquiree shareholders.

Pursuant to the Share Purchase Agreement, The Company acquired through its subsidiary Acquiror, all of the issued and outstanding capital stock of Acquiree in exchange for certain payments to be made at closing (the "Closing Payments")
and subsequent to closing (the "Post-Closing Payments"). Teckn-O-Laser group manufacturers and distributes imaging products, including remanufactured toner cartridges and remanufactured inkjet cartridges.

The Closing Payments consisted of:

      o  the issuance to the Acquiree Shareholders of 6,500,000 Acquiror Series
         I Exchangeable Shares, 6,000,000 of which were issued subject to a Lock
         Up Agreement dated as of January 2, 2005 that restricts the subsequent sale, transfer, or disposal of a corresponding number of The Company's common shares that will be issued to the holders of the Acquiror Series
         I Exchangeable Shares upon exchange thereof;
      o  the issuance to the Acquiror Shareholders of 1,932,000 Acquiror
         Preferred Shares; and
      o  the payment to the Acquiree Shareholders of CDN$750,000 (approximately
         US$624,975).

The Post-Closing Payments consist of:

      o  a cash payment to the Acquiree Shareholders of CDN$2,182,000
         (approximately US$1,817,606) due March 26, 2006 (the "2006 Payment");
      o  a cash payment to the Acquiree Shareholders of CDN$1,000,000
         (approximately US$833,333) due March 31, 2007 (the "2007 Payment"); and
      o  a cash payment to the Acquiree Shareholders of CDN$1,000,000
         (approximately US$833,333) due March 31, 2008 (the "2008 Payment").

Notwithstanding the forgoing, the 2006 Payment is not due and payable in the event that Acquiree's Earnings Before Interest Taxes Depreciation and
Amortization ("EBITDA") for the year ending December 31, 2005, is less than
CDN$1,000,000. The 2007 Payment is not due and payable in the event that
Acquiree's EBITDA for the year ending December 31, 2006 is less than

                                      F-21

                          ADSERO CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       FOR YEARS ENDING DECEMBER 31, 2004
                              AND DECEMBER 31, 2003

CDN$1,500,000. The 2008 Payment is not due and payable in the event that
Acquiree's EBITDA for the year ending December 31, 2007 is less than
CDN$2,000,000.

Subject to the terms of a Series I Exchangeable Share Voting, Support and
Exchange Agreement, dated as of January 2, 2005 (the "Series I Support
Agreement"), among us, YAC, Callco, Acquiror and the Acquiree Shareholders
holding Series I Exchangeable Shares of Acquiror (the "Holders"), the Holders
have the option of converting any Post Closing Payments due to them into
Acquiror Series I Exchangeable Shares at a conversion rate calculated by dividing the dollar amount of any converted payments by an amount representing the greater of:

      o  US$1.00 converted to CDN dollars; or
      o  80% of the average closing price of the Company's common stock converted to CDN dollars for the twenty trading days immediately preceding the date on which an Acquiree Shareholder provides a notice of conversion to Acquiree.

All Holders of Acquiror Series I Exchangeable Shares also received one share of
The Company's newly created Series A Preferred Special Voting Stock (the "Series
A Preferred Stock") for each Acquiror Series I Exchangeable Share owned. Shares of The Company's Series A Preferred Stock have the right to vote on all matters submitted to the vote of The Company's common shareholders on the basis of one vote for each share held. The Series A Preferred Stock is non-transferable, other than upon sale or exchange on disposition of the corresponding Acquiror
Series I Exchangeable Shares, which triggers a requirement for the holder to deliver a like number of shares of Series A Preferred Stock to us for cancellation. The Series I Support Agreement also contains provisions that grant
Callco the right, exercisable upon the occurrence of certain events, including the proposed dissolution or liquidation of Acquiror or a prior retraction request by the Holder, to require the Holders to sell their Series I
Exchangeable Shares to Callco. Similarly, the Series I Support Agreement grants the Holder the right to require Callco to purchase from the Holder all or any part of the holder's Acquiror Series I Exchangeable Shares upon certain events including the institution by Acquiror of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up. The Series I Support
Agreement further provides for automatic exchange upon the sale of all or substantially all of The Company's assets, or upon The Company's liquidation or dissolution. The Series I Support Agreement further provides that so long as any
Acquiror Series I Exchangeable Shares are issued and outstanding, that The
Company and The Company's subsidiaries cannot declare or pay a dividend on the
Company's respective common stocks unless an equivalent dividends is declared or paid, as the case may be, on the Series I Exchangeable Shares.

Subject to the terms of a Preferred Share Purchase and Support Agreement, dated as of January 2, 2005 (the "Preferred Share Support Agreement"), among us, YAC,
Callco, Acquiror and the Acquiree Shareholders holding Acquiror Preferred
Shares, and subject to Callco's right (the "Retraction Call Right"), exercisable upon the occurrence of certain events to require the Holders of Acquiror
Preferred Shares to sell such shares to Callco, the Acquiree Shareholders, as
Holders of Acquiror Preferred Shares, have the rights set forth in Schedule A of the Preferred Share Support Agreement. Dividends are not payable on the Acquiror
Preferred Shares but as long as

                                      F-22

                          ADSERO CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       FOR YEARS ENDING DECEMBER 31, 2004
                              AND DECEMBER 31, 2003

they are outstanding, Acquiror cannot, without the approval of the holders of the Acquiror Preferred Shares, pay any dividends on Acquiror's common shares or redeem or purchase or make any capital distributions in respect of any Acquiror common shares. Holders of Acquiror Preferred Shares are entitled, subject to the exercise of the Retraction Call Right by Callco and compliance with other terms of the Preferred Share Support Agreement, to require Acquiror to redeem their
Acquiror Preferred Shares at a price of CDN$1.00 per share at specified times.
The times at which holders of Acquiror Preferred Shares may make such requests are as follows:

      o  September 1, 2005 : 750,000 Acquiror Preferred Shares;
      o  September 30, 2005 ; 443,250 Acquiror Preferred Shares;
      o  December 31, 2005 : 443,250 Acquiror Preferred Shares; and
      o  March 31, 2006 : 295,500 Acquiror Preferred Shares.

In the event Acquiror fails or neglects to redeem the Acquiror Preferred Shares for CDN$1.00 as required by the Preferred Share Support Agreement, Acquiror shall redeem such Acquiror Preferred Shares by issuing to the Holders thereof
2.5 Series II Exchangeable Shares of Acquiror for each Acquiror Preferred Shares so redeemed.

Subject to the terms of a Series II Exchangeable Share Voting, Support and
Exchange Agreement, dated as of January 2, 2005 (the "Series II Support
Agreement") among the Company, YAC, Callco, Acquiror and the Acquiree
ShareHolderss holding Series II Exchangeable Shares of Acquiror (the "Acquiror
Series II Exchangeable Shares"), the Holders of the Acquiror Series II
Exchangeable Shares have the option, further subject to the right of Callco (the
"Retraction Call Right") exercisable upon the occurrence of certain events to require the Holders to sell their Acquiror Series II Exchangeable Shares to
Callco, to require Acquiror to redeem any or all of the Holders's Acquiror
Series II Exchangeable Shares at a price equal to:

      o  the then current market price for one share of the Company's common stock which is payable by the delivery of one (1) share of the
         Company's common stock; plus
      o  the amount of all cash dividends declared and unpaid by us on the
         Company's common stock at the effective time of such action; plus
      o  the amount of all declared and unpaid non-cash dividends or other distributions by us on the Company's common stock at the effective time of such action.

Notwithstanding the forgoing, during the first ninety days following the issuance of any Series II Exchangeable Shares, the Holders can only require the
Acquiror to redeem half of their Series II Exchangeable Shares.

All Holders of Acquiror Series II Exchangeable Shares receive one share of the
Company's Series A Preferred Stock for each of their Acquiror Series II
Exchangeable Shares. Contemporaneously with the completion of any transaction pursuant to which any Acquiror Series II Exchageable Shares held by a Holder is retracted, redeemed, purchased or exchanged, such Holder(s) shall surrender to us a like number of shares of Series A Preferred Stock for cancellation. Holders of Acquiror Series II Exchangeable Shares are entitled to receive

                                      F-23

                          ADSERO CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       FOR YEARS ENDING DECEMBER 31, 2004
                              AND DECEMBER 31, 2003

dividends on such shares at the times and in the amounts of any dividends declared by us on the Company's common stock. The Series II Support Agreement also places limitations on Acquiror's ability to pay dividends on its common stock while shares of Acquiror Series II Exchangeable Shares are issued and outstanding. The Series II Support Agreement grants the Holders the right to require Callco to purchase from the Holders all or any part of the Holders's
Acquiror Series II Exchangeable Shares upon certain events including the institution by Acquiror of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up. The Series II Support Agreement further provides for automatic exchange upon the Company's liquidation or dissolution or upon the sale of all or substantially all of the Company's assets.

Pursuant to the Share Purchase Agreement, Wayne Maddever resigned from his positions as the Company's President and Chief Executive Officer effective at the closing. The vacancy in this position was immediately filled by Yvon
Leveille, a former shareholder of the acquiree. At closing The Company also appointed Alain Lachambre as the Company's Vice President of Sales and
Marketing. In connection therewith, The Company entered into renewable 3 year employment agreements with each of Yvon Leveille and Alain Lachambre. Messrs.
Leveille and Lachambre were also appointed at that time to the Company's board of directors although Mr. Lachambre subsequently determined effective February
4, 2005 that he did not wish to serve as a director and resigned. The initial base annual salaries payable to Messrs. Leveille and Lachambre under their employment agreements are CDN$175,000 (approximatelyUS$146,000) and CDN$166,000
(approximately US$139,000), respectively. The employment agreements further provide for the payment of performance based bonuses of up to 100% of salary at the discretion of the compensation committee of the board of directors.

In a related transaction to the Share Purchase Agreement, effective January 1,
2005 The Company acquired TOL USA from Teckn-O-Laser Global Inc. pursuant to a
Share Purchase Agreement for $1000 in cash. TOL USA is the US arm of the
Teckn-O-Laser group of affiliated companies.

Payment of Fees to Related Party Transaction Advisor

In connection with the Share Purchase Agreement and pursuant to the Company's financing agreement with Manchester Consolidated Corp. ("Manchester") The
Company paid Manchester a financing fee for its role in arranging the aforementioned transaction equal to 5% of the transaction value. The transaction value was agreed to be CDN$15,382,000 (approximately US$12,813,206) 5% of which is CDN$769,100 (approximately US$640,660). Pursuant to the forgoing The Company has paid Manchester CDN$350,000 in cash (approximately US$291,550) and paid the
CDN$419,100 balance through the issuance of 698,500 shares of the Company's common stock valued at US$.50 per share to Manchester and its designees.

Barrington Loan Agreement

In conjunction with the Share Purchase Agreement, The Company entered into a
Loan Agreement (the "Loan Agreement") dated as of January 26, 2005 with
Teckn-O-Laser Company

                                      F-24

                          ADSERO CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       FOR YEARS ENDING DECEMBER 31, 2004
                              AND DECEMBER 31, 2003

(the "Borrower"), YAC Corp. ("YAC"), 3091732 Nova Scotia
Company ("Callco"), 3091503 Nova Scotia Company ("TAC"), Teckn-O-Laser Global
Company ("TOLG"), Teckn-O-Laser USA Inc. ("TOL USA") and Barrington Bank
International Limited ("Lender").

Pursuant to the Loan Agreement, on January 31, 2005 Lender loaned CDN$2,000,000
(approximately US$1,666,666) to Borrower which facilitated the Company's ability to meet the Company's obligations under the Share Purchase Agreement. The loan, which is secured by all of the Company's assets, is guaranteed by each of us,
YAC, Callco, TAC, TOLG and TOL USA. It has a maximum term of 10 years subject to acceleration upon default or to earlier payment. Interest of 12% per annum is due on the loan during the first 12 months of the term and interest of 20% per annum is due on the loan thereafter. The loan can be prepaid by Borrower in whole or in part. However, in the event prepayment occurs prior to the 1 year anniversary of the loan, Borrower is obligated to pay a prepayment fee equal to the amount of additional interest that Borrower would have paid on the loan from the date of prepayment through the date of the 1 year anniversary of the loan.
Commencing on the 6 month anniversary of the loan, Lender has the right to convert the remaining principal balance of the loan into shares of the Company's common stock at a conversion price of US$1.00 per share. As further consideration for the loan, The Company has agreed to issue 200,000 shares of the Company's common stock to Lender and to include such shares in a registration statement to be filed by us that will register the resale of such shares. In connection with the loan, The Company, the Borrower, the Lender and the Guarantors have entered into a series of related agreements principally designed to protect the interests of the Lender in making the loan.

Grants of Stock Options to Employees and Directors

Pursuant to the Share Purchase Agreement, The Company also agreed to issue an aggregate of 300,000 non-statutory stock options pursuant to the Company's 2000
Stock Option Plan to employees of TOL Canada and Teckn-O-Laser USA, Inc. ("TOL
USA"). The options granted to each employee have a maximum term of 10 years and vest in equal amounts, each equal to 1/3 of the total number of options granted to the employee, on each of the first, second and third anniversaries of the date of grant. Effective January 31, 2004 The Company granted an aggregate of
244,500 options under this commitment to 12 TOL Canada employees with an exercise price of US$1.57 per share, which was the closing market price for the
Company's common stock on January 31, 2005.

On March 30, 2005 the Company granted an aggregate of 110,000 stock options, each with an exercise price of $1.06 per share, to our non-employee directors.
The Company has agreed to register these shares on behalf of the recipients thereof.

Issuance of Convertible Promissory Note to Related Party

Pursuant to the acquisition the Company the Company entered into a convertible promissory note in the amount of $1 million due January 1, 2008. The note is convertible solely at the option of the note holder, any time after 6 months, into 2 million common shares and 2 million

                                      F-25

                          ADSERO CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       FOR YEARS ENDING DECEMBER 31, 2004
                              AND DECEMBER 31, 2003

warrants at $1.50 per share. The note bears interest at 3.9% per annum, with principal and all interest due at maturity.

Additional Issuance of Special Warrants

In January 2005 the Company sold an aggregate of 2,330,000 units to 10 persons at $0.50 per unit or $1,165,000 on an aggregate basis. Each unit consists of one share of the Company's common stock (the "Unit Shares") and one common stock purchase warrant. Each warrant entitles the holder to purchase one share of the
Company's common stock at a price of $1.50 per share at any time during the three year period commencing on January 31, 2005 (the "Warrant Shares"). The proceeds from the offering were used towards the funding of the Company's acquisition of Teckn-O-Laser Global Company.

In connection with these sales the Company was also obligated to issue 68,000 units to DGM Bank & Trust Inc. ("DGM") as a commission with respect to sales of
680,000 units made through them in the offering (the "DGM Units"). The Unit
Shares and shares comprising part of the DGM Units were issued in March 2005.
The Company has agreed to register for resale, on behalf of the subscribers in this offering and DGM, the Unit Shares and the Warrant Shares including the Unit
Shares and Warrant Shares underlying the DGM Units.

Anti-Dilution Adjustment to Previously Issued Special Warrants

The Company, following the aforementioned sale of Special units consummated in
January 2005, agreed to issue an additional 647,500 units to the offering subscribers, or their designees, at no additional cost, to bring their unit cost down to $.50 per unit. The Company has agreed to register for resale on behalf of the subscribers in this offering and DGM, the Unit Shares and Warrant Shares, including the additional Unit Shares and the Warrant Shares underlying the additional warrants issued in March 2005, and the Work Fee Shares.

In addition the Company agreed to modify the compensation for DGM Bank & Trust related to the agency agreement such that no further commission was payable on the additional equity raised by parties other than DGM in exchange for 50,000 common shares and 150,000 warrants to purchase common shares at $1.50. DGM will continue to be paid commission as stated under the agency agreement for money raised by their firm.

Equity Purchase Commitment

On January 6, 2005 the Company obtained an equity purchase commitment from
Trisan Equitable Corporation ("Trisan") pursuant to which Trisan has committed to purchase an aggregate of $1,600,000 of the Company's common shares valued at
$.50 per share in stated amounts at stated times. Pursuant thereto, Trisan has agreed to purchase 1,250,000 shares for $625,000 on September 1, 2005; 740,000 shares for $370,000 on September 30, 2005; 740,000 shares for $370,000 on
December 31, 2005; and 470,000 shares for $235,000 on March 31, 2006.

                                      F-26

                          ADSERO CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       FOR YEARS ENDING DECEMBER 31, 2004
                              AND DECEMBER 31, 2003

On each share purchase date, for each share purchased by Trisan, the Company has also agreed to issue one common stock purchase warrant, each to purchase one share of the Company's common stock at $1.50 per share at any time during the 3 year period commencing on issuance. The warrants will contain anti-dilution and cashless exercise provisions. The Company has agreed to register the shares to be purchased by Trisan under the commitment on behalf of Trisan.

Consulting Services and Other Agreements

In January 2005, the Company entered into a 3 year consulting agreement with
Westminster Capital Inc., a shareholder, to provide various services to the
Company. The Company issued 300,000 shares in exchange for the services.

In January 2005, the Company entered into a 3 year consulting agreement with
Gregory Belzberg, a shareholder, to provide various services to the Company. The
Company issued 50,000 shares in exchange for the services.

In January 2005, the Company executed a consulting agreement with 6327214 Canada
Inc., a company owned by William Smith, the Companies CFO, to provide consulting services to the Company. 6327214 Canada Inc. is paid approximately $11,500 per month based on invoicing to the Company. In addition, the Company covers all business related expenses incurred by 6327214 Canada Inc. while delivering the consulting services. This agreement continues until terminated and can be terminated by the Company upon 10 months written notice. At the same time the existing agreement with Manchester Administrative Services providing consulting services was terminated.

Effective February 1, 2005 the Company entered into a 1 year Investor Relations
Agreement with Agora Investor Relations Corp., an Ontario, Canada corporation
("Agora") pursuant to which Agora provides shareholder services and, subject to compliance with applicable laws, rules and regulation, other services intended to raise public awareness of the Company's business. In consideration of such services, the Company are paying Agora monthly compensation of CDN$2,750
(approximately US$2,300) and have issued to Agora 100,000 stock options, each to purchase one share of the Company's common stock, at a price of $1.50 per share.
The options are exercisable, upon vesting, during the period February 1, 2006 through February 1, 2008. 25,000 of the options vest on each of May 1, 2005;
August 1, 2005; November 1, 2005; and February 1, 2006. The agreement is renewable at the Company's option, for an additional 1 year term on similar terms. The Company also have the option to terminate the Agreement for a two day period commencing August 1, 2005. If the Company do so, all non-vested options will be forfeited and cancelled and the Company will have no further payment obligations to Agora.

Effective February 1, 2005 the Company entered into a 1 year Investor Relations
Agreement with Stockgroup Media Inc. , a Canadian corporation ("Stockgroup")
pursuant to which Stockgroup provides shareholder services and, subject to compliance with applicable laws, rules

                                      F-27

                          ADSERO CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       FOR YEARS ENDING DECEMBER 31, 2004
                              AND DECEMBER 31, 2003

and regulations, other services intended to raise public awareness of the
Company's business. In consideration of such services, the Company are paying
Stockgroup monthly compensation of CDN$2,250 (approximately US$1,920).

Proposed Acquisition

In April 2005, the Company made a tentative offer to management of Turbon AG
("Turbon"), to acquire all the outstanding shares of Turbon, a leading global imaging supply company publicly traded on the Frankfurt stock exchange. The aggregate offering price, pursuant to the offer, is approximately US$49 million consisting of US$40 million in cash and US$9.0 million in Adsero stock. The
Turbon Executive Board has agreed to meet with us to discuss the details of the
Company's offer as well as the planned role and significance of Turbon within the combined entity in the event the acquisition is accomplished. If amenable to the Company's offer, Turbon's Executive Board will provide its recommendation to
Turbon's shareholders. The completion and closing of this transaction will be subject to certain conditions, including but not limited to, completion of due diligence, raising of the necessary funds to close the transaction, and the approval of Turbon's shareholders. No assurance can be given that the acquisition will be completed or, if completed, the actual terms thereof.

                                      F-28

ADSERO CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2005
(unaudited)

ASSETS

CURRENT ASSETS

Cash	$86,998
Accounts receivable, net	3,465,890
Inventories	5,105,107
Income taxes receivable	273,259
Prepaid expenses and other assets	265,342
Deferred income taxes	160,207

TOTAL CURRENT ASSETS	9,356,803

Property, plant and equipment, net	2,125,037
Trademarks	483,333
Investment in prospective acquire	1,001,000
Goodwill	6,946,875
Other assets	644,153

Total Assets	$20,557,201

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES

Line of credit obligation	$2,162,204
Installment loans	382,716
Accounts payable	5,339,293
Salaries and Benefits	723,398
Warranties and related accruals	351,022
Accrued expenses	1,136,647
Liabilities of discontinued operation	2,125,341
Notes payable - Related Parties (including accrued interest of $66,495)	172,988
Redeemable preferred stock of subsidiary	1,570,732
Current portion of long-term debt	41,485

TOTAL CURRENT LIABILITIES	14,005,826

Long-term debt, less current portion	57,175
Convertible promissory note	1,639,320
Deferred income taxes	373,014

Total Liabilities	16,075,335

Commitments and Contingencies

STOCKHOLDERS’ EQUITY
Common stock, $.001 par value, 100,000,000 shares authorized,17,241,975 shares issued and outstanding	17,243
Series I exchangeable shares of subsidiary, 6,500,000 shares outstanding, exchangeable one for one into common shares of the company	3,250,000
Preferred Stock, $.0001 par value, 20,000,000 shares authorized, 6,500,000 issued and outstanding	650
Additional paid-In-capital	11,297,497
Common stock to be issued	2,308,779
Deferred compensation	(27,998)
Accumulated other comprehensive income - Foreign currency translation adjustment	123,289
Accumulated deficit	(12,487,594)

TOTAL STOCKHOLDERS’ EQUITY	4,481,866

Total Liabilities and Stockholders’ Equity	$20,557,201

See notes to condensed consolidated financial statements

ADSERO CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Nine Months Ended

	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004

REVENUES	6,503,215	$-	$20,249,635

COST OF GOODS SOLD	5,169,535	-	15,065,687

GROSS PROFIT	1,333,680	-	5,183,948	-

OPERATING EXPENSES
Salaries and Compensation expenses	709,604		2,286,851
Sales and Administrative expenses	766,765	335,605	2,121,192	621,719
Restructuring charge	52,505	-	52,505	-
Conversion of debt expense	-	-	-	627,340
Depreciation and amortization	226,527	-	363,153	-

TOTAL OPERATING EXPENSES	1,755,401	335,605	4,823,701	1,249,059

INCOME (LOSS) FROM OPERATIONS	(421,721)	(335,605)	360,247	(1,249,059)

INTEREST EXPENSE	332,386	13,596	721,492	41,456

LOSS BEFORE INCOME TAXES	(754,107)	(349,201)	(361,245)	$(1,290,515)

INCOME TAXES	68,583	-	137,377	-

NET LOSS	(822,690)	$(349,201)	$(498,622)	$(1,290,515)

LOSS PER SHARE

NET LOSS PER SHARE, BASIC AND DILUTED	$(0.05)	$(0.03)	$(0.03)	$(0.15)

WEIGHTED AVERAGE NUMBER OF SHARES USED IN COMPUTATION	17,241,975	10,925,755	16,658,197	8,774,865

See notes to condensed consolidated financial statements

ADSERO CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine months ended

	September 30, 2005	September 30, 2004

CASH FLOWS FROM OPERATING ACTIVITIES:

Net Loss	$(498,622)	$(1,290,515)

Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	363,153
Bad debt reserve	34,957
Inventory reserve	189,492
Non-cash interest expense	191,934
Deferred income taxes	285,555
Stock based compensation	83,995
Conversion of debt expense	—	627,340
Changes in operating assets and liabilities:
Accounts receivable	320,385
Inventories	(1,965,684)
Prepaid expenses and other assets	(757,679)
Accounts payable and accrued expenses	1,361,260	116,222
Income taxes receivable	512,238

Total Adjustments	619,606	743,562

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	120,986	(546,953)

CASH FLOWS USED IN INVESTING ACTIVITIES
Investment in Turbon	(1,001,000)
Acquisition of business, net of cash received	(3,100,359)
Puchase of fixed assets	(96,477)
Proceeds received from sale of building	2,777,460

NET CASH USED IN INVESTING ACTIVITIES	(1,420,376)	—

CASH FLOWS FROM FINANCING ACTIVITIES

Repayment on notes payable to related parties	(76,079)
Repayment of mortgage	(2,338,375)
Principal payments on long term debt	(686,853)
Bank loan	(506,069)
Proceeds from issuances of common stock	2,511,250	519,588
Proceeds from sale of special warrants		205,000
Proceeds from issuances of convertible notes	2,666,666	70,075
Proceeds (repayments) of loan payable	(275,000)	52,500

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,295,540	847,163

EFFECT OF EXCHANGE RATE ON CASH	(70,852)

NET INCREASE (DECREASE) IN CASH	(74,702)	300,210

CASH AT BEGINNING OF PERIOD	161,700	444

CASH AT END OF PERIOD	$86,998	$300,654

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES

ACQUISITION OF BUSINESS

Assets acquired	$13,292,123
costs in excess of net assets acquired	7,446,875
Liabilities assumed	(12,364,345)
Stock based purchase consideration	(3,250,000)
Redeemable preferred stock issued as purchase consideration	(1,570,732)
Non cash expenses	(376,865)
cash received at closing	(38,348)

Net cash paid for acquisition of business	$3,138,707

See notes to condensed consolidated financial statements

ADSERO CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2005
(unaudited)

1. BASIS OF INTERIM FINANCIAL STATEMENT PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared by the Company in conformity with accounting principles generally accepted in the United States of America and the instructions to Form 10-QSB. It is management’s opinion that these statements include all adjustments, consisting of only normal recurring adjustments considered necessary to make the financial position, results of operations, and cash flows not misleading as of September 30, 2005 and for all periods presented.

Certain information and footnote disclosures normally included in the annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto as of December 31, 2004 and for the year ended December 31, 2004, which are included in the Company’s Annual Report on Form 10KSB for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

2. ORGANIZATION

Adsero Corp. (“Adsero”), formerly known as Reink Corp., was incorporated in Delaware on March 6, 1999. Adsero Corp, is the parent of wholly owned subsidiaries Teckn-O-Laser Global Company, Teckn-O-Laser Inc. and Tecknolaser USA inc. (collectively the “Tecknolaser Group”) which acquisitions were completed effective January 2, 2005 as described in Note 14.

Adsero and the Tecknolaser Group (collectively the “Company”) manufactures and distributes remanufactured toner cartridges and inkjet cartridges. These products are sold through a variety of channels such as distributors and retail office supply stores, both domestically and internationally.

Development Stage Operations

Effective January 2, 2005, the Company no longer considers itself to be a development stage company.

3. LIQUIDITY AND FINANCIAL CONDITION

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

At September 30, 2005, the Company had a working capital deficiency of $4,649,023 and was not in compliance with certain covenants under its line of credit obligation and certain of its term loans described in Note 10. The lender under these obligations has the right to demand immediate repayment of these loans due to the event of default. The exercise of these rights and the requirement to immediately repay the outstanding balances, which amounts to an aggregate of $2,517,636 at September 30, 2005, would have a material adverse effect on the business. There can be no assurance that the lender under these obligations will provide the Company with a waiver of this breach of covenant.

During the nine months ended September 30, 2005 the Company raised $2,511,250 through sales of its equity securities and $2,666,666 through issuance of convertible notes. Subsequent to September 30, 2005 the Company raised an additional $3,200,000 through sales of its equity securities and $3,400,000 in debt financing. (Note 20)

The Company’s ability to recover its assets and continue its operations is dependent upon its ability to raise additional capital and generate revenue and operating cash flow through the execution of its business plan. There can be no assurance that the Company will be successful in its efforts to operate the Tecknolaser Group or any other prospective acquiree businesses profitably. The Company can also not provide any assurance that it will obtain the financing it needs to sustain the business until such time that it is able to generate sufficient revenue and operating cash flow through the operations of the Tecknolaser Group or other prospective acquiree businesses. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant inter-company transactions have been eliminated.

Revenue Recognition

The Company applies the revenue recognition principles set forth in Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) 104 “Revenue Recognition” with respect to all of its revenue. Accordingly, the Company records revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the vendor’s fee is fixed or determinable, and (iv) collectability is probable. The Company requires all of its product sales to be supported by evidence of a sale transaction that clearly indicates the selling price to the customer, shipping terms, payment terms (generally 30 days) and refund policy, if any. Selling prices of the products are fixed at the time the sale is consummated. The Company recognizes revenue at the time in which it receives a confirmation that the goods were either tendered at their destination when shipped “FOB destination,” or transferred to a shipping agent when “FOB shipping point.”

Cash and Cash Equivalents

The Company considers all highly liquid securities purchased with original maturities of three months or less to be cash equivalents.

Accounts Receivable

The Company has a policy of reserving for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of September 30, 2005, the Company has had a low occurrence of credit losses and based on a review of balances outstanding has determined that an allowance for doubtful accounts of $34,957 is necessary.

Inventories

The Company’s inventories, which consists of raw material and finished goods are stated at the lower of cost (first in first out method) or market.

Property and Equipment

Property and Equipment are stated at cost less accumulated depreciation and amortization, Depreciation and amortization are calculated using the straight line methods over the estimated useful lives, which generally range from 3 to 10 years.

Goodwill

Goodwill represents the excess of purchase considerations and related transaction expenses that are incurred in connection with completing acquisitions of businesses accounted for in accordance with SFAS 141 “Business Combinations.” SFAS 142, “Goodwill and Other Intangible Assets,” requires that goodwill be tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis and between annual tests in certain circumstances. Application of the goodwill impairment test requires judgment, including the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units, and determining the fair value. Significant judgments required to estimate the fair value of reporting units include estimating future cash flows, determining appropriate discount rates and other assumptions.

The Company did not experience any events or changes in circumstances during the nine-month period ended September 30, 2005 that would indicate that the recoverability of its goodwill is in doubt.

Long Lived Assets

The Company periodically reviews the carrying values of its long lived assets in accordance with SFAS 144 “Long Lived Assets” when events or changes in circumstances would indicate that it is more likely than not that their carrying values may exceed their realizable values and records impairment charges when considered necessary. The Company has determined that no impairment charges are necessary during the quarter ended September 30, 2005.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses and preferred stock redeemable during the next year approximate fair value based on the short-term maturity of these instruments. The carrying amounts of the Company’s line of credit obligation, and other long term obligations approximate fair value as such instruments feature contractual interest rates that are consistent with current market rates of interest or have effective yields that are consistent with instruments of similar risk, when taken together with equity instruments issued to the holder.

Common Stock Purchase Warrants Issued in Private Placement Transactions

The Company accounts for the issuance of common stock purchase warrants issued in connection with sales of its common stock in accordance with the provisions of EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”.

Based on the provisions of EITF 00-19, the Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) gives the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company) (ii) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

Stock Based Compensation

As permitted under SFAS No. 148, “Accounting for Stock-Based Compensation--Transition and Disclosure”, which amended SFAS No. 123 (“SFAS 123”), “Accounting for Stock-Based Compensation”, the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees”, and related interpretations including “Financial Accounting Standards Board Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation”, an interpretation of APB No. 25. No stock-based employee compensation cost is reflected in net income, as all options that the Company granted had exercise prices equal to the fair market value of the underlying common stock, on their dates of grant.

As described in Note 13, the Company granted 244,500 stock options, to certain employees of Tecknolaser Group and 110,000 to the three independent members of its board of directors during the quarter ended March 31, 2005.

The following table illustrates what the Company’s net income and earnings per share would have been if the Company had used the fair value based method of accounting for its employee stock option plans, as prescribed by SFAS No. 123:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2005	2004	2005	2004
Net loss, as reported	$(822,690)	$(349,201)	$(498,622)	$(1,290,515)

Incremental amount of stock based compensation expense determined under the fair value method	(51,080)	(3,125)	(132,861)	(3,125)

Net loss, pro-forma	(873,770)	(352,326)	(631,483)	(1,293,640)

Income loss per share:

Basic and diluted, as reported	(0.05)	(0.03)	(0.03)	(0.15)

Basic and Diluted, pro-forma	(0.05)	(0.03)	(0.03)	(0.15)

Non-Employee Stock Based Compensation

The Company accounts for the cost of stock based compensation awards issued to non-employees for services at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue (“EITF”) 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.”

Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (“SFAS No. 109”). SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

Net Income (Loss) Per Share

The Company presents net income (loss) per share (“EPS”) in accordance with SFAS No. 128, “Earnings per Share.” Accordingly, the Company computes basic EPS based upon the weighted average number of common shares outstanding. Diluted EPS , when presented is computing using the weighted average number of common and potential common shares outstanding. Potential common shares would include stock options using the treasury stock method, and convertible notes and exchangeable shares using the “if converted” method. Potential common shares are excluded from the calculation of diluted EPS in loss periods, as the impact is anti-dilutive.

The following table provides a summary of all potentially dilutive securities for the quarters ended September 30, 2005 and 2004, of which the amounts presented for the quarter ended September 30, 2005 have been excluded from the computation of the loss per share as their effect would be anti-dilutive:

	September 30,
	2005	2004

Stock options	784,500	337,500

Common stock purchase warrants	8,458,978	281,430

Series I exchangeable shares	6,500,000

Convertible debentures	1,639,320	70,000

Total	17,382,798	688,930

Foreign currency translation

The consolidated financial statements are presented in United States dollars in accordance with SFAS No. 52, “Foreign Currency Translation”. The functional currency of the Tecknolaser Group is the Canadian dollar. Foreign denominated monetary assets are translated to United States dollars using foreign exchange rates in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange during the period. Gain or losses arising on foreign currency transactions are included in the determination of operating results for the period.

Recently Issued Accounting Pronouncements

In January 2003, Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”). This interpretation of Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” provides guidance for identifying a controlling interest in a variable interest entity (“VIE”) established by means other than voting interest. FIN 46 also required consolidation of a VIE by an enterprise that holds such controlling interest. In December 2003, the FASB completed its deliberations regarding the proposed modifications to FIN No., 46 and issued Interpretation Number 46R, “Consolidation of Variable Interest Entities – an Interpretation of ARB 51” (“FIN No. 46 R”). The decisions reached included a deferral of the effective date and provisions for additional scope exceptions for certain types of variable interests. Application of FIN No. 46R is required in financial statements of public entities that have interests in VIEs or potential VIEs commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public issuers’ entities is required in all interim and annual financial statements for periods ending after December 15, 2004. The adoption of this pronouncement did not have a material effect on the Company’s financial statements.

In December 2004, the FASB issued SFAS No. 123R “Share Based Payment”. This statement is a revision of SFAS Statement No. 123, “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. SFAS 123R addresses all forms of share based payment (“SBP”) awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123R, SBP awards result in a cost that will be measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations for stock-based compensation expense. SFAS 123R is effective for public entities that file as small business issuers--as of the beginning of the first annual reporting period of the fiscal year that begins after December 15, 2005.

The Company is currently in the process of evaluating the effect that the adoption of this pronouncement will have on its financial statements.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets”. SFAS 153 amends APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after December 16, 2004. The provisions of this Statement are intended be applied prospectively. The adoption of this pronouncement did not have material effect on the Company’s financial statements.

EITF Issue No. 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share.” The EITF reached a consensus that contingently convertible instruments, such as contingently convertible debt, contingently convertible preferred stock, and other such securities should be included in diluted earnings per share (if dilutive) regardless of whether the market price trigger has been met. The consensus became effective for reporting periods ending after December 15, 2004. The adoption of this pronouncement did not have material effect on the Company’s financial statements.

In September 2005, the FASB ratified the Emerging Issues Task Force’s (“EITF”) Issue No. 05-7, “Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues,” which addresses whether a modification to a conversion option that changes its fair value affects the recognition of interest expense for the associated debt instrument after the modification and whether a borrower should recognize a beneficial conversion feature, not a debt extinguishment if a debt modification increases the intrinsic value of the debt (for example, the modification reduces the conversion price of the debt).

In September 2005, the FASB also ratified the EITF’s Issue No. 05-8, “Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature,” which discusses whether the issuance of convertible debt with a beneficial conversion feature results in a basis difference arising from the intrinsic value of the beneficial conversion feature on the commitment date (which is treated recorded in the shareholder’s equity for book purposes, but as a liability for income tax purposes), and, if so, whether that basis difference is a temporary difference under FASB Statement No. 109, “Accounting for Income Taxes.” The Company is currently in the process of evaluating the effect that the adoption of this pronouncement may have on its financial statements.

5. INVENTORIES

Inventories consists of the following at September 30, 2005:

Raw materials	$2,193,842
Finished goods	3,100,757

5,294,599
Less reserves	(189,492)

$5,105,107

6. PREPAID EXPENSES

Prepaid expenses consist of the following:

Insurance	81,878
Rent	115,932
Other	67,532

$265,342

7. PROPERTY AND EQUIPMENT

Property and Equipment consists of the following at September 30, 2005:

Leasehold improvements	$150,077
Machinery and Equipment	825,442
Furniture and Fixtures	143,911
Computer Equipment	1,308,383

2,427,813
Less Accumulated Depreciation	(302,776)

$2,125,037

Depreciation expense for the nine months ended September 30, 2005 was $ 346,486. As described in Note 9, the Company consummated a sale of its main production plant in Sainte Julie, Quebec for proceeds of $2,777,460 (CDN$3,400,000). The net carrying value of the land and building amounted to $ 2,281,397 at the time of the sale.

8. LONG TERM DEBT

Obligation	Balance

Equipment financing, with interest ranging from 6.52% and 10%, payable monthly, maturing at various dates until April 2009	$70,311

Term loans, payable in monthly instalments of $1,600(CDN$1,921) without interest, maturing at various dates through August 2008	28,349

98,660
Less current portion	(41,485)

Total long term debt	$57,175

9. SALE LEASEBACK OF PRODUCTION PLANT

On August 15, 2005, Teckn-O-Laser Global Company, a wholly-owned subsidiary of the Company, sold its land and building for a gross purchase price of approximately $2,900,000 (CDN$3,400,000). The same property was leased back to Teckn-O-Laser, Inc., a wholly-owned subsidiary of the Company, for a period of approximately ten years, effective September 30, 2005.

The triple net lease is being accounted for as an operating lease, which calls for equal monthly installments. The base rent is $297,885 (CDN$345,775) per annum for the first five years, and $327,673 (CDN$380,352) per annum for the next five years of the term of the lease. The lease provides for two renewal options to extend the term of the lease each by a period of five years.

Future minimum lease payment for the year ending December 31 are as follows:

October 1 to December 31, 2005	$74,472
For years ending 2006	297,885
2007	297,885
2008	297,885
2009	297,885
thereafter	1,861,780

Total minimum payments required	$3,127,792

There was no gain recognized in the financial statements since the adjustment related to the building has been reflected in the Goodwill recognized on the acquisition of the Teckn-O-Laser Group in January, 2005.

10. BANK LINE OF CREDIT AND TERM LOANS DUE ON DEMAND

Bank Line of Credit

That Company has a credit facility with a Canadian bank that provides for aggregate borrowings of up to approximately $3.0 million (CDN$3.5 million), including an exchange line of credit for an amount of US$250,000. The loan is secured by a first ranking lien for an amount of approximately $4.3 million (CDN$5 million) on all accounts receivable and inventories. Interest is at the Bank’s Canadian prime rate plus 1% (5.25% as at September 30, 2005) and is renewable annually.

The Company is required to comply with certain financial ratios under the terms of the bank loan. As of September 30, 2005, and subsequent thereto, the Company is not in compliance with one of these financial ratios. The Company anticipates being able to cure the aforementioned default, however; the Company cannot provide any assurance that the lender will waive the violation. The lender has requested that the Company seek alternative methods of financing in order to replace this operating facility. The lender currently has the ability to demand immediate repayment of the loan which demand would have a material adverse affect on the Company’s financial position.

Term Loans

The Company has the following outstanding term loans, under which it is required to comply with certain financial ratios. As of September 30, 2005, and subsequent thereto, the Company is not in compliance with these financial ratios. For this reason, a 12.5% penalty is charged by the bank. The contractual terms of the loans, notwithstanding the Company’s event of default are as follows:

Obligation	Balance

Term loan, Secured by automotive equipment, 6.65%, payable in monthly instalments of 1,250(CDN$1,500), maturing in November 2006 (1)	$95,607
Term loan, secured by a lien on all present and future furniture, fixtures and equipment, Canadian bank prime rate plus 1% (5.25% as at September 30, 2005), payable in monthly instalments of $17,360(CDN$20,833), maturing January 2007 (1)	287,109

$382,716

The Company is continuing making the instalment payments in accordance with the terms of these obligations. The lender has not, as pf this time, exercised its right to demand immediate payment. However, the lender under these obligations has not provided the Company with a written waiver of the violation and therefore has the ability to exercise its right to demand payment at anytime. The Company cannot provide any assurance that the lender will not demand immediate payment. Accordingly, the Company has classified the outstanding balance of these loans as a current liability in the accompanying balance sheet.

11. NOTES PAYABLE

Westminster Capital Inc. Convertible Promissory Note

On January 7, 2005 the Company issued a $1,000,000 convertible promissory note (the “Note”) paying interest at the rate of 3.9% per annum to Westminster Capital Inc. (“Westminster”) in consideration of $1,000,000. Interest and principal in the Note are due January 1, 2008 subject to prepayment or conversion commencing on or after July 1, 2005. Interest and principal due on the Note are convertible into shares of common stock at a price of $.50 per share. For each share acquired upon conversion, the holder will also receive one common stock purchase warrant to purchase one share of common stock at a price of $1.50 per share at any time prior to July 1, 2008.

On September 30, 2005 the $1,000,000 note plus $28,529 of accrued interest were converted into 2,057,058 common shares and 2,057,058 warrants.

Barrington Bank International Limited

Effective January 26, 2005 the Company entered into a 5 year $1,639,320 (approximately Cdn$2,000,000) convertible loan agreement (the “Loan Agreement”) with Barrington Bank International Limited (“Barrington Bank”) with interest payable quarterly at 12% per annum during the first 12 months and 20% per annum thereafter. This obligation is subordinated to the Bank of Line of Credit and is secured by substantially all the Company’s assets.

The Loan Agreement provides for a prepayment penalty which specifies that in the event the Company prepays the obligation prior to its one year anniversary date, it will be obligated to pay a fee equal to the amount of additional interest that it would have paid had the obligation remained outstanding through the 1 year anniversary date. Commencing on the 6 month anniversary of the loan, Barrington Bank has the right to convert the remaining principal balance into shares of the Company’s common stock at a conversion price of US$1.00 per share. The Company also issued 200,000 shares of common stock to the Lender and has agreed to register these shares within the next registration statement filed by the Company. The Company accounted for the issuance of the shares as a debt discount, which is being amortized over the term of the loan.

Loewen, Ondaatje, McCutcheon Limited

Effective June 22, 2005 the Company entered into an agreement with Loewen, Ondaatje, McCutcheon Limited (“LOM”), an investment banking firm. Pursuant to the Agreement, LOM loaned the Company $1,001,000 on June 22, 2005 for the specific purpose of allowing the Company to purchase issued and outstanding shares of Turbon AG. The term of the loan is for a one year period that commenced on June 22, 2005. Interest accrued on the outstanding amount of the loan at the rate of 10% compounded semi-annually, and is payable quarterly commencing September 1, 2005. As partial consideration for entering into the Agreement, the Company issued 100,000 common stock purchase warrants to LOM, each exercisable for the purchase of one share of the Company’s common stock at a price of $1.50 per share during the 30 month period following issuance.

On July 21, 2005 pursuant to the Agency Agreement with LOM the Company offered and sold through LOM, as placement agent, 1,707,000 subscription receipts at a price of $.75 per Subscription Receipt or $1,280,250 in the aggregate. Each Subscription Receipt will be automatically exercised, without payment of any additional consideration, at the Automatic Exercise Date into, subject to adjustment, a unit consisting of one share of the Company’s common stock and one common stock purchase warrant. Each Unit Warrant entitles the holder to purchase an additional share of the Company’s common stock at a price of $1.25 per share during the 30 month period that commenced on July 21, 2005. The offer of the Subscription Receipts was made subject to satisfaction of certain conditions (the “Qualification Conditions”). Failure to meet the Qualification Conditions by the Qualification Date, as defined below, results in each Subscription Receipt being exercised into 1.5 Units. The Qualification Date is defined as the earlier of (i) December 31, 2005; or (ii) the date ten business days following the date by which both (a) a receipt (the “Receipt”) for the final prospectus of ours that qualifies the Units and Agent’s Warrants, as such term is defined below, for issuance in Canada has been obtained by us from the securities commissions or securities regulatory authorities in those Canadian provinces where purchasers of the Subscription Receipts reside and (b) a registration statement under the Securities Act of 1933, as amended, (the Registration Statement”) has become effective for registering the resale of the Unit Shares, Unit Warrants (including those underlying the Agent’s Warrants, as defined below), and the Warrant Shares issuable upon exercise of the Unit Warrants. The Qualification Conditions are defined in the Agency Agreement as (i) our having obtained a Receipt for the Prospectus, and the Registration Statement having become effective for registering the resale of the Unit Shares, Unit Warrants (including those underlying the Agent’s Warrants, as defined below) and the Warrant Shares issuable upon exercise of the Unit Warrants; and (ii) the shares of our common stock having been listed for trading on the Toronto Stock Exchange.

Pursuant to the Agency Agreement, the Company paid the Agent a commission of $89,618 which is equal to 7% of the gross aggregate offering proceeds and issued to the Agent 119,490 warrants which is equal to 7% of the number of Subscription Receipts sold. Each warrant provides for the purchase of a Unit at a price of $.75 per Unit during the 30 month period that commenced July 21, 2005. If the Qualification Conditions have not been satisfied by the Automatic Exercise Date, as defined below, then each Broker Warrant will be automatically exercised at the Automatic Exercise Date into 1.5 Agent’s Warrants.

This loan was repaid in full, including interest of $7,679, from the proceeds of the equity securities sold on July 21, 2005 pursuant to the Agency Agreement between LOM and the Company.

12. REDEEMABLE PREFERRED STOCK OF SUBSIDIARY

As described in Note 14, the Company issued 1,932,000 shares of preferred stock in a wholly owned subsidiary as partial purchase consideration to the sellers of the Tecknolaser Group. The aforementioned shares are mandatorily redeemable at CDN$1.00 per share (US$0.83) at certain times through March 31, 2006 and contains certain provisions that would enable the holders to obtain up to 2.5 Series II Exchangeable Shares in the event of the Company’s failure to make the cash payment. Each Series II Exchangeable shares would be convertible into the Company’s common stock at the option of the holder, which could result in a substantial dilution of stockholders equity in the event of a default in addition to one share of the Company Series A Special Preferred Voting Stock.

As described in Note 20 these shares were cancelled in connection with an amendment to the Company’s commitment (under the Share Purchase Agreement) to make certain payments of contingent consideration to the sellers of the Tecknolaser Group.

13. COMMITMENTS AND CONTINGENCIES

Litigation with Former Officers

The Company is involved in ongoing litigation as both a plaintiff and as a defendant against three former officers of Reink that arose in connection with the involuntary bankruptcy and loss of control of that former business unit. In this action the Company is seeking damages and other relief in the amount of $1,000,000. The prior officers filed a counter-suit against the Company for back wages and other costs. The Company considers the former officers claims to be without merit and is vigorously contesting their claim, however; the Company is presently unable to determine the outcome or possible range of loss, if any, with respect to this matter at the current time.

Other Litigation

On June 25, 2004 the Company entered into a non-binding letter agreement with Dancap Private Equity Inc. (“Dancap”) respecting the proposed sale of $2,000,000 of a 5 year, 12% secured subordinated debenture to Dancap. The proposed transaction involved the sale to Dancap of 800,000 shares of redeemable, convertible preferred stock for nominal consideration. The agreement was conditioned on the execution of a formal agreement between the parties and several other conditions. Dancap has instituted an action against the Company in Ontario Superior Court related to a break-up fee which was within the agreement. As described in Note 16, this claim was settled on November 10, 2005.

Bankruptcy of Reink USA and Liabilities of Discontinued Operations

In January, 2003 the three largest creditors (the “Petitioners”) of Reink USA (“Reink”) filed a petition to force Reink into Chapter 7 under the US Federal Bankruptcy Act. The Company believes that certain of the Petitioners and officers of this former business unit formed a new business that became a direct competitor of the Company.

In March 2003, Reink filed a motion to convert its case to a voluntary Chapter 11, which motion was accepted by the District of New Jersey, Federal Bankruptcy Court. However, as the case was subsequently converted from Chapter 11 “Reorganization” into Chapter 7 “Liquidation” on July 10, 2003, and a Bankruptcy Trustee was appointed to administer the estate. As a result, the Company lost control of Reink.

Reink’s remaining liabilities, which consist of $2,125,341 of accounts payable and accrued expenses, are presented in the accompanying balance sheet as liabilities of discontinued operations until such time that the bankruptcy is adjudicated. The Company is unaware of any changes in the status of the Bankruptcy proceedings.

Employment Agreements

Concurrent with the acquisition of the Tecknolaser Group, the Company’s President and Chief Executive Officer resigned from his position. The vacancy in this position was immediately filled by Yvon Leveille, a former shareholder of the acquiree.

The Company entered into renewable 3 year employment agreements with each of Yvon Leveille and Alain Lachambre. The initial base annual salaries payable to Messrs. Leveille and Lachambre under their employment agreements are CDN$175,000 (approximately US$146,000) and CDN$166,000 (approximately US$139,000), respectively. The employment agreements further provide for the payment of performance based bonuses of up to 100% of salary at the discretion of the compensation committee of the board of directors.

Consulting Agreements

The Company entered into a series of consulting agreements with certain related and unrelated parties that are more fully described in Note 15.

Strategic Supply Agreement

Effective June 22, 2005, the Company entered into a Strategic Supply Agreement with Turbon AG, (“Turbon”) a leading global imaging supply company specializing in the remanufacture of laser cartridges. Pursuant to the Agreement, Turbon will become a strategic supplier of remanufactured laser toner cartridges for the Company at prices that will be competitive in the market place for such products and that will be lower than prices offered by Turbon to other third party customers for similar products under similar conditions. In consideration thereof, the Company will give preferred vendor status to Turbon and will give preference to ordering products from Turbon over competitive products of third parties as long as Turbon’s product quality meets our specifications.

As described in Note 16, the Company made a tender offer to acquire all of the outstanding capital stock of Turbon in a proposed purchase business combination, which is still subject to completion.

14. STOCKHOLDERS’ EQUITY

Private Placement of Equity Securities

In January 2005 the Company sold an aggregate of 2,530,000 units to 11 accredited investors (as defined under Securities Act Rule 144) at $.50 per unit or net proceeds of $1,121,000 ($1,265,000 less cash fees charged as reduction of the offering proceeds). Each unit consists of one share of common stock (the “Unit Shares”) and one common stock purchase warrant. Each warrant entitles the holder to purchase one share of common stock at a price of $1.50 per share at any time during the three year period commencing on January 31, 2005.

The Company issued 68,000 shares of its common stock and 68,000 common stock purchase warrants. Each warrant entitles the holder to purchase one share of common stock at a price of $1.50 per share at any time during the three year period commencing on January 31, 2005. In addition, the Company paid $44,000 in cash to DGM Bank & Trust Inc., the placement agent, as fees for representing the Company in the aforementioned financing transaction.

Issuance of Common Stock in Connection with Debt Financing

As described in Note 10, the Company issued 200,000 shares of common stock with registration rights to Barrington Bank in accordance with the Loan Agreement.

Issuance of Common Stock as a Fee to Related Party Transaction Advisor

In March 2005, the Company issued an aggregate of 698,500 shares of common stock to Manchester Consolidated Corp. (“Manchester”) and its designees as part of the financing fee payable to Manchester for its role in arranging the acquisition of the Tecknolaser Group.

Issuance of Unit Shares in Settlement of Fees to Placement Agent

In March 2005, the Company issued 50,000 shares of common stock and 150,000 common stock purchase warrants to DGM Bank and Trust Inc. (“DGM”) in satisfaction and settlement of all sums due to DGM under the June 22, 2004 Agency Agreement with DGM with respect to equity sales made by the Company during the term of the Agency Agreement that were not generated by or through DGM.

Issuance of Shares Committed in 2004

In March 2005, the Company issued an aggregate of 500,000 shares of its common stock pursuant to a commitment to issue such shares to certain consultants who rendered services to the Company in 2004. The Company also issued 205,000 Units Shares to certain investors who funded their purchases during 2004. The Company accounted for the issuance of these shares as a reduction of Common Stock to be Issued.

Common Stock Purchase Warrants

The Company issued all warrants under the Unit Shares with registration rights agreements which stipulate that the Company will file a registration statement to register the underlying shares. The Company is not precluded from delivering restricted stock to the holders of these warrants in the event such holder elect to exercise their warrants prior to the Company causing a registration statement to be declared effective under the Securities Act. In addition, there are no provision under which the Company would be required to net cash settle any of the aforementioned instruments. Accordingly, the Company has classified the warrants as equity securities in accordance with EITF 00-19.

Adjustment to Previously Issued Unit Shares

The Company, following the sale of Unit Shares that it consummated in January 2005, agreed to issue an additional 852,500 units to certain investors, or their designees, at no additional cost, to bring their unit cost down to $.50 per unit.

The Company has agreed to register for resale on behalf of the subscribers in this offering and DGM, the Unit Shares and Warrant Shares, including the additional Unit Shares and the Warrant Shares underlying the additional warrants issued in March 2005, and the Work Fee Shares.

Issuance of Series A Preferred Special Voting Stock

As described in Note 14, the Company issued 6,500,000 shares of Series A Special Voting Preferred Stock as partial purchase consideration to the former shareholders of the Tecknolaser Group. The Series A Special Voting Preferred Stock is non-participating and the holder’s rights allow them only to vote. Each Series A Special Preferred Voting share is cancellable on a one-for-one basis upon the exercise of certain conversion privledges embedded in the Series I Exchangeable Shares described below.

Issuance of Exchangeable Shares

As described in Note 14, the Company issued 6,500,000 Series I Exchangeable Shares of 3091503 Nova Scotia Company, an indirect subsidiary, as partial purchase consideration to the former shareholders of the Tecknolaser Group. Each Series I Exchangeable Share is convertible into one share of the Company’s common stock at the option of the holder at any time. Upon issuance of any common shares of the Company, the corresponding number of Series A Preferred Special Voting will be cancelled.

Non-Employee Stock Based Compensation

In February 2005, the Company issued 100,000 stock options with an exercise price of $1.55 per share to Agora Investor Relations Corp. (“Agora”) pursuant to its February 1, 2005 Investor Relations Agreement with Agora. The options are exercisable, upon vesting, during the two year period commencing February 1, 2006. The Company is recording a charge of $111,993 equally over the 4 quarters ($27,998 each quarter) to amortize the cost of the options under the contract.

Grants of Stock Options to Employees and Directors

Pursuant to the Share Purchase Agreement described in Note 14, the Company agreed to issue an aggregate of 300,000 non-statutory stock options under its 2000 Stock Option Plan to certain employees of the Tecknolaser Group. The options granted to each employee have a maximum term of 10 years and vest in equal amounts, each equal to 1/3 of the total number of options granted to the employee, on each of the first, second and third anniversaries of the date of grant.

The Company granted 244,500 and 110,000 stock options, exercisable at $1.57 and $1.06 per share, respectively (the quoted market prices) during the quarter ended March 31, 2005. Such grants include 244,500 options to certain employees of Tecknolaser Group, and 110,000 to the three independent members of the board of directors. The options vest over a period of three years.

Equity Purchase Commitment

On January 6, 2005 the Company obtained an equity purchase commitment from Trisan Equitable Corporation (“Trisan”) pursuant to which Trisan has committed to purchase an aggregate of $1,600,000 of the Company’s common shares valued at $.50 per share in stated amounts at stated times. Pursuant thereto, Trisan had agreed to purchase 1,250,000 shares for $625,000 on September 1, 2005; 740,000 shares for $370,000 on September 30, 2005; 740,000 shares for $370,000 on December 31, 2005; and 470,000 shares for $235,000 on March 31, 2006. On each share purchase date, for each share purchased by Trisan, the Company has also agreed to issue one common stock purchase warrant, each to purchase one share of the Company’s common stock at $1.50 per share at any time during the 3 year period commencing on issuance. The warrants will contain anti-dilution and cashless exercise provisions. The Company has agreed to register the shares to be purchased by Trisan under the commitment on behalf of Trisan.

As described in Note 20, effective November 4, 2005 the equity purchase commitment was cancelled with a full release from both the Company and Trisan related to any past or ongoing future commitments.

15. RESTRUCTURING CHARGE

As a result of the changes within the existing business of the Company, and its main operating subsidiary, certain changes have been undertaken due to the outsourcing of production to the Turbon group. As a result the Company has eliminated certain positions and recorded a charge for one-time termination benefits payable to such employees in the amount of $52,505.

16. ACQUISITION OF THE TECKNOLASER GROUP

Description of Transaction

Effective January 2, 2005, the Company entered into a Share Purchase Agreement (the “Share Purchase Agreement”) among Adsero Corp, YAC Corp. (“YAC”), Teckn-O-Laser Company (“TOL Canada”), 3091503 Nova Scotia Company (“Acquiror”), and Teckn-O-Laser Global Company (“Acquiree”), 3091732 Nova Scotia Company (“Callco”), and the shareholders of Acquiree (the “Acquiree Shareholders”). TOL Canada is a wholly owned subsidiary of Acquiree. YAC is a wholly owned subsidiary of the Company. Callco is a wholly owned subsidiary of YAC. Acquiror is a wholly owned subsidiary of Callco.

Pursuant to the Share Purchase Agreement, The Company acquired through its subsidiary Acquiror, all of the issued and outstanding capital stock of Acquiree, effectively the Tecknolaser Group. The Tecknolaaser Group manufacturers and distributes imaging products, including remanufactured toner cartridges and remanufactured inkjet cartridges.

The Company acquired the Tecknolaser Group to establish a platform that would enable it to penetrate the imaging consumables market and to position itself to acquire other high potential businesses in the same market segment. The accompanying statement of operations for the period ended September 30, 2005 includes the results of the Technolaser Group.

The aggregate purchase price that the Company paid for its acquisition of theTecknolaser Group amounted to $8,374,652, including cash of $1,894,598, 6,500,000 Acquiror Series I Exchangeable Shares in the Acquiror Subsidiary with a fair value of $3,250,000, 1,932,000 shares of preferred stock in the Acquiror Subsidiary which are mandatorily redeemable for $1,570,732 (Note 11) and transaction fees amounting to $1,659,322.

The cash component of the purchase consideration includes a $1,265,656 (contractual amount of CDN$1,500,000) advance that the Company made to the Acquiree shareholders for them to acquire certain shares of stock from a third party so that at closing, the Acquiree Shareholders would own all the capital stock of Acquiree. The advance, which was not required to be repaid upon closing, became part of the purchase consideration that the Company paid to the Acquiree shareholders.

Pursuant to a Lock-Up Agreement dated as of January 2, 2005, 6,000,000 of the Series I Exchangeable Shares are subject to provisions that restrict the subsequent sale, transfer, or disposal of a corresponding number of the Company’s common shares that will be issued to the holders of the Acquiror Series I Exchangeable Shares upon exchange thereof.

In addition, the Company issued 6,500,000 shares of its newly created Series A Preferred Special Voting Stock (the “Series A Preferred Stock”) for each Acquiror Series I Exchangeable Share owned. Shares of the Company’s Series A Preferred Stock have the right to vote on all matters submitted to the vote of the Company’s common shareholders on the basis of one vote for each share held.

Transaction fees include an aggregate of $640,800 in cash and common stock paid to Manchester Consolidated Corp., a related party pursuant to a consulting services agreement. The cash portion of the fee amounted to $291,550 and the stock portion includes 698,500 shares with an aggregate fair value amounting to $349,250.

A summary of the allocation of the purchase price to the fair value of assets acquired and liabilities assumed, in accordance with SFAS 141 “Business Combinations”, is as follows:

Cash	$38,348
Other current assets	8,194,656
Property, plant and equipment	4,824,329
Other assets	234,790

Fair value of assets acquired	13,292,123
Accounts payable and accrued expenses	6,189,468
Secured obligations and long term debt	6,174,877

Fair value of liabilities assumed	12,364,345

Fair value of identifiable net tangible assets acquired	927,777
Trademarks (estimated life of 15 years, straight line basis)	500,000
Goodwill	6,946,875

Total Purchase Price	$8,374,652

The allocation of the purchase price is preliminary and was prepared by management using estimates and assumptions that management believes are reasonable in the circumstances. The Company intends to commission a formal valuation study, which study could result in changes to the allocation of the purchase price and the determination of the fair value of the assets acquired and liabilities assumed and the amount of any excess that could be assigned to amortizable intangibles. During the quarter ended September 30, 2005, the Company modified its allocation of the purchase price to increase the fair market value of the plant and reduce goodwill be approximately $196,000. The modification was made to more appropriately reflect the fair value of the building based on information that became available to the Company as a result of the sale transaction described in Note 9.

The Share Purchase Agreement also provides for the Company to pay the following additional consideration (the “Contingent Consideration”) to the Acquiree shareholder at future dates, contingent upon the attainment of certain performance targets described below.

Date	Amount

March 26, 2006	$2,182,000 (approximately US $1,817,606)
March 31, 2007	$1,000,000 (approximately US$833,333)
March 31, 2008	$1,000,000 (approximately US$833,333)

Notwithstanding the forgoing, the 2006 Payment is not due and payable in the event that Acquiree’s Earnings Before Interest Taxes Depreciation and Amortization (“EBITDA”) for the year ending December 31, 2005, is less than CDN$1,000,000. The 2007 Payment is not due and payable in the event that Acquiree’s EBITDA for the year ending December 31, 2006 is less than CDN$1,500,000. The 2008 Payment is not due and payable in the event that Acquiree’s EBITDA for the year ending December 31, 2007 is less than CDN$2,000,000.

The following table provides unaudited pro-forma results of operations and loss per share data for the 3 and 9 months ended September 30, 2004 as if the Tecknolaser Group had been acquired on January 1, 2004.

	For the Three Months Ended September 30, 2004	For the Nine Months Ended September 30, 2004

Revenues	7,229,237	$22,069,383
Cost of good sold	5,601,665	17,297,314

Gross profit	1,627,572	4,772,069
Operating expenses
Selling General & Administration	1,789,804	4,824,152
Conversion of debt expense		627,340
Depreciation and amortization	161,372	555,146

Total operating expenses	1,951,176	6,006,638
Loss from operations	(323,604)	(1,234,569)
Interest expense	163,564	533,544

Loss before income taxes	(487,168)	(1,768,113)
Income taxes (benefit)	(42,074)	(135,607)

Net Loss	$(445,094)	$(1,632,506)

Net Loss per share basic	$(0.04)	$(0.19)

Share Voting, Support and Exchange Agreements

Series I Exchangeable Share Voting, Support and Exchange Agreement

Subject to the terms of a Series I Exchangeable Share Voting, Support and Exchange Agreement, dated as of January 2, 2005 (the “Series I Support Agreement”), among us, YAC, Callco, Acquiror and the Acquiree Shareholders holding Series I Exchangeable Shares of Acquiror (the “Holders”), the holders of Acquiror Series I Exchangeable Shares have the option of converting any Post Closing Payments due to them into Acquiror Series I Exchangeable Shares at a conversion rate calculated by dividing the dollar amount of any converted payments by an amount representing the greater of:

US$1.00 converted to CDN dollars; or 80% of the average closing price of the Company’s common stock converted to CDN dollars for the twenty trading days immediately preceding the date on which an Acquiree Shareholder provides a notice of conversion to Acquiree.

All Holders of Acquiror Series I Exchangeable Shares were issued one share of the Company’s newly created Series A Preferred Special Voting Stock (the “Series A Preferred Stock”) for each Acquiror Series I Exchangeable Share owned. Shares of the Company’s Series A Preferred Stock have the right to vote on all matters submitted to the vote of the Company’s common shareholders on the basis of one vote for each share held. The Series A Preferred Stock is non-transferable, other than upon sale or exchange on disposition of the corresponding Acquiror Series I Exchangeable Shares, which triggers a requirement for the holder to deliver a like number of shares of Series A Preferred Stock to us for cancellation. The Series I Support Agreement also contains provisions that grant Callco the right, exercisable upon the occurrence of certain events, including the proposed dissolution or liquidation of Acquiror or a prior retraction request by the Holder, to require the Holders to sell their Series I Exchangeable Shares to Callco. Similarly, the Series I Support Agreement grants the Holder the right to require Callco to purchase from the Holder all or any part of the holder’s Acquiror Series I Exchangeable Shares upon certain events including the institution by Acquiror of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up. The Series I Support Agreement further provides for automatic exchange upon the sale of all or substantially all of the Company’s assets, or upon the Company’s liquidation or dissolution. The Series I Support Agreement further provides that so long as any Acquiror Series I Exchangeable Shares are issued and outstanding, that the Company and its subsidiaries cannot declare or pay a dividend on the Company’s respective common stocks unless an equivalent dividends is declared or paid, as the case may be, on the Series I Exchangeable Shares.

Preferred Share Purchase and Support Agreement

Subject to the terms of a Preferred Share Purchase and Support Agreement, dated as of January 2, 2005 (the “Preferred Share Support Agreement”), among us, YAC, Callco, Acquiror and the Acquiree Shareholders holding Acquiror Preferred Shares, and subject to Callco’s right (the “Retraction Call Right”), exercisable upon the occurrence of certain events to require the Holders of Acquiror Preferred Shares to sell such shares to Callco, the Acquiree Shareholders, as Holders of Acquiror Preferred Shares, have the rights set forth in Schedule A of the Preferred Share Support Agreement. Dividends are not payable on the Acquiror Preferred Shares but as long as they are outstanding, Acquiror cannot, without the approval of the holders of the Acquiror Preferred Shares, pay any dividends on Acquiror’s common shares or redeem or purchase or make any capital distributions in respect of any Acquiror common shares. Holders of Acquiror Preferred Shares are entitled to a specially designated right, subject to the exercise of the Retraction Call Right by Callco and compliance with other terms of the Preferred Share Support Agreement, to require Acquiror to redeem their Acquiror Preferred Shares at a price of CDN$1.00 per share at specified times. The times at which holders of Acquiror Preferred Shares may make such requests are as follows:

Number of Acquiror
Dates	Preferred Shares
September 1, 2005	750,000
September 30, 2005	443,250
December 31, 2005	443,250
March 31, 2006	295,500

The September 1, and September 30, 2005 obligations for redemption were delayed at the request of the Company. On November 4, 2005 all of the Acquiror Preferred Shares along with all future payments under the earn-out obligation were cancelled in exchange for $600,000 cash payment on or before November 24, 2005, 3,272,397 common shares and $2,290,678 in payments to be paid equally over 6 quarters commencing March, 2005.

Series II Exchangeable Share Voting, Support and Exchange Agreement

Subject to the terms of a Series II Exchangeable Share Voting, Support and Exchange Agreement, dated as of January 2, 2005 (the “Series II Support Agreement”) among the Company, YAC, Callco, Acquiror and the Acquiree stockholders holding Series II Exchangeable Shares of Acquiror (the “Acquiror Series II Exchangeable Shares”), the Holders of the Acquiror Series II Exchangeable Shares have the option (subject to the right of Callco (the “Retraction Call Right”) exercisable upon the occurrence of certain events to require the Holders to sell their Acquiror Series II Exchangeable Shares to Callco) to require Acquiror to redeem any or all of the Holders’s Acquiror Series II Exchangeable Shares at a price equal to:

the then current market price for one share of the Company’s common stock which is payable by the delivery of one (1) share of the Company’s common stock; plus the amount of all cash dividends declared and unpaid by us on the Company’s common stock at the effective time of such action; plus the amount of all declared and unpaid non-cash dividends or other distributions by us on the Company’s common stock at the effective time of such action.

Notwithstanding the forgoing, during the first ninety days following the issuance of any Series II Exchangeable Shares, the Holders can only require the Acquiror to redeem half of their Series II Exchangeable Shares.

All Holders of Acquiror Series II Exchangeable Shares receive one share of the Company’s Series A Preferred Stock for each of their Acquiror Series II Exchangeable Shares. Contemporaneously with the completion of any transaction pursuant to which any Acquiror Series II Exchangeable Shares held by a Holder is retracted, redeemed, purchased or exchanged, such Holder(s) shall surrender to us a like number of shares of Series A Preferred Stock for cancellation. Holders of Acquiror Series II Exchangeable Shares are entitled to receive dividends on such shares at the times and in the amounts of any dividends declared by us on the Company’s common stock. The Series II Support Agreement also places limitations on Acquiror’s ability to pay dividends on its common stock while shares of Acquiror Series II Exchangeable Shares are issued and outstanding. The Series II Support Agreement grants the Holders the right to require Callco to purchase from the Holders all or any part of the Holder’s Acquiror Series II Exchangeable Shares upon certain events including the institution by Acquiror of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up. The Series II Support Agreement further provides for automatic exchange upon the Company’s liquidation or dissolution or upon the sale of all or substantially all of the Company’s assets.

As described in Note 20, effective November 4, 2005, the Company and the Aquiree Shareholders agreed to modify certain provisions of the original Share Purchase Agreement relating ot the payment of contingent consideration and to cancel 1,932,000 Redeemable Preferred Shares in exchange for $2,890,678 in cash and 600,000 shares of the Company common stock.

17. CONSULTING AGREEMENTS

Westminster Capital Corp.

In January 2005, the Company entered into a 3 year consulting agreement with Westminster Capital Inc., a shareholder, to provide various services to the Company. The Company issued 300,000 shares in exchange for the services.

Gregory Belzberg

In January 2005, the Company entered into a 3 year consulting agreement with Gregory Belzberg, a shareholder, to provide various services to the Company. The Company issued 50,000 shares in exchange for the services.

6327214 Canada Inc. (A Related Party)

In January 2005, the Company executed a consulting agreement with 6327214 Canada Inc., a company owned by William Smith, the Company’s CFO, to provide consulting services to the Company. 6327214 Canada Inc. is paid approximately $11,500 per month based on invoicing to the Company. In addition, the Company covers all business related expenses incurred by 6327214 Canada Inc. while delivering the consulting services. This agreement continues until terminated and can be terminated by the Company upon 10 months written notice. At the same time the existing agreement with Manchester Administrative Services providing consulting services was terminated.

Agora Investor Relations Corp.

Effective February 1, 2005 the Company entered into a 1 year Investor Relations Agreement with Agora Investor Relations Corp., an Ontario, Canada corporation (“Agora”) pursuant to which Agora provides shareholder relation services and, subject to compliance with applicable laws, rules and regulation, other services intended to raise public awareness of the Company’s business. Compensation under this arrangement includes monthly cash payments amounting to CDN$2,750 (approximately US$2,300) and 100,000 stock options with an exercise price of $1.55 per share issued at the inception of the agreement (Note 13).

The options are exercisable, upon vesting, during the period February 1, 2006 through February 1, 2008. 25,000 of the options vest on each of May 1, 2005; August 1, 2005; November 1, 2005; and February 1, 2006. The agreement is renewable at the Company’s option, for an additional 1 year term on similar terms.

Stockgroup Media Inc.

Effective February 1, 2005 the Company entered into a 1 year Investor Relations Agreement with Stockgroup Media Inc., a Canadian corporation (“Stockgroup”) pursuant to which Stockgroup provides shareholder relation services and, subject to compliance with applicable laws, rules and regulations, other services intended to raise public awareness of the Company’s business. In consideration of such services, the Company is paying Stockgroup monthly compensation of CDN$2,250 (approximately US$1,920).

18. PROPOSED ACQUISITION OF TURBON AG

In April 2005, the Company made a tentative offer to the management of Turbon to acquire all the outstanding shares of Turbon, a leading global imaging supply company publicly traded on the Frankfurt stock exchange. The aggregate offering price pursuant to the offer, as amended, amounts to approximately US$56.8 million in cash. The Turbon Executive Board has agreed to meet with us to discuss the details of our offer as well as the planned role and significance of Turbon within the combined entity in the event the acquisition is accomplished. If amenable to our offer, Turbon’s Executive Board will provide its recommendation to Turbon’s shareholders. The completion and closing of this transaction is subject to certain conditions, including but not limited to, completing due diligence, raising the necessary funds to close the transaction, and obtaining the approval of Turbon’s shareholders. The Company cannot provide any assurance that it will complete this proposed acquisition or that the terms of the transaction if completed will not be materially different from the terms that are currently proposed.

On June 21, 2005 and June 22, 2005 the Company entered into stock purchase agreements with each of NCR Corporation, Holger Brueckmann - Turbon and Gothaer Lebensversicherung AG (the “Selling Shareholders”). Pursuant to the Agreements, the Selling Shareholders have agreed to sell to the Company an aggregate of 2,509,000 shares of Turbon capital stock owned by them in the event the Company submits a public offer for the acquisition of such shares in accordance with the terms of the Securities Acquisition and Takeover Act, to which Turbon is subject, by September 30, 2005. Prior to the end of the quarter all the above shareholders extended the agreements to December 31, 2005. The purchase price for the Vendor Shares, which is payable in cash or a combination of cash and stock, will be made for at least $14 per share. Under the Agreements, the Company is not required to submit an offer to purchase the Vendor Shares or any other Turbon shares.

Effective June 22, 2005 the Company entered into a Share Purchase Agreement with Turbon pursuant to which it agreed to purchase 400,000 Turbon shares from Turbon’s treasury at a purchase price of $14 per share or an aggregate of $5,600,000 (the “Purchase Price”). On June 23, 2005 the Company paid Turbon $1,001,000 of the Purchase Price which represents 71,500 shares. Such funds were obtained under the loan facility with LOM described in Note 10. The balance of $4,599,000 (328,500 shares) was completed November 4, 2005 (see Note 18 below). These funds were comprised of $1.2 million from a private placement, a $2.8 million term loan from Turbon International, and a $600,000 loan from three shareholders, two of which are officers of the Company.

The Company classified its investment in these securities as investment in prospective acquiree in the accompanying balance sheet pending its completion of the transaction.

19. MAJOR CUSTOMERS AND FOREIGN AND DOMESTIC SALES

During the nine months ended September 30, 2005, ten customers represented 42% of our total sales and one customer represented approximately 16% of our total sales. Sales to customers in the United States represented 59% of total sales and sales to customers outside the United States represented 41% of total sales.

20. SUBSEQUENT EVENTS

Private Placements and Loans

On November 4, 2005 the Company sold 2,400,000 subscription receipts at a price of $.50 per subscription receipt or an aggregate of $1,200,000 to HBT Holdings GmbH, each subscription receipt to be automatically exercised, without payment of any additional consideration, on January 31, 2006 into, subject to adjustment, one unit. Each unit consists of one share of common stock (the “Unit Shares”) and one common stock purchase warrant (the “Unit Warrants”) .Each warrant entitles the holder to purchase, subject to adjustment, an additional share of common stock (the “Warrant Shares”) at a price of $1.25 per share during the period ending at 5:00 p.m. (Toronto time) on May 3, 2008. We have agreed to use best efforts to file a registration statement on or before March 31, 2006 and to have such registration statement declared effective within 90 days of filing, registering the resale of the Unit Shares and Unit Warrants and the issuance of the Warrant Shares. The issuance of the subscription receipts was made in reliance on Regulation S under the Securities Act of 1933, as amended. Proceeds from the sales were utilized to purchase certain Turbon AG shares (See below).

On November 4, 2005 the Company received aggregate loans of $600,000 from three related persons. In consideration thereof, the Company issued 5% convertible promissory notes due December 31, 2006 (the “Maturity Date”) to Alain Lachambre ($136,198), Yvon Leveille ($328,113) and Manchester Consolidated Corp. ($135,689). Interest and principal on the notes are due on the Maturity Date. The notes can be prepaid at any time. If all principal and interest due on the notes are not paid in full on the Maturity Date, the respective holders may, at their sole option, convert the total amount of unpaid principal and interest into shares of common stock at the rate of $.50 per share. The issuance of the notes was made in reliance on Section 4(2) of the Securities Act of 1933, as amended. The loan proceeds were utilized to purchase certain Turbon shares. (See below).

On November 9, 2005 the Company entered into an Agency Agreement with Loewen, Ondaatje, McCutcheon Limited (“LOM”) pursuant to which the Company offered and sold through LOM, as placement agent, (the “Agent”) 4,000,000 subscription receipts (the “Subscription Receipts”) at a price of $.50 per Subscription Receipt or $2,000,000 in the aggregate. The offering was made to non-US persons in reliance on Regulation S under the Securities Act of 1933 as amended. Each Subscription Receipt will be automatically exercised, without payment of any additional consideration, at the Automatic Exercise Date, as defined below, into, subject to adjustment, a unit (the “Units”) consisting of one share of common stock (the “Unit Shares”) and one common stock purchase warrant (the “Unit Warrants”). Each Unit Warrant entitles the holder to purchase an additional share of common stock (the “Warrant Shares”) at a price of $1.25 per share during the 30 month period that commenced on November 9, 2005.

Pursuant to the Agency Agreement, the Company paid the Agent a commission of $140,000 which is equal to 7% of the gross aggregate offering proceeds and issued to the Agent 280,000 broker warrants (the “Broker Warrants”) which is equal to 7% of the number of Subscription Receipts sold. Each Broker Warrant will be automatically exercised, without payment of any consideration, at the Automatic Exercise Date, as defined below, into, subject to adjustment, one agent’s warrant (the Agent’s Warrant”). Each Agent’s Warrant entitles the holder, subject to adjustment and the terms and condition set forth in the Agent’s Warrant certificate, to purchase one Unit at a price of $.50 per Unit during the 30 month period that commenced November 9, 2005.

For purposes of the Agency Agreement, the Automatic Exercise Date means the earlier of (i) December 31, 2005; (ii) the closing date in respect of the Prospectus and the Registration Statement, as defined below; and (iii) the Qualification Date, as defined below.

The Qualification Date is defined as the earlier of (i) December 31, 2005; or (ii) the date ten business days following the date by which both (a) a receipt (the “Receipt”) for the final prospectus that qualifies the Units and Agent’s Warrants for issuance in Canada (the “Prospectus”) has been obtained from the securities commission or securities regulatory authorities in those Canadian provinces where purchasers of the Subscription Receipts reside and (b) a registration statement under the Securities Act of 1933, as amended, (the “Registration Statement”) has become effective for registering the resale of the Unit Shares, Unit Warrants (including those underlying the Agent’s Warrants, as defined below), and the Warrant Shares issuable upon exercise of the Unit Warrants. In all events the Company has agreed to use best efforts to have the common shares listed for trading on the Toronto Stock Exchange, file and obtain the Receipt for the Prospectus and file and have the Registration Statement declared effective by March 31, 2006.

Pursuant to the Agency Agreement, the Company also granted the Agent the right to act as co-lead member of an investment banking syndicate for purposes of marketing and selling any brokered equity financing for the Company in Canada for a period of one year commencing November 9, 2005. The Company also granted the Agent the right to a minimum participation of 15% on any brokered equity financing in the United States for a period of one year commencing November 9, 2005.

On November 29, 2005 we entered into an Agency Agreement with Loewen, Ondaatje, McCutcheon Limited (“LOM”) pursuant to which we offered and sold through LOM, as placement agent, (the “Agent”) 1,400,000 subscription receipts (the “Subscription Receipts”) at a price of $.50 per Subscription Receipt or $700,000 in the aggregate. The offering was made to non-US persons in reliance on Regulation S under the Securities Act of 1933 as amended. Each Subscription Receipt will be automatically exercised, without payment of any additional consideration, at the Automatic Exercise Date, as defined below, into, subject to adjustment, a unit (the “Units”) consisting of one share of our common stock (the “Unit Shares”) and one common stock purchase warrant (the “Unit Warrants”). Each Unit Warrant entitles the holder to purchase an additional share of our common stock (the “Warrant Shares”) at a price of $1.25 per share during the 30 month period that commenced on November 29, 2005.

Pursuant to the Agency Agreement, we paid the Agent a commission of $49,000 which is equal to 7% of the gross aggregate offering proceeds and issued to the Agent 98,000 broker warrants (the “Broker Warrants”) which is equal to 7% of the number of Subscription Receipts sold. Each Broker Warrant will be automatically exercised, without payment of any consideration, at the Automatic Exercise Date, as defined below, into, subject to adjustment, one agent’s warrant (the Agent’s Warrant”). Each Agent’s Warrant entitles the holder, subject to adjustment and the terms and condition set forth in the Agent’s Warrant certificate, to purchase from us one Unit at a price of $.50 per Unit during the 30 month period that commenced November 29, 2005.

For purposes of the Agency Agreement, the Automatic Exercise Date means the earlier of (i) December 31, 2005; (ii) the closing date in respect of the Prospectus and the Registration Statement, as defined below; and (iii) the Qualification Date.

The Qualification Date is defined as the earlier of (i) December 31, 2005; or (ii) the date ten business days following the date by which both (a) a receipt (the “Receipt”) for the final prospectus of ours that qualifies the Units and Agent’s Warrants for issuance in Canada (the “Prospectus”) has been obtained by us from the securities commission or securities regulatory authorities in those Canadian provinces where purchasers of the Subscription Receipts reside and (b) a registration statement under the Securities Act of 1933, as amended, (the “Registration Statement”) has become effective for registering the resale of the Unit Shares, Unit Warrants (including those underlying the Agent’s Warrants, as defined below), and the Warrant Shares issuable upon exercise of the Unit Warrants.

Modifications to Share Purchase Agreement

On November 4, 2005 the Company entered into an agreement with 9144-6773 Quebec Inc. and 9144-6906 Quebec Inc. (the “Modification Agreement”), providing for the restructuring of certain payment stipulated in the Share Purchase Agreement described in Note 14. These obligations were modified to improve the Company’s liquidity and facilitate its purchase of treasury shares of Turbon AG as described below.

Pursuant to the restructuring, the Company and Acquiree Shareholders agreed to cancel any obligation on the part of the Company to (a) make any Contingent Consideration payments to the Acquiree Shareholders (described in the Share Purchase Agreement) and (b) redeem the 1,932,000 shares of Redeemable Preferred Stock originally issued as part of the purchase consideration (Notes 11 and 14). In exchange, the Company agreed to make an immediate payment of $600,000 to the Acquiree Shareholders, issue 3,272,397 shares to the Acquiree Shareholders, make an aggregate of $2,290,678 in additional cash payments in six equal installments of $381,780 each on March 31, 2007; June 30, 2007; September 30, 2007; December 31, 2007; March 31, 2008 and June 30, 2008.

Share Purchase Agreement with Turbon AG

Effective June 22, 2005 the Company entered into a Share Purchase Agreement (the “Agreement”) with Turbon AG (“Turbon”) pursuant to which the Company agreed to purchase 400,000 Turbon shares from Turbon’s treasury at a purchase price of $14 per share or an aggregate of $5,600,000 (the “Purchase Price”). On June 23, 2005 the Company paid Turbon $1,001,000 of the Purchase Price and acquired 71,500 of the 400,000 Turbon shares. On November 4, 2005 the Company paid Turbon an additional $4,599,000 and acquired the remaining 328,500 of the 400,000 Turbon shares. Manchester Consolidated Corp. is entitled to acquisition fees under their agreement of $642,000. The acquisition fees will be paid in a combination of cash of $82,000 and the balance in shares of common stock. For such purposes, the common stock will be valued at $.50 per share.

Loan Agreement with Turbon International Inc.

As of November 4, 2005 the Company entered into a Loan Agreement (the “Loan Agreement”) with Turbon International Inc., (“Turbon International”), a wholly subsidiary of Turbon AG, and Teckn-O-Laser Global Company, a wholly owned subsidiary of the Company (“Teckn-O-Laser”). Pursuant to the Loan Agreement, Turbon International made a $2,800,000 term loan to the Company and extended a line of credit for up to an additional $2,800,000. Proceeds from the term loan were utilized to purchase certain Turbon AG shares (see above). In consideration of the $2,800,000 term loan, the Company issued a 5% promissory note to Turbon International. Interest under the term loan note is payable quarterly on each of January 31, April 30, July 31 and October 31 during the term of the loan commencing January 31, 2006. Principal and accrued but unpaid interest under the term loan note are due October 31, 2008 subject to acceleration upon an event of default. The loan can be prepaid at any time prior to maturity without penalty. The line of credit may only be used for the purpose of purchasing products from Turbon International and certain affiliated entities. The Company will pay interest of 5% per annum on all sums advanced under the line of credit. Interest will be due and payable on the last day of each quarter starting with the quarter ending November 30, 2005. Principal and accrued but unpaid interest under the line of credit are due October 31, 2006 subject to acceleration upon an event of default. All advances under the line of credit will be evidenced by promissory notes. Amounts borrowed under the line of credit may be repaid at any time prior to maturity without penalty and may be re-borrowed.

Upon an event of default under the term loan or line of credit the interest rate payable under the applicable notes will be increased from 5% to 9% until cured. The Company’s indebtedness to Turbon International under both the term loan and line of credit has been guaranteed by Teckn-O-Laser and, subject to the receipt of written consent from existing secured lenders, will be secured by a first priority loan on the 400,000 shares of common stock of Turbon AG.

Litigation Settlement

The Company settled its litigation with Dancap for approximately $42,500 (Cdn$50,000) on November 10, 2005

                    AUDITORS' REPORT

                    To the Directors of
                    Teckn-0-Laser Global Inc.

                    We have audited the consolidated balance sheets of
                    Teckn-0-Laser Global Inc. as at May 1, 2004 and the
                    consolidated statements of earnings, retained earnings and cash flows for the twelve-month years ended May 1, 2004 and
                    May 3, 2003. These financial statements are the
                    responsibility of the Company's management. Our
                    responsibility is to express an opinion on these financial statements based on our audits.

                    We conducted our audits in accordance with Canadian
                    generally accepted auditing standards. Those standards
                    require that we plan and perform an audit to obtain
                    reasonable assurance whether the financial statements are
                    free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and
                    disclosures in the financial statements. An audit also
                    includes assessing the accounting principles used and
                    significant estimates made by management, as well as
                    evaluating the overall financial statement presentation.

                    In our opinion, these consolidated financial statements
                    present fairly, in all material respects, the financial
                    position of the Company as at May 1, 2004 and the results of its operations and its cash flows for the twelve-month years ended May 1, 2004 and May 3, 2003, in accordance with
                    Canadian generally accepted accounting principles.

                    /s/ Raymond Chabot Grant Thornton LLP

                    Chartered Accountants

                    Montreal, Canada
                    February 18, 2005

                                      F-59

                    COMMENTS BY AUDITORS
                    For U.S. Readers
                    on Canada-U.S. Reporting Differences

                    In the United States of America, reporting standards for
                    auditors require the addition of an explanatory paragraph
                    (following the opinion paragraph) when there is a change in accounting principles that has a material effect on the
                    comparability of the Company's financial statements such as the changes described in Note 2 to consolidated financial
                    statements. Our report to the directors dated February 18,
                    2005 is expressed in accordance with Canadian reporting
                    standards which do not require a reference to such changes in accounting principles in the auditors' report when the
                    changes are properly accounted for and adequately disclosed in the consolidated financial statements.

                    /s/ Raymond Chabot Grant Thornton LLP

                    Chartered Accountants

                    Montreal, Canada
                    February 18, 2005

                                      F-60

TECKN-O-LASER GLOBAL INC.
CONSOLIDATED EARNINGS
(in Canadian dollars)
_______________________________________________________________________________________________________________________

                                                      Eight-month period ended                 Twelve-month years
                                                            December 31                              ended
                                                   ------------------------------        ------------------------------
                                                      2004                2003           May 1, 2004        May 3, 2003
                                                   -----------        -----------        -----------        -----------
                                                   (unaudited)        (unaudited)         (audited)          (audited)
                                                             $                  $                  $                  $

SALES ......................................        24,529,759         24,560,290         37,538,400         34,947,628
                                                   -----------        -----------        -----------        -----------

Cost of goods sold
   Finished goods, beginning of period .....         1,796,744          1,459,714          1,459,714            790,915
   Purchase of finished goods ..............                 -                  -                  -          2,654,697
   Manufacturing cost ......................        18,899,184         20,169,957         29,355,816         24,225,415
                                                   -----------        -----------        -----------        -----------
                                                    20,695,928         21,629,671         30,815,530         27,671,027
   Finished goods, end of period ...........         2,164,087          2,492,514          1,796,744          1,459,714
                                                   -----------        -----------        -----------        -----------
                                                    18,531,841         19,137,157         29,018,786         26,211,313
                                                   -----------        -----------        -----------        -----------
Gross profit ...............................         5,997,918          5,423,133          8,519,614          8,736,315
                                                   -----------        -----------        -----------        -----------

Selling expenses ...........................         3,705,528          3,515,136          5,367,042          5,121,269
Administrative expenses ....................         2,710,443          2,594,284          3,804,897          2,581,166
Research and development expenses (Note 5) .           148,424            111,298            165,358            274,335
Amortization of goodwill ...................                 -                  -                  -             61,200
                                                   -----------        -----------        -----------        -----------
                                                     6,564,395          6,220,718          9,337,297          8,037,970
                                                   -----------        -----------        -----------        -----------
Operating income (loss) ....................          (566,477)          (797,585)          (817,683)           698,345
Financial expenses .........................           283,016            527,183            821,958            479,523
                                                   -----------        -----------        -----------        -----------
Earnings (loss) before income taxes ........          (849,493)        (1,324,768)        (1,639,641)           218,822
                                                   -----------        -----------        -----------        -----------
Income taxes
   Current (recovered) .....................          (229,876)          (339,456)          (403,708)            55,039
   Future ..................................            15,863            (54,971)           (67,370)             9,553
                                                   -----------        -----------        -----------        -----------
                                                      (214,013)          (394,427)          (471,078)            64,592
                                                   -----------        -----------        -----------        -----------
NET EARNINGS (LOSS) ........................          (635,480)          (930,341)        (1,168,563)           154,230
                                                   ===========        ===========        ===========        ===========

_______________________________________________________________________________________________________________________

The accompanying notes are an integral part of the consolidated financial statements.

                                                          F-61

TECKN-O-LASER GLOBAL INC.
CONSOLIDATED RETAINED EARNINGS
(in Canadian dollars)
_______________________________________________________________________________________________________________________

                                                      Eight-month period ended                 Twelve-month years
                                                            December 31                              ended
                                                   ------------------------------        ------------------------------
                                                      2004                2003           May 1, 2004        May 3, 2003
                                                   -----------        -----------        -----------        -----------
                                                   (unaudited)        (unaudited)         (audited)          (audited)
                                                             $                  $                  $                  $

Retained earnings (deficit),
beginning of year ..........................          (556,241)           612,322            612,322            458,092
Net earnings (loss) ........................          (635,480)          (930,341)        (1,168,563)           154,230
                                                   -----------        -----------        -----------        -----------
Retained earnings (deficit), end of year ...        (1,191,721)          (318,019)          (556,241)           612,322
                                                   ===========        ===========        ===========        ===========

_______________________________________________________________________________________________________________________

The accompanying notes are an integral part of the consolidated financial statements.

                                                          F-62

TECKN-O-LASER GLOBAL INC.
CONSOLIDATED CASH FLOWS
(in Canadian dollars)
_______________________________________________________________________________________________________________________

                                                      Eight-month period ended                 Twelve-month years
                                                            December 31                              ended
                                                   ------------------------------        ------------------------------
                                                      2004                2003           May 1, 2004        May 3, 2003
                                                   -----------        -----------        -----------        -----------
                                                   (unaudited)        (unaudited)         (audited)          (audited)
                                                             $                  $                  $                  $

OPERATING ACTIVITIES
Net earnings (loss) ........................          (635,480)          (930,341)        (1,168,563)           154,230
Non-cash items
  Amortization of property, plant and
   equipment ...............................           491,281            452,030            730,522            615,141
  Amortization of goodwill .................                 -                  -                  -             61,200
  Amortization of deferred financing costs .             3,163                  -              4,745              4,740
  Future income taxes ......................            15,863            (54,971)           (67,370)             9,553
  Changes in working capital items (Note 6)            394,051         (1,755,548)           214,446           (124,701)
                                                   -----------        -----------        -----------        -----------
Cash flows from operating activities .......           268,878         (2,288,830)          (286,220)           720,163
                                                   -----------        -----------        -----------        -----------

INVESTING ACTIVITIES
Property, plant and equipment and cash
flows from investing activities ............          (360,714)          (708,146)          (876,130)        (1,650,115)
                                                   -----------        -----------        -----------        -----------

FINANCING ACTIVITIES
Deferred financing costs ...................          (192,000)                 -                  -                  -
Bank loan ..................................           313,608            939,007            970,007            647,385
Mortgage loan ..............................                 -          3,000,000          3,000,000            125,000
Term loan ..................................            60,522                  -                  -          1,000,000
Repayment of long-term debt ................          (341,304)        (2,442,187)        (2,586,145)          (469,000)
Redemption of class "B" preferred shares ...                 -                  -                  -           (100,000)
                                                   -----------        -----------        -----------        -----------
Cash flows from financing activities .......          (159,174)         1,496,820          1,383,862          1,203,385
                                                   -----------        -----------        -----------        -----------
NET INCREASE (DECREASE) IN CASH ............          (251,010)        (1,500,156)           221,512            273,433
Cash, beginning of period ..................           297,158             75,646             75,646           (197,787)
                                                   -----------        -----------        -----------        -----------
Cash, end of period ........................            46,148         (1,424,510)           297,158             75,646
                                                   ===========        ===========        ===========        ===========

_______________________________________________________________________________________________________________________

The accompanying notes are an integral part of the consolidated financial statements.

                                                          F-63

TECKN-O-LASER GLOBAL INC.
CONSOLIDATED BALANCE SHEETS
December 31, 2004 and May 1, 2004
(in Canadian dollars)
________________________________________________________________________________

                                                  December 31,         May 1,
                                                     2004               2004
                                                  -----------       -----------
                                                  (unaudited)        (audited)
                                                            $                 $
ASSETS
Current assets
  Cash .....................................           46,148           297,158
  Accounts receivable (Note 7) .............        4,598,470         4,944,299
  Income taxes receivable ..................          945,267           640,868
  Inventories (Note 8) .....................        4,006,016         3,710,616
  Prepaid expenses .........................          182,695           121,813
  Future income taxes ......................          129,000           158,000
                                                  -----------       -----------
                                                    9,907,596         9,872,754
Property, plant and equipment (Note 9) .....        5,268,105         5,323,999
Deferred financing costs ...................          197,936             9,099
Goodwill ...................................          551,392           551,392
Future income taxes ........................          282,546           259,409
                                                  -----------       -----------
                                                   16,207,575        16,016,653
                                                  ===========       ===========

LIABILITIES
Current liabilities
  Bank loan (Note 10) ......................        3,211,000         2,897,392
  Accounts payable and accrued liabilities .        7,013,405         6,304,502
  Instalments on long-term debt ............        1,496,932           882,996
                                                  -----------       -----------
                                                   11,721,337        10,084,890
Long-term debt (Note 11) ...................        3,022,914         3,842,959
Retractable common shares (Note 12) ........                -         1,500,000
Future income taxes ........................          324,000           314,000
                                                  -----------       -----------
                                                   15,068,251        15,741,849
                                                  -----------       -----------
SHAREHOLDERS' EQUITY
Capital stock (Note 12) ....................        2,331,045           831,045
Deficit ....................................       (1,191,721)         (556,241)
                                                  -----------       -----------
                                                    1,139,324           274,804
                                                  -----------       -----------
                                                   16,207,575        16,016,653
                                                  ===========       ===========
________________________________________________________________________________

The accompanying notes are an integral part of the consolidated financial statements.

                                      F-64

TECKN-O-LASER GLOBAL INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(in Canadian dollars)
________________________________________________________________________________

1 - GOVERNING STATUTES AND NATURE OF OPERATIONS

The Company, incorporated under the Canada Business Corporations Act, is a recycler, principally of laser print cartridges. Its fiscal year-end corresponds to the Saturday that falls closest to April 30.

The Company carried out its activities through its wholly-owned subsidiaries,
Teckn-O-Laser Inc. and Tecknolaser USA Inc.

2 - CHANGE IN ACCOUNTING POLICIES

YEAR ENDED MAY 1, 2004

GOODWILL

The Company adopted the recommendations of CICA Handbook Section 3062 relating to accounting for goodwill and other intangible assets on a prospective basis.
Under the new recommendations, goodwill and other intangible assets deemed to have an indefinite life are no longer amortized. These assets are tested for impairment annually, or more frequently if events or changes in circumstances indicate that the assets might be impaired. During the year, the Company finalized its impairment test and determined that it was not necessary to recognize an impairment loss.

3 - ACCOUNTING POLICIES

BASIS OF PRESENTATION

The consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles (Canadian GAAP). As explained in Note
16, these accounting principles differ significantly, in some respects, from the accounting policies and practices which the Company would have followed if these consolidated financial statements had been prepared in accordance with United
States generally accepted accounting principles (US GAAP). The Company's principal policies are set out below:

ACCOUNTING ESTIMATES

The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts recorded in the financial statements and notes to financial statements. These estimates are based on management's best knowledge of current events and actions that the Company may undertake in the future. Actual results may differ from those estimates.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiaries, Teckn-O-Laser Inc. and Tecknolaser USA Inc.

                                      F-65

TECKN-O-LASER GLOBAL INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(in Canadian dollars)
________________________________________________________________________________

3 - ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

The Company recognizes revenue when there is convincing evidence of an agreement, delivery has occurred and title and risk of loss have been transferred to the customer, the sales price is fixed or determinable, and collectibility is probable.

The Company records estimated reductions to sales at the time of sale for a sales incentive program including volume-based rebates. Estimated reductions in sales are based upon agreement and other known factors at the time of sale.

The Company offers rights of return to its customers on sales of products. When the Company recognizes revenue for the sale, an allowance for returns based upon the Company's historical experience and management assumptions is provided.

A liability for the estimated product warranty related cost is established at the time revenue is recognized and is included in accrued liabilities. Estimates for accrued product warranty cost are based on historical experience, and are affected by ongoing product failure rates, specific product class failures outside of the baseline experience, material usage and service delivery costs incurred in correcting a product failure.

INVENTORY VALUATION

Finished goods are valued at the lower of cost and net realizable value. Cost is determined by the standard cost method.

Raw materials are valued at the lower of cost and replacement cost. Cost is determined by the standard cost method.

RESEARCH AND DEVELOPMENT EXPENSES AND TAX CREDITS

Research and development expenses are charged to earnings as they are incurred.
However, development expenses are deferred when they meet generally accepted criteria to the extent that their recovery can reasonably be regarded as assured.

Research and development tax credits are accounted for as a reduction of the research and development costs during the year in which the costs are incurred, provided that the Company is reasonably certain that the credits will be received. The research and development tax credits must be examined and approved by the tax authorities and it is possible that the amounts granted will differ from the amounts recorded.

                                      F-66

TECKN-O-LASER GLOBAL INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(in Canadian dollars)
________________________________________________________________________________

3 - ACCOUNTING POLICIES (CONTINUED)

AMORTIZATION

Property, plant and equipment are amortized over their estimated useful lives according to the following methods, annual rates and periods:

                                                                       Rates and
                                                        Methods         periods
                                                     -------------     ---------
Building                                               Diminishing
                                                           balance           5%
Parking lot                                            Diminishing
                                                           balance           8%
Computer equipment                                     Diminishing
                                                           balance          30%
Computer software - Axapta                           Straight-line      7 years
Furniture, fixtures, shop equipment and research       Diminishing
and development equipment                                  balance          20%
Plant equipment                                        Diminishing
                                                           balance          10%
Automotive equipment                                   Diminishing
                                                           balance          25%
Leasehold improvements                               Straight-line      5 years
Assets under capital leases
   Computer equipment                                Straight-line      3 years
   Automotive equipment                              Straight-line      5 years

Deferred financing costs are primarily composed of professional fees and bank charges relating to the negotiation of a financing structure for the coming year. Deferred financing costs are amortized on a straight-line basis over the financing term.

GOODWILL

Goodwill represents the excess of the cost of acquired enterprises over the net of the amounts assigned to assets acquired and liabilities assumed. Goodwill is not amortized. It is tested for impairment annually, or more frequently if events or changes in circumstances indicate that it is impaired. Goodwill is allocated to a reporting unit and any potential goodwill impairment is identified by comparing the carrying amount of a reporting unit with its fair value. If any potential impairment is identified, it is quantified by comparing the carrying amount of goodwill to its fair value. The fair value of a reporting unit is calculated using discounted cash flows.

                                      F-67

TECKN-O-LASER GLOBAL INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(in Canadian dollars)
________________________________________________________________________________

3 - ACCOUNTING POLICIES (CONTINUED)

The following table presents the matching of net earnings (loss) as reported for the prior year and corresponding information recalculated as a result of applying new standards on goodwill:

                                                      Eight-month period ended                 Twelve-month years
                                                            December 31                              ended
                                                   ------------------------------        ------------------------------
                                                      2004                2003           May 1, 2004        May 3, 2003
                                                   -----------        -----------        -----------        -----------
                                                   (unaudited)        (unaudited)         (audited)          (audited)
                                                             $                  $                  $                  $

Net earnings (loss) ........................          (635,480)          (930,341)        (1,168,563)           154,230
Add: amortization of goodwill ..............                 -                  -                  -             61,200
                                                   -----------        -----------        -----------        -----------
Adjusted net earnings (loss) ...............          (635,480)          (930,341)        (1,168,563)           215,430
                                                   ===========        ===========        ===========        ===========

INCOME TAXES

The Company uses the liability method of accounting for income taxes. Under this method, future income tax assets and liabilities are determined according to differences between the carrying amounts and tax bases of assets and liabilities. They are measured by applying enacted or substantively enacted tax rates and laws at the date of the financial statements for the years in which the temporary differences are expected to reverse.

FOREIGN CURRENCY TRANSLATION

The Company's reporting and functional currency is the Canadian dollar. Monetary assets and liabilities denominated in foreign currency of corporations whose activities are carried out in Canada and the integrated American subsidiary are translated at the exchange rate in effect at the balance sheet date, whereas other assets and liabilities are translated at exchange rates in effect at transaction dates. Revenue and expenses in foreign currency are translated at the average rate in effect during the year, with the exception of amortization, which is translated at the historical rate. Gains and losses are included in the earnings for the year.

                                      F-68

TECKN-O-LASER GLOBAL INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(in Canadian dollars)
________________________________________________________________________________

4 - INFORMATION INCLUDED IN THE CONSOLIDATED STATEMENT OF EARNINGS AND RELATED
    PARTY TRANSACTIONS

                                                      Eight-month period ended                 Twelve-month years
                                                            December 31                              ended
                                                   ------------------------------        ------------------------------
                                                      2004                2003           May 1, 2004        May 3, 2003
                                                   -----------        -----------        -----------        -----------
                                                   (unaudited)        (unaudited)         (audited)          (audited)
                                                             $                  $                  $                  $

Amortization of property, plant and
 equipment .................................           491,281            452,030            730,522            615,141
Interest and bank charges ..................           291,897            322,054            487,179            147,499
Interest on long-term debt
  Shareholder (a) ..........................            66,000             66,000             99,000            121,000
  Others ...................................           133,965            140,805            240,031            221,377
Gain (loss) on foreign currency
 transactions ..............................           208,846                 --                 --                 --
Amortization of deferred financing costs ...             3,163                 --              4,745              4,740

(a) These transactions were concluded in the normal course of operations and are measured at the exchange amount, which is the amount established and accepted by the parties.

5 - RESEARCH AND DEVELOPMENT EXPENSES

The following research and development expenses and related tax credits are included in the consolidated statement of earnings:

                                                      Eight-month period ended                 Twelve-month years
                                                            December 31                              ended
                                                   ------------------------------        ------------------------------
                                                      2004                2003           May 1, 2004        May 3, 2003
                                                   -----------        -----------        -----------        -----------
                                                   (unaudited)        (unaudited)         (audited)          (audited)
                                                             $                  $                  $                  $

Research and development expenses ..........           268,424            225,964            335,720            475,168
Less: tax credits ..........................          (120,000)          (114,666)          (170,362)          (200,833)
                                                   -----------        -----------        -----------        -----------
                                                       148,424            111,298            165,358            274,335
                                                   ===========        ===========        ===========        ===========

                                      F-69

TECKN-O-LASER GLOBAL INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(in Canadian dollars)
________________________________________________________________________________

6 - INFORMATION INCLUDED IN THE CONSOLIDATED STATEMENT OF CASH FLOWS

The changes in working capital items are detailed as follows:

                                                      Eight-month period ended                 Twelve-month years
                                                            December 31                              ended
                                                   ------------------------------        ------------------------------
                                                      2004                2003           May 1, 2004        May 3, 2003
                                                   -----------        -----------        -----------        -----------
                                                   (unaudited)        (unaudited)         (audited)          (audited)
                                                             $                  $                  $                  $

Accounts receivable ........................           345,829            (86,541)          (756,755)          (291,123)
Income taxes receivable ....................          (304,399)          (124,024)          (480,595)           (10,844)
Inventories ................................          (295,400)        (1,309,932)           (49,999)          (933,456)
Prepaid expenses ...........................           (60,882)           138,712            147,527           (240,686)
Deposits ...................................                 -                  -                  -             55,704
Accounts payable and accrued liabilities ...           708,903           (335,086)         1,392,945          1,257,027
Deferred rental income .....................                 -            (38,677)           (38,677)            38,677
                                                   -----------        -----------        -----------        -----------
                                                       394,051         (1,755,548)           214,446           (124,701)
                                                   ===========        ===========        ===========        ===========

Cash flows relating to interest and income taxes on operating activities are detailed as follows:

                                                      Eight-month period ended                 Twelve-month years
                                                            December 31                              ended
                                                   ------------------------------        ------------------------------
                                                      2004                2003           May 1, 2004        May 3, 2003
                                                   -----------        -----------        -----------        -----------
                                                   (unaudited)        (unaudited)         (audited)          (audited)
                                                             $                  $                  $                  $

Interest paid ..............................           491,862            452,030            826,210            489,876
Income taxes paid ..........................            74,523                 --             76,887             65,883

7 - ACCOUNTS RECEIVABLE

                                                  December 31,         May 1,
                                                     2004               2004
                                                  -----------       -----------
                                                  (unaudited)        (audited)
                                                            $                 $
Trade accounts .............................        4,456,917         4,870,262
Sales taxes receivable .....................          105,234                 -
Other ......................................           36,319            74,037
                                                  -----------       -----------
                                                    4,598,470         4,944,299
                                                  ===========       ===========

(a) As at December 31, 2004, amounts owing from one customer represent 14% of total trade accounts. Moreover, three customers represent approximately 35%
    of total sales.

                                      F-70

TECKN-O-LASER GLOBAL INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(in Canadian dollars)
________________________________________________________________________________

8 - INVENTORIES
                                                   December 31,         May 1,
                                                     2004               2004
                                                  -----------       -----------
                                                  (unaudited)        (audited)
                                                            $                 $
Finished goods .............................        2,164,087         1,796,744
Raw materials ..............................        1,841,929         1,913,872
                                                  -----------       -----------
                                                    4,006,016         3,710,616
                                                  ===========       ===========

9 - PROPERTY, PLANT AND EQUIPMENT

                                                    December 31, 2004
                                         ---------------------------------------
                                                       (unaudited)

                                                       Accumulated
                                            Cost       amortization       Net
                                         ---------     ------------    ---------
                                                 $              $              $
Land ..............................        385,320              -        385,320
Building ..........................      2,454,732        387,244      2,067,488
Parking lot .......................        251,982         40,256        211,726
Computer equipment ................      2,123,405      1,484,212        639,193
Computer software - Axapta ........        899,213        151,050        748,163
Furniture and fixtures ............        483,404        294,527        188,877
Shop equipment ....................        179,391        147,089         32,302
Plant equipment ...................      1,257,342        586,377        670,965
Automotive equipment ..............        180,837        111,113         69,724
Leasehold improvements ............        867,265        745,434        121,831
Research and development equipment          91,346         69,386         21,960
Assets under capital leases
  Computer equipment ..............         30,200          6,644         23,556
  Automotive equipment (a) ........        102,573         15,573         87,000
                                         ---------      ---------      ---------
                                         9,307,010      4,038,905      5,268,105
                                         =========      =========      =========

                                      F-71

TECKN-O-LASER GLOBAL INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(in Canadian dollars)
________________________________________________________________________________

9 - PROPERTY, PLANT AND EQUIPMENT (CONTINUED)

                                                       May 1, 2004
                                         ---------------------------------------
                                                        (audited)

                                                       Accumulated
                                            Cost       amortization       Net
                                         ---------     ------------    ---------
Land ..............................        385,320              -        385,320
Building ..........................      2,454,732        315,951      2,138,781
Parking lot .......................        251,982         28,327        223,655
Computer equipment ................      2,007,416      1,337,657        669,759
Computer software - Axapta ........        794,257         68,519        725,738
Furniture and fixtures ............        424,649        268,729        155,920
Shop equipment ....................        177,535        142,243         35,292
Plant equipment ...................      1,178,184        527,111        651,073
Automotive equipment ..............        180,837         97,165         83,672
Leasehold improvements ............        867,265        693,299        173,966
Research and development equipment          91,346         66,008         25,338
Assets under capital leases
  Computer equipment ..............         30,200            755         29,445
  Automotive equipment ............         27,900          1,860         26,040
                                         ---------      ---------      ---------
                                         8,871,623      3,547,624      5,323,999
                                         =========      =========      =========

(a) During the year, the Company acquired automotive equipment for a total cost of $74,673 by way of capital lease.

10 - BANK LOAN

The authorized bank loan for an amount of $3,000,000, a special revolving credit for an amount of $500,000, the exchange line of credit for an amount of
US$250,000 and the electronic fund transfer risk for an authorized amount of
$200,000 are secured by a first ranking movable hypothec for an amount of
$5,000,000 on all present and future book debts and inventories. The loan bears interest at the bank's Canadian prime rate plus 1% (5.25% as at December 31,
2004; 4.25% at May 1, 2004) and is renewable annually. The special revolving credit bears interest at the Canadian base rate plus 1.5% (5.75% as at December
31, 2004; 4.25% as at May 1, 2004) and is renewable annually. The Company is required to respect certain covenants (see Note 11 (c)).

                                      F-72

TECKN-O-LASER GLOBAL INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(in Canadian dollars)
________________________________________________________________________________

11 - LONG-TERM DEBT

                                                                                          December 31,        May 1,
                                                                      Current portion         2004             2004
                                                                      ---------------     ------------     ------------
                                                                        (unaudited)        (unaudited)       (audited)
                                                                                  $                  $                $

Debenture to a shareholder, secured by a movable hypothec on the universality of property, 11%, redeemable in annual instalments of $200,000 starting in May 2003, and a final instalment of
$500,000 in May 2006 (a) .............................................      600,000            900,000          900,000

Mortgage loan, secured by the land and the building and present and future movables incorporated in the building and all revenues produced by the building, bank prime rate plus 0.25% (6.5% as at
December 31, 2004; 7% at May 2004), payable in monthly
instalments of $16,750, maturing in May 2006 (b) .....................      201,000          2,814,000        2,948,000

Term loan, secured by automotive equipment, 6.65%, payable in
monthly instalments of $1,500, maturing in November 2006 (c) .........      124,500            124,500          136,500

Term loan, secured by a movable hypothec on all present and
future furniture, fixtures and equipment, Canadian prime rate plus 1% (5.25% as at December 31, 2004; 4.75% at May 1, 2004),
payable in monthly instalments of $20,833, maturing in January
2007 (c) .............................................................      520,833            520,833          687,500

Obligations under capital leases, interest rates varying between
6.52% and 10%, payable in monthly instalments, maturing at
various dates until April 2009 .......................................       27,550            110,313           53,955

Term loans, without interest, payable in monthly instalments of
$1,921, maturing on various dates until August 2008 ..................       23,049             50,200                -
                                                                      ---------------     ------------     ------------
                                                                                             4,519,846        4,725,955

 Instalments due within one year .....................................    1,496,932          1,496,932          882,996
                                                                                          ------------     ------------
                                                                                             3,022,914        3,842,959
                                                                      ===============     ============     ============

(a)  In connection with an agreement reached with a shareholder, the debenture will be repaid during the coming year for a total consideration of
     $600,000.

(b)  The Company is required to comply with certain financial ratios under the terms of the mortgage loan. As at December 31, 2004, the Company is not in compliance with these financial ratios. The creditor has waived the non-compliance with respect to the ratio requirements. The Company has reached an agreement with the creditor to repay the mortgage loan no later than May 31, 2006.

(c)  The Company is required to comply with certain financial ratios under the terms of the bank loan and the term loans. As at December 31, 2004, the
     Company is not in compliance with these financial ratios. Since some of the creditors' requirements are not being met by the Company, an additional
     $377,333 has been classified as short term.

                                      F-73

TECKN-O-LASER GLOBAL INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(in Canadian dollars)
________________________________________________________________________________

11 - LONG-TERM DEBT (CONTINUED)

If all of the ratios had been respected by the Company, the instalments on long-term debt for the next years would be as follows:

                                                       Obligations
                                                      under capital      Other
                                                         leases          loans
                                                      -------------    ---------
                                                               $               $
2005 ................................................     35,028       1,092,049
2006 ................................................     35,028         876,237
2007 ................................................     25,355         230,247
2008 ................................................     27,010         201,000
2009 ................................................      5,927         201,000
2010 and subsequent years ...........................          -       1,809,000
                                                         -------
Total minimum lease payments ........................    128,348
Financial expenses included in minimum lease payments     18,035
                                                         -------
                                                         110,313
                                                         =======

12 - CAPITAL STOCK

AUTHORIZED

Unlimited number of shares

     Common shares, voting and participating

     Class "A" preferred shares, non-voting, 7% non-cumulative dividend, ranking prior to class "D" preferred shares, redeemable or retractable at the paid-up capital amount plus a premium equal to the difference between the amount paid and the fair market value

     Class "B" preferred shares, non-voting, 7% non-cumulative dividend, ranking prior to class "D" preferred shares, redeemable at the paid-up capital amount on issuance

     Class "C" preferred shares, non-voting, 7% cumulative and preferential dividend, redeemable at the paid-up capital amount on issuance

     Class "D" preferred shares, voting, 6.75% non-cumulative dividend, redeemable at the paid-up capital amount on issuance

     Class "E" preferred shares, 7% cumulative, redeemable at the paid-up capital amount plus unpaid accrued dividends and a premium equal to 7% of the paid-up capital amount per share multiplied by the number of years between the issuance date and the redemption date with mandatory redemption on July 31 of each year, based on certain terms and conditions which the
     Company is required to respect. All these shares must have been redeemed prior to the redemption of shares in any other class

                                      F-74

TECKN-O-LASER GLOBAL INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(in Canadian dollars)
________________________________________________________________________________

12 - CAPITAL STOCK (CONTINUED)
                                                  December 31,         May 1,
                                                     2004               2004
                                                  -----------       -----------
                                                  (unaudited)        (audited)
ISSUED AND FULLY PAID                                       $                 $
8,000 common shares (6,000 in May 1, 2004) .        1,875,045           375,045
456,000 class "B" preferred shares .........          456,000           456,000
                                                  -----------       -----------
                                                    2,331,045           831,045
                                                  ===========       ===========
2,000 retractable common shares classified
 as liabilities (a) ........................               --         1,500,000
                                                  ===========       ===========

(a)  Pursuant to a unanimous shareholders' agreement, the Company granted options to one of its shareholders entitling the shareholder, at the holder's option, to redeem the common shares (2,000 shares) held in the
     Company as of July 1, 2006 or in the event of a change of control of the
     Company.

     During the period ended December 31, 2004, the Company's shareholders cancelled the shareholders' agreement. This change led to the reclassification in shareholders' equity of the retractable common shares which had previously been presented under liabilities. The effect of this change was a decrease in liabilities and an increase in capital stock of
     $1,500,000 each.

13 - FINANCIAL INSTRUMENTS

FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to determine the estimated fair value of each class of financial instruments.

-    Short-term financial instruments:

     The fair value of short-term financial assets and liabilities approximates the carrying amount given that they will mature shortly.

-    Long-term debt:

     The fair value of long-term debt, excluding the debenture, the term loan without interest and obligations under capital leases, is equivalent to the carrying amount since most of the debt bears interest at a rate based on the market rate.

     Furthermore, the fair value of obligations under capital leases is equal to the carrying amount given that the majority of the contracts have been signed during the previous year.

     The fair value of the debenture could not be determined since it is practically impossible to find financial instruments on the market having substantially the same economic characteristics.

     The fair value of the other long-term loans is equivalent to their carrying amount.
                                      F-75

TECKN-O-LASER GLOBAL INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(in Canadian dollars)
________________________________________________________________________________

13 - FINANCIAL INSTRUMENTS (CONTINUED)

EXCHANGE RISK

The Company is exposed to foreign exchange risk due to cash and cash equivalents, accounts receivable and accounts payable denominated in U.S.
dollars. As at December 31, 2004, assets denominated in U.S. dollars consisting of cash and cash equivalents and accounts receivable totaled US$3,038,000
(US$3,057,000 as at May 1, 2004) and accounts payable denominated in U.S.
dollars totaled US$3,916,000 (US$3,550,000 as at May 1, 2004).

The Company does not use derivative instruments to reduce its exchange risk.

14 - COMMITMENTS

The Company has entered into long-term lease agreements expiring at various dates until August 2008 which call for lease payments of $485,900 for the rental of buildings and equipment. Minimum lease payments for the next years are
$225,908 in 2005, $164,101 in 2006 and $95,891 in 2007.

15 - SUBSEQUENT EVENT

On January 1, 2005, the Company was reorganized, which resulted in all of its shares being transferred to a new company: Teckn-O-Laser Global Company.
Following the transfer, the Company was wound-up in its new parent company. The new company was taken over by a public company, Adsero Corp. (USA).

16 - GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN CANADA AND THE UNITED STATES

The consolidated financial statements have been prepared in accordance with
Canadian GAAP, which differ in certain material respects from the principles and practices that the Company would have followed if its consolidated financial statements had been prepared in accordance with US GAAP.

                                      F-76

TECKN-O-LASER GLOBAL INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(in Canadian dollars)
________________________________________________________________________________

16 - GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN CANADA AND THE UNITED STATES
     (CONTINUED)

A)   CONSOLIDATED FINANCIAL STATEMENTS

     The adjustments to comply with US GAAP would be as follows:

     CONSOLIDATED STATEMENT OF EARNINGS

                                                      Eight-month period ended                 Twelve-month years
                                                            December 31                              ended
                                                   ------------------------------        ------------------------------
                                                      2004                2003           May 1, 2004        May 3, 2003
                                                   -----------        -----------        -----------        -----------
                                                   (unaudited)        (unaudited)         (audited)          (audited)
                                                             $                  $                  $                  $

Net earnings (loss) as per Canadian GAAP ...          (635,480)          (930,341)        (1,168,563)           154,230
Amortization of goodwill (b) ...............                --                 --                 --             61,200
                                                   -----------        -----------        -----------        -----------
Net earnings (loss) as per US GAAP (a) .....          (635,480)          (930,341)        (1,168,563)           215,430
                                                   ===========        ===========        ===========        ===========

                                      F-77

TECKN-O-LASER GLOBAL INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(in Canadian dollars)
________________________________________________________________________________

16 - GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN CANADA AND THE UNITED STATES
     (CONTINUED)

     The consolidated balance sheet items, adjusted to comply with US GAAP, would have been as follows:

                        December 31, 2004                            May 1, 2004
                        -----------------------------------------    -------------------------------------
                          As per                        As per        As per                      As per
                          GAAP in                         US          GAAP in                       US
                          Canada       Adjustments       GAAP         Canada      Adjustments      GAAP
                        -----------    -----------    -----------    ---------    -----------    ---------
                        (unaudited)                   (unaudited)    (audited)                   (audited)
                                  $         $                   $            $         $                 $

ASSETS
Goodwill .............      551,392    61,200  (b)        612,592      551,392    61,200  (b)      612,592

SHAREHOLDERS' EQUITY
Retained earnings ....   (1,191,721)   61,200  (b)     (1,130,521)    (556,241)   61,200  (b)     (495,041)

                                      F-78

TECKN-O-LASER GLOBAL INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(in Canadian dollars)
________________________________________________________________________________

16 - GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN CANADA AND THE UNITED STATES
     (CONTINUED)

(a)  Under Canadian GAAP, research and development tax credits are deducted from research and development expenses. Under US GAAP, those tax credits are included in the provision for income taxes. Accordingly, for the eight-month period ended December 31, 2004, an amount of $120,000 of tax credits ($170,362 for the year ended May 1, 2004) recorded as a reduction of research and development expenses under Canadian GAAP would have been reclassified as a reduction of income tax expenses for US GAAP purposes.

(b)  Goodwill:

     On May 4, 2003, the Company adopted the new CICA recommendations relating to accounting for goodwill and other intangible assets. Under the new recommendations, goodwill is no longer amortized. These recommendations were applied prospectively and essentially harmonize Canadian GAAP with US
     GAAP. Under US GAAP, these same recommendations were effective on May 28,
     2002.

     Consequently, for the year ended May 3, 2003, the amortization of goodwill was $61,200 under Canadian GAAP and nil under US GAAP.

B)   ACCOUNTING PRONOUNCEMENTS NOT YET IMPLEMENTED

US GAAP

1)   INVENTORY COSTS

     In November 2004, the Financial Accounting Standards Board ("FASB") issued
     SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS
     No. 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after
     June 15, 2005. The Company does not believe the adoption of SFAS No. 151 will have a material effect on its consolidated financial position, results of operations or cash flows.

2)   EXCHANGE OF NON-MONETARY ASSETS

     In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary
     Assets - An Amendment of APB Opinion No. 29. SFAS No. 153 eliminates the exception from fair value measurement for non-monetary exchanges of similar productive assets in paragraph 21 (b) of APB Opinion 29, Accounting for
     Non-monetary Transactions, and replaces it with an exception for exchanges that do not have commercial substance. SFAS No. 153 is effective for the fiscal periods beginning after June 15, 2005. The Company is currently evaluating the effect that the adoption of SFAS No. 153 will have on its consolidated results of operations and financial condition.

                                      F-79

TECKN-O-LASER GLOBAL INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(in Canadian dollars)
________________________________________________________________________________

16 - GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN CANADA AND THE UNITED STATES
     (CONTINUED)

CANADIAN GAAP

1)   VARIABLE INTEREST ENTITIES

In 2004, the Canadian Accounting Standards Board (AcSB) amended Accounting
Guideline No. 15, Consolidation of Variable Interest Entities , in order to harmonize the guideline with the corresponding U.S. guidance. This guideline requires a business to consolidate a variable interest entity if that enterprise is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. This guideline applies to annual and interim periods beginning on or after
November 1, 2004. The Company does not expect this pronouncement to have a material impact on its results of operations or financial condition.

2)   FINANCIAL INSTRUMENTS

In January 2005, the AcSB has issued new accounting standards for financial instruments. The AcSB presently has standards in place for disclosures about a company's use of financial instruments and for presentation of financial instruments when included in the balance sheet. However, new standards address when a company should recognize a financial instrument on its balance sheet and how it should measure the financial instrument once recognized. To this effect, three new Handbook sections were adopted:

Section 3855, Financial Instruments - Recognition and Measurement

This section prescribes when a financial instrument is to be recognized on the balance sheet and at what amount. Sometimes the fair value is used and other times the cost-based measure will be used. It also specifies how financial instrument gains and losses are to be presented.

Section 3865, Hedges

This section provides alternative treatments to Section 3855, Financial
Instruments - Recognition and Measurement, for entities which choose to designate qualifying transactions as hedges for accounting purposes. It builds on existing Accounting Guideline AcG-13, Hedging Relationships, and Section
1650, Foreign Currency Translation, by specifying how hedge accounting is applied and what disclosures are necessary when it is applied. Application of this section is optional.

Section 1530, Comprehensive Income

This section introduces a new requirement to temporarily present certain gains and losses outside net earnings.

The mandatory effective date is for annual and interim periods in fiscal years beginning on or after October 1, 2006. However, early adoption is permitted. The
Company is currently evaluating the impact of those new recommendations.

                                      F-80

TECKN-O-LASER GLOBAL INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(in Canadian dollars)
________________________________________________________________________________

16 - GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN CANADA AND THE UNITED STATES
     (CONTINUED)

3)   FINANCIAL INSTRUMENTS - DISCLOSURE AND PRESENTATION

     The AcSB approved a revision to Section 3860, Financial Instruments -
     Disclosure and Presentation, to require certain obligations that must or could be settled with an entity's own equity instruments to be represented as liabilities. The revision is effective for fiscal years beginning on or after November 1, 2004. The Company does not expect any impact on the consolidated financial statements upon adoption of this revised standard.

                                      F-81

                                ADSERO CORP. AND SUBSIDIARIES
                             PROFORMA CONSOLIDATED BALANCE SHEET
                                      December 31, 2004
                                         (unaudited)
                                            ($US)

                                           ASSETS
                                           ------
CURRENT ASSETS

    Cash ....................................................................  $    809,804
    Accounts receivable,net .................................................     3,821,232
    Inventories .............................................................     3,328,915
    Income taxes receivable .................................................       785,497
    Prepaid expenses ........................................................       151,816
    Deferred income taxes ...................................................       339,482
                                                                               ------------

         TOTAL CURRENT ASSETS ...............................................     9,236,746

    Property, plant and equipment,net .......................................     4,627,685
    Trademarks ..............................................................       500,000
    Goodwill ................................................................     7,058,577
    Other assets ............................................................        89,212
                                                                               ------------

         Total Assets .......................................................  $ 21,512,220
                                                                               ============

                            LIABILITIES AND STOCKHOLDERS' EQUITY
                            ------------------------------------
CURRENT LIABILITIES

    Line of credit obligation ...............................................  $  2,668,274
    Accounts payable ........................................................     5,925,995
    Accrued expenses ........................................................         5,330
    Liabilities of discontinued operation ...................................     2,125,341
    Notes payable - Related Parties (including accrued interest of $66,495) .       524,067
    Redeemable preferred stock of subsidiary ................................     1,570,732
    Current portion of long-term debt .......................................       930,363
                                                                               ------------
         TOTAL CURRENT LIABILITIES ..........................................    13,750,102

    Long-term debt, less current portion ....................................     2,583,537
    Convertible promissory note .............................................     1,510,176
    Convertible note ........................................................     1,000,000
    Deferred income taxes ...................................................       266,733
                                                                               ------------
         Total Liabilities ..................................................    19,110,548
                                                                               ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
    Common stock, $.001 par value, 100,000,000 shares authorized,
       17,241,975 shares issued and outstanding .............................        17,243
    Series I exchangeable shares of subsidiary, 6,500,000 shares outstanding,             -
       exchangeable one for one into common shares of the company ...........     3,250,000
    Preferred Stock, $.0001 par value, 20,000,000 shares authorized, ........             -
       6,500,000 issued and outstanding .....................................           650
    Additional paid-In-capital ..............................................    11,234,744
    Deferred compensation ...................................................      (111,993)
    Accumulated deficit .....................................................   (11,988,972)
                                                                               ------------
         TOTAL STOCKHOLDERS' EQUITY .........................................     2,401,672
                                                                               ------------

         Total Liabilities and Stockholders' Equity .........................  $ 21,512,220
                                                                               ============

                                            F-82

                          ADSERO CORP. AND SUBSIDIARIES
                  PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                      ($US)

                                                                  Year Ended
                                                               December 31, 2004
                                                               -----------------

REVENUES .................................................       $ 28,852,207

COST OF GOODS SOLD .......................................         21,856,515
                                                                 ------------
        GROSS PROFIT .....................................          6,995,692
                                                                 ------------

OPERATING EXPENSES
        Selling, general and administrative ..............          7,218,804
        Conversion of debt expense .......................            627,340
        Stock issued for services ........................            250,000
        Depreciation and amortization ....................            734,788
                                                                 ------------
        TOTAL OPERATING EXPENSES .........................          8,830,932
                                                                 ------------

LOSS FROM OPERATIONS .....................................         (1,835,241)

        INTEREST EXPENSE .................................            822,135
                                                                 ------------

LOSS FROM OPERATIONS .....................................         (2,657,376)

INCOME TAXES .............................................           (242,220)
                                                                 ------------

NET LOSS .................................................       $ (2,415,156)
                                                                 ============

PER SHARE INFORMATION

NET LOSS PER SHARE,
        BASIC AND DILUTED ................................       $      (0.14)
                                                                 ============

WEIGHTED AVERAGE NUMBER OF
        COMMON SHARES OUTSTANDING ........................         17,242,975
                                                                 ============

                                      F-83

                                  Adsero Corp.
               Notes to Proforma Consolidated Financial Statements
                                December 31, 2004

1.   BASIS OF REPORTING

The accompanying unaudited pro-forma consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the
United States of America for annual and interim financial information and with the instructions to Form 8-K. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. All amounts are expressed in U.S. dollars. In the opinion of management, such statements include all adjustments which are considered necessary for a fair presentation of the financial position of Adsero
Corp. (hereinafter the "Company") at December 31, 2004 and the results of its operations for the year then ended. It is suggested that these financial statements be read in conjunction with the financial statements and related disclosures for the three-month period ended March 31, 2005 included in the
Company's Form 10-QSB and for the year ended December 31, 2004 included in the
Company's Form 10-KSB.

2.   BASIS OF PRESENTATION

The unaudited pro-forma consolidated financial statements include the accounts of Adsero Corp. and all its wholly-owned subsidiaries. There are no significant inter-company transactions and/or account balances.

                                      F-84

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Article Seven of our Certificate of Incorporation provides for the indemnification of our directors and officers to the fullest extent permitted by law.

Other Expenses of Issuance and Distribution

We estimate that the expenses payable by us in connection with this offering described in the Registration Statement will substantially as follows:

Item	Amount Payable by the Company

SEC Registration Fee	$8,494

Printing and Edgarizing Expenses	$15,000

Legal Fees and Expenses	$90,000

Accounting Fees and Expenses	$10,000

Miscellaneous Expenses	$5,000

Total	$128,494

Recent Sales of Unregistered Securities

Effective January 2004, we converted an aggregate of approximately $196,900 in debt into an aggregate of 19,690,000 restricted shares of our common stock. Following the effectuation of our 20:1 reverse stock split on March 22, 2004 these shares became approximately 984,500 shares. The conversions were made pursuant to Debt Conversion and General Release Agreements between us and three persons. 100,000 of the shares were issued to Wayne Maddever in connection with the conversion by BBP Consulting of $20,000 of debt. 384,500 of these shares were issued to William Smith, through Manchester Administrative Services, in connection with services performed by William Smith prior to 2003 valued at $76,900. 500,000 of these shares were issued to R World Inc. in connection with the conversion of $100,000 of debt.

On January 1, 2004 we issued a 10%, $250,000 promissory note to BG Capital Group Bahamas Ltd. in consideration of $250,000 advanced to us for use as working capital. In February 2005 we paid off the note and all accrued interest then due on the note.

Effective January 2004, we converted an aggregate of $170,000 in Note principal plus all interest then due thereon (approximately $17,800) into an aggregate of 18,360,000 restricted shares of our common stock. Following the effectuation of our 20:1 reverse stock split on March 22, 2004 these shares became approximately 918,000 shares. The conversions were made pursuant to Note Cancellation and Release Agreements between us and nine persons.

In April 2004, we issued an aggregate of 5,405,055 restricted shares of our common stock to Interhold Co. and its designees pursuant to a February 28, 2004 Note Cancellation and General Release under which a $308,000 promissory note of Reink Imaging USA, Ltd. in favor of Interhold Co., plus all interest due thereon ($73,240) was cancelled. Also cancelled was an April 7, 2003 Guarantee and Security Agreement between Interhold and us which had been put in place as a result of a January 2002 agreement.

In April 2004, we issued an aggregate of 2,350,500 restricted shares of our common stock to designees of Manchester Administrative Services Ltd. (“Manchester”) pursuant to a February 28, 2004 Debt Conversion and General Release under which a debt of ours to Manchester in the approximate amount of $306,500 was cancelled. This debt was incurred pursuant to our January 6, 2003 Consulting Agreement with Manchester and included debts incurred in January and February 2004.

In April 2004, we issued an aggregate of 185,000 restricted shares (the “Stock”) to 3 persons pursuant to Note Cancellation and General Release Agreements dated February 25, 2004; March 29, 2004; and March 30, 2004 respectively. Under these agreements an aggregate of $185,000 of note principal plus all accrued interest due thereon (approximately $62,248) was cancelled in consideration for the Stock.

In April 2004, we issued a $70,000 convertible promissory note bearing interest at 10% per annum to Manchester Consolidated Corp. The note, together with all accrued interest then due, was paid in full in February 2005.

On April 15, 2004 we granted 100,000 stock options with an exercise price of $.25 per share to each of Wayne Maddever, William Smith and Anthony Pallante in consideration of services rendered in connection with our corporate reorganization and services related to Reink USA’s bankruptcy. These options vest in equal amounts over a three year period on each of the first, second and third anniversaries of the issuance date and are exercisable for a period of ten years from issuance.

In May and June 2004 we sold an aggregate of 205,000 units to 3 persons at $1.00 per unit or $205,000 in the aggregate. Each unit consists of one share of our common stock and one common stock purchase warrant. Each warrant, as amended, entitles the holder to purchase one share of our common stock at a price of $1.50 per share at any time during the three year period that commenced on the subscription date. In January 2005 in connection with a related unit offering, the proceeds of which were also to be utilized towards the funding of the acquisition, it became apparent that our unit pricing was too high and that our units of the type sold in May and June 2004 should be sold at $.50 per unit rather than $1.00 per unit. Consequently, in January 2005 we agreed to issue an additional 205,000 units to the investors, at no additional cost, to bring their unit cost down to $.50 per unit. Both the original 205,000 units and the additional units were issued in March 2005.

During the period July 2004 through October 2004 we sold an aggregate of 647,500 Special Warrants to 18 persons at $1.00 per unit or $647,500 on an aggregate basis. In connection with the offering, we also issued 64,750 Special Warrants to the placement agent. Each Special Warrant was exercisable without additional consideration to receive a Class A unit consisting of one share of our common stock and one common stock purchase warrant. Each of these warrants, as amended, entitles the holder to purchase one share of our common stock at $1.50 per share at any time during the three year period that commenced on September 27, 2004. Effective October 27, 2004, all of the Special Warrants were exercised resulting in our issuance of 712,250 shares and 712,250 warrants. Pursuant to the offering we were also obligated to pay a 100,000 share work fee to the placement agent, which was paid in March 2005. In January 2005, in connection with a related unit offering, the proceeds of which were also to be utilized for the funding of the acquisition, it became apparent that our unit pricing was too high and that our units of the type underlying the Special Warrants sold in this offering should be sold at $.50 per unit rather than $1.00 per unit. Consequently, in January 2005 we agreed to issue an additional 647,500 units to the offering subscribers, or their designees, at no additional cost, to bring their unit cost down to $.50 per unit. The additional units were issued in March 2005.

In January 2005 we sold an aggregate of 2,330,000 units to 10 persons at $.50 per unit or $1,165,000 on an aggregate basis. Each unit consists of one share of our common stock (the “Unit Shares”) and one common stock purchase warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $1.50 per share at any time during the three year period commencing on January 31, 2005. In connection with these sales we were also obligated to issue 68,000 units to DGM Bank & Trust Inc. as a commission with respect to sales of 680,000 units made through them in the offering (the “DGM Units”). 2,210,000 of the Unit Shares and 56,000 shares comprising part of the DGM Units were issued in March 2005. The remaining 120,000 Unit Shares and 12,000 shares comprising part of the DGM Units were issued in May 2005.

In December 2004 we issued an aggregate of 350,000 shares of our common stock under two consulting agreements.

On January 7, 2005 we issued a $1,000,000 convertible promissory note (the “Note”) paying interest at the rate of 3.9% per annum to Westminster Capital Inc. (“Westminster”) in consideration of $1,000,000. Interest and principal in the Note are due January 1, 2008 subject to prepayment or conversion commencing on or after July 1, 2005. Interest and principal due on the Note are convertible into shares of our common stock at a price of $.50 per share. For each share acquired upon conversion, the holder will also receive one common stock purchase warrant to purchase one share of our common stock at a price of $1.50 per share at any time prior to July 1, 2008. If prior to July 1, 2005 we issue any stock, options, or warrants, other then certain specifically excluded securities issuances, at a price or exercise price of less than $.50 per share, the per share conversion price under the Note will be reduced to the price at which such other securities were sold. Additionally, the Note conversion price is subject to adjustment to give effect to any stock splits, stock dividends, or corporate reorganizations by us prior to conversion or repayment of the Note.

Effective January 31, 2005 in connection with the Teckn-O-Laser Global Company acquisition, 3091503 Nova Scotia Company, an indirect subsidiary of ours, issued an aggregate of 6,500,000 Series I Exchangeable Shares to the former shareholder of Teckn-O-Laser Global Company, each of which is convertible into one share of our common stock. In the same transaction, we issued an aggregate of 6,500,000 shares of our Series A Special Voting Preferred Stock to the holders of the Series I Exchangeable Shares. See Description of Business – Teckn-O-Laser Share Purchase Agreement.

Effective January 31, 2005, in connection with the Teckn-O-Laser Global Company acquisition we issued an aggregate of 244,500 options to 12 Teckn-O-Laser Company employees with an exercise price of $1.57 per share.

Effective January 31, 2005 in connection with the Barrington Bank International Limited Loan Agreement we issued 200,000 shares of our common stock to Barrington Bank International Limited (“Barrington”).

In March 2005 we issued an aggregate of 698,500 shares of our common stock to Manchester Consolidated Corp. (“Manchester”) and its designees as part of the financing fee payable to Manchester for its role in arranging the Teckn-O-Laser Global Company acquisition. 538,500 of these shares were issued directly to Manchester.

In February 2005, we issued 100,000 stock options with an exercise price of $1.50 per share to Agora Investor Relations Corp. (“Agora”) pursuant to our February 1, 2005 Investor Relations Agreement with Agora. The options are exercisable, upon vesting, during the two year period commencing February 1, 2006.

In March 2005 we issued 50,000 shares of our common stock and 150,000 common stock purchase warrants to DGM Bank and Trust Inc. (“DGM”) in satisfaction and settlement of all sums due by us to DGM under our June 22, 2004 Agency Agreement with DGM with respect to equity sales made by us during the term of the Agency Agreement that were not generated by or through DGM.

In March 2005 we issued an aggregate of 500,000 shares our common stock to 2 persons in connection with financial consulting services provided to us principally during the fourth quarter of 2004.

On March 30, 2005 we granted an aggregate of 110,000 stock options, each with an exercise price of $1.06 per share, to our non-employee directors.

In January, 2005 we sold 200,000 units to 1 person at $.50 per unit or $100,000 on an aggregate basis. Each unit consists of one share of our common stock and one common stock purchase warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $1.50 per share at any time during the three year period commencing on January, 2005. The shares comprising part of the units were issued in May 2005.

In June 2005 we issued 100,000 common stock purchase warrants to Loewen, Ondaatje, McCutcheon Limited. Each warrant is exercisable for the purchase of one share of our common stock at a price of $1.50 per share during the 30 month period following issuance.

In connection with our July 21, 2005 Agency Agreement with Loewen, Ondaatje, McCutcheon Limited hereof, and the related offering made thereunder, on July 21, 2005 we issued the following securities:

•	1,707,000 Subscription Receipts; and

•	119,490 Broker Warrants.

Effective September 30, 2005 Westminster Capital Inc., the holder of our January 7, 2005 3.9% 1,000,000 convertible promissory note, converted the principal ($1,000,000) and interest ($28,529) then due thereon, at a conversion price of $.50 per unit, into an aggregate of 2,057,058 units. Each unit consists of one share of our common stock and one common stock purchase warrant each of which is exercisable to purchase an additional share of our common stock at a price of $1.50 per share at any time prior to July 1, 2008. The 2,057,058 shares were issued on December 12, 2005.

On November 4, 2005 we sold 2,400,000 subscription receipts at a price of $.50 per subscription receipt or an aggregate of $1,200,000 to one person, each subscription receipt to be automatically exercised, without payment of any additional consideration, on January 31, 2006 into, subject to adjustment, one unit. Each unit consists of one share of our common stock and one common stock purchase warrant. Each warrant entitles the holder to purchase, subject to adjustment, an additional share of our common stock at a price of $1.25 per share during the period ending at 5:00 p.m. (Toronto time) on May 3, 2007.

On November 4, 2005 we received aggregate loans of $600,000 from three related persons. In consideration thereof, we issued 5% convertible promissory notes due December 31, 2006 (the “Maturity Date”) to Alain Lachambre ($136,198), Yvon Leveille ($328,113) and Manchester Consolidated Corp. ($135,689). Interest and principal on the notes are due on the Maturity Date. The notes can be prepaid by us at any time. If all principal and interest due on the notes are not paid in full on the Maturity Date, the respective holders may, at their sole option, convert the total amount of unpaid principal and interest into shares of our common stock at the rate of $.50 per share.

On November 4, 2005 we entered into a term loan with Turbon International Inc. In connection therewith we issued to Turbon International Inc. a $2,800,000 5% promissory note due October 31, 2008.

In connection with our November 9, 2005 Agency Agreement with Loewen, Ondaatje, McCutcheon Limited and the related offering made thereunder, on November 9, 2005 we issued the following securities:

•	4,000,000 Subscription Receipts; and

•	280,000 Broker Warrants.

In connection with our November 29, 2005 Agency Agreement with Loewen, Ondaatje, McCutcheon Limited and the related offering made thereunder, we issued the following securities:

•	1,400,000 Subscription Receipts; and

•	98,000 Broker Warrants.

On December 12, 2005 we issued 4,392,397 shares of our common stock to one person. The recipient was the assignee of a person entitled to 1,120,000 shares of our common stock as an acquisition fee related to our purchase of shares of Turbon AG and was the assignee of two entities entitled to an aggregate of 3,272,397 shares of our common stock pursuant to a November 4, 2005 agreement between us and these entities in which the entities agreed to a restructuring of our obligations to them under a January 2, 2005 share purchase agreement.

Effective December 31, 2005 we issued an aggregate of 7,960,500 shares of our common stock (the “Shares”) and 7,960,500 warrants (the “Warrants”) to the 13 holders of subscription receipts purchased in our July 21, 2005, November 9, 2005 and November 29, 2005 Regulation S private placement offerings pursuant to the automatic exercise on December 31, 2005 of the subscription receipts. Each Warrant is exercisable to purchase one share of our common stock at a price of $1.25 per share during the 30 month period that commenced on the closing date of the offering in which the overlying subscription receipts were issued. Accordingly, 2,560,500 of the Warrants are exercisable through January 21, 2008; 4,000,000 of the Warrants are exercisable through May 9, 2008; and 1,400,000 of the Warrants are exercisable through May 29, 2008.

Effective December 31, 2005, we issued an aggregate of 557,235 Agent’s Warrants pursuant to the automatic exercise of Broker’s Warrants issued in connection with our July 21, 2005, November 9, 2005 and November 29, 2005 Regulation S private placement offerings. Each Agent’s Warrant entitles the holder thereof to purchase from us one unit (the “Units”) at a price of $.50 per Unit. Each Unit consists of one share of our common stock (the “Shares”) and one common stock purchase warrant (the “Warrants”), each exercisable to purchase one additional share of our common stock (the “Warrant Shares”) at a price of $1.25 per share during the 30 month period that commenced on the closing date of the offering in which the overlying Broker Warrants were issued. Accordingly, 179,235 of the Warrants, if issued, will be exercisable through January 21, 2008, 280,000 of the Warrants, if issued, will be exercisable through May 9, 2008 and 98,000 of the Warrants, if issued, will be exercisable through May 29, 2008.

All of the foregoing issuances were made in reliance on Section 3(a)(9), 4(2) or Regulation S of the Securities Act of 1933, as amended.

Exhibits

Exhibit No.	SEC Report Reference No.	Description

2	2	Plan and Agreement of Reorganization by Merger of Adsero Corp. With and Into Newmarket Strategic Development Corp. Under the Name of Adsero Corp. (1)

3.1	3.1	Articles of Incorporation and Amendments (1)
3.2	3.2	By-Laws (1)
3.3	Appendix A	Certificate of Amendment to the Certificate of Incorporation as filed with the Delaware Secretary of State on March 19, 2004(6)

Exhibit No.	SEC Report Reference No.	Description

4.1	4.1	Certificate of Designation of Registrant creating Series A Special Voting Preferred Stock as filed with the Delaware Secretary of State on January 25, 2005 (3).

4.2	4.2	Form of Option Agreement for TOL Canada Employees (3).
4.3	4.1	Form of Special Warrant (5).
4.4	4.2	Form of Warrant Certificate (5).
4.5	4.3	Warrant Indenture (5).
4.6	4.1	Form of Subscription Receipt (9).
4.7	4.2	Form of Broker Warrant (9).
4.8	4.1	Form of Subscription Receipt for November 4, 2005 Private Placement (10).
4.9	4.2	Form of Warrant for November 4, 2005 Private Placement (10).
4.1	4.3	Form of Broker Warrant for November 4, 2005 Private Placement (10).
4.11	4.1	Subscription Receipt Certificate dated November 29, 2005 (11).
4.12	4.2	Broker Warrant Certificate dated November 29, 2005 (11).
5		Opinion of Counsel.
9	9	Agreement for Sale and Purchase of Assets of Assembly Services Unlimited, Inc. d/b/a Wildan Services and Membership Certificates of Brittany LLC and Plan of Reorganization (1)

10.1	10.1	Exclusive Agreement for Distribution of Product (1)
10.2	10.2	Employment Agreements: William E. Gallagher (1) Robert Sinatra (1)
10.3	10.3	Consulting Agreement dated as of January 6, 2003 between Registrant and BBP Consulting (2).

10.4	10.4	Consulting Agreement dated as of January 6, 2003 between Registrant and Manchester Administrative Services Inc. (2)

10.5	10.5	Exclusive Financial Advisor Agreement dated January 1, 2004 between Registrant and Manchester Consolidated Corp. (2)

Exhibit No.	SEC Report Reference No.	Description

10.6	10.6	$250,000 Promissory Note of Registrant dated January 1, 2004 issued to BG Capital Group Bahamas Ltd. (2)

10.7	10.1

Share Purchase Agreement dated as of January 2, 2005 among Registrant, YAC Corp., Teckn-O-Laser Company, 3091503 Nova Scotia Company, Teckn-O-Laser Global Company, 3091732 Nova Scotia Company and the Shareholders of Teckn-O-Laser Global Company (3).

10.8	10.2

Series I Exchangeable Shares Voting and Exchange and Support Agreement dated as of January 2, 2005 among Registrant, YAC Corp., 3091732 Nova Scotia Company, 3091503 Nova Scotia Company and the persons holding Exchangeable Shares of 3091503 Nova Scotia Company(3).

10.9	10.3

Series II Exchangeable Shares Voting and Exchange and Support Agreement dated as of January 2, 2005 among Registrant, YAC Corp., 3091732 Nova Scotia Company, 3091503 Nova Scotia Company and the persons holding Exchangeable Shares of 3091503 Nova Scotia Company(3).

10.1	10.4

Preferred Share Purchase and Support Agreement dated as of January 2, 2005 among Registrant, YAC Corp., 3091732 Nova Scotia Company, 3091503 Nova Scotia Company and the persons holding Preferred Shares of 3091503 Nova Scotia Company(3).

10.11	10.5	Share Purchase Agreement dated as of January 1, 2005 among Registrant, Teckn-O-Laser Global Inc., and Teckn-O-Laser USA Inc. (3).

10.12	10.6	Lock Up Agreement dated as of January 2, 2005 among 9144-6773 Quebec, Inc., 9144-6906 Quebec, Inc., 3091503 Nova Scotia Company, Registrant, YAC Corp., and 3091732 Nova Scotia Company (3).

10.13	10.7	Employment Agreement dated January 31, 2005 among Teckn-O-Laser Company, Alain Lachambre and Registrant (3).

10.14	10.8	Employment Agreement dated January 31, 2005 among Teckn-O-Laser Company, Yvon Leveille and Registrant (3).

10.15	10.9

Loan Agreement dated as of January 26, 2005 among Teckn-O-Laser Company, Registrant, YAC Corp., 3091503 Nova Scotia Company, 3091732 Nova Scotia Company, Teckn-O-Laser Global Company, Teckn-O-Laser USA Inc. and Barrington Bank International Limited (3).

10.16	10.1	Pledge and Security Agreement dated as of January 26, 2005 between Registrant and Barrington Bank International Limited (3).

10.17	10.11	Guaranty Agreement dated as of January 26, 2005 among Registrant, YAC Corp., Teckn-O-Laser USA Inc., and Barrington Bank International Limited (3).

Exhibit No.	SEC Report Reference No.	Description

10.18	10.12

Funding and Pay Off Agreement dated as of January 31, 2005 among Teckn-O-Laser Global Company, Teckn-O-Laser Company, Teckn-O-Laser USA Inc., Yvon Leveille, Alain Lachambre, Celine Plourde, Registrant, YAC Corp., 3091732 Nova Scotia Company, 3091503 Nova Scotia Company, Caisse de depot et placement du Quebec, and Barrington Bank International Limited (3).

10.19	10.13	Security Agreement dated as of January 26, 2005 between Registrant and Barrington Bank International Limited (3).

10.2	10.1	Agency Agreement dated June 22, 2004 between Registrant and DGM Bank & Trust Inc. (4)

10.21	10.21	Convertible $1,000,000 Promissory Note of Registrant dated January 7, 2005 issued to Westminster Capital, Inc. (7)

10.22	10.22	Consulting Agreement dated as of January 7, 2005 between Registrant and Gregory Belzberg. (7)

10.23	10.23	Consulting Agreement dated as of January 7, 2005 between Registrant and Westminster Capital, Inc. (7)

10.24	10.1	Strategic Supply Agreement effective as of June 22, 2005 between Registrant and Turbon AG. (8)

10.25	10.2	Letter Agreement dated June 22, 2005 between Registrant and Loewen, Ondaatje, McCutcheon Limited. (8)

10.26	10.3	Share Purchase Agreement dated as of June 22, 2005 between Registrant and Turbon AG. (8)

10.27	10.4	Letter Agreement dated June 22, 2005 between Registrant and NCR Corporation (on behalf of NCR Gmbh). (8)

10.28	10.5	Letter Agreement dated as of June 21, 2005 between Registrant and Holger Brueckmann-Turbon. (8)

10.29	10.6	Letter Agreement dated as of June 21, 2005 between Registrant and Gothaer Lebensversicherung AG. (8)

10.3	10.1	Agency Agreement dated July 21, 2005 between Registrant and Loewen, Ondaatje, McCutcheon Limited. (9)

10.31	10.2	Form of Lock Up Agreement. (9)
10.32	10.1	Restructuring Agreement dated November 4, 2005 among Registrant, 9144-6773 Quebec Inc. and 9144-6906 Quebec Inc. (10)

Exhibit No.	SEC Report Reference No.	Description

10.33	10.2	Loan Agreement with Turbon International Inc. and Teckn-O-Laser Global Company dated November 4, 2005. (10)

10.34	10.3	$2,800,000 Term Loan Promissory Note dated November 4, 2005. (10)
10.35	10.4	Form of Credit Line Promissory Note with Turbon International Inc. (10)
10.36	10.5	Loan Guarantee of Teckn-O-Laser Global Company dated November 4, 2005. (10)

10.37	10.6	Promissory Note dated November 4, 2005 issued to Yvon Leveille. (10)
10.38	10.7	Promissory Note date November 4, 2005 issued to Alan Lachambre. (10)
10.39	10.8	Promissory Note date November 4, 2005 issued to Manchester Consolidated Corp. (10)

10.4	10.9	Agency Agreement dated November 9, 2005 between Registrant and Loewan Ondaatje McCutcheon Limited. (10)

10.41	10.1	Agreement of Lease between Sreit (Central No. 3) Ltd and Teckn-O-Laser Company. (10)

10.42	10.1	Agency Agreement, dated November 29, 2005 between registrant and Loewen, Ondaatje, McCutcheon Limited. (11)

(1)	Incorporated by reference to Registrant’s Form 10 (SEC File No.: 0-31040) as filed on February 9, 2001.

(2)

Filed with the Securities and Exchange Commission on April 26, 2004 as an exhibit, numbered as indicated above, to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003, which exhibit is incorporated herein by reference.

(3)

Filed with the Securities and Exchange Commission on February 4, 2005 as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated January 31, 2005, which exhibit is incorporated herein by reference.

(4)

Filed with the Securities and Exchange Commission on August 26, 2004 as an exhibit, numbered as indicated above, to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004, which exhibit is incorporated herein by reference.

(5)

Filed with the Securities and Exchange Commission on October 1, 2004, as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated September 27, 2004, which exhibit is incorporated herein by reference.

(6)

Filed with the Securities and Exchange Commission on February 23, 2004 as an exhibit, numbered as indicated above to the Registrant’s Definitive Information Statement dated February 23, 2004, which exhibit is incorporated herein by reference.

(7)

Filed with the Securities and Exchange Commission on April 18, 2005 as an exhibit, numbered as indicated above, to the Registrant’s Annual Report Form 10-KSB for the year ended December 31, 2004, which exhibit is incorporated herein by reference.

(8)

Filed with the Securities and Exchange Commission on June 28, 2005 as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated June 22, 2005, which exhibit is incorporated herein by reference.

(9)

Filed with the Securities and Exchange Commission on July 28, 2005 as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated July 21, 2005, which exhibit is incorporated herein by reference.

(10)

Filed with the Securities and Exchange Commission on November 23. 2005 as an exhibit, numbered as indicated above, to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005, which exhibit is incorporated herein by reference.

(11)

Filed with the Securities and Exchange Commission on December 2, 2005 as exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated November 29, 2005, which exhibit is incorporated herein by reference.

Undertakings

We hereby undertake:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the formation set forth in the registration statement; and

(iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(a)(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(a)(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Sainte Julie, Province of Quebec on January 31, 2006.

ADSERO CORP.

By:	/s/ William Smith

William Smith, Secretary, Treasurer, and
Chief Financial and Officer

In accordance with the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

Signature and Title

/s/ Yvon Leveille	Date: January 31, 2006

Yvon Leveille, President, Chief Executive Officer and Director

/s/ William Smith	Date: January 31, 2006

William Smith, Secretary, Treasurer, Chief Financial and Accounting Officer and Director

/s/ Wayne Maddever	Date: January 31, 2006

Wayne Maddever, Director

/s/ Donald Page	Date: January 31, 2006

Donald Page, Director